                                 SCHEDULE 14A

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement        [_]CONFIDENTIAL, FOR USE OF THE SEC
                                          ONLY (AS PERMITTED BY RULE 14a-
                                          6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DDL ELECTRONICS, INC.
_______________________________________________________________________________
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

_______________________________________________________________________________
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [_] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
  11.

  (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value per share, of DDL Electronics, Inc. ("DDL Common Stock")

_______________________________________________________________________________
  (2) Aggregate number of securities to which transaction applies: 9,000,000 shares of DDL Common Stock to be issued in exchange for all the outstanding shares of Common Stock of Jolt Technology, Inc.

_______________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The average of the high and low prices of DDL Common Stock, as reported by the New York Stock Exchange for December 17, 1997, was $.78 per share.

_______________________________________________________________________________
  (4) Proposed maximum aggregate value of transaction:

_______________________________________________________________________________
  (5) Total fee paid:

_______________________________________________________________________________
  [X] Fee paid previously with preliminary materials:

                                    $1,404
_______________________________________________________________________________
  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

_______________________________________________________________________________
  (1) Amount Previously Paid:

_______________________________________________________________________________
  (2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
  (3) Filing Party:

_______________________________________________________________________________
  (4) Date Filed:

_______________________________________________________________________________

                       [LOGO OF DDL ELECTRONICS, INC.]

                               2151 ANCHOR COURT
                 NEWBURY PARK, CALIFORNIA 91320 (805) 376-9415

                                                                  June 12, 1998

DEAR FELLOW STOCKHOLDER,

  The annual stockholders meeting of DDL Electronics, Inc. will be held at 10:00 a.m. Pacific time on June 26, 1998 at DDL's corporate offices located at 2151 Anchor Court, Newbury Park, California 91320.

  At this meeting, stockholders will be asked to approve the following proposals:

  . Issuance of 9,000,000 shares of DDL's common stock for the acquisition of Jolt Technology, Inc.

  . Increase in authorized shares of common stock from 50 million to 75 million shares to facilitate additional acquisitions

  . Election of two directors

  Detailed information on all three proposals is contained in the accompanying proxy statement.

  Jolt Technology is an electronic manufacturing services (EMS) provider located in Fort Lauderdale, Florida. Jolt has earned an excellent reputation in the EMS industry for quality, on-time delivery and customer satisfaction. Although Jolt's revenues are relatively small compared to DDL's, Jolt's operating income is expected to contribute substantially to DDL's bottom line. The acquisition of Jolt will also provide DDL with a strategic presence in the Southeastern U.S. and is expected to be accretive to DDL's earnings per share.

  In addition to the foregoing benefits, Jolt Technology will make DDL a stronger company, thereby improving its ability to acquire additional EMS providers. For this reason, the acquisition of Jolt is of vital strategic importance to DDL. I URGE YOU TO VOTE FOR THE ACQUISITION OF JOLT TECHNOLOGY, FOR THE INCREASE IN AUTHORIZED SHARES, AND FOR THE ELECTION OF THE TWO DIRECTORS. PLEASE COMPLETE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON A POSSIBLE.

  DDL's management team has worked hard over the past two years to turn the Company around. I am encouraged by the progress made to date, and very excited about DDL's future. At the annual meeting I will present an overview of DDL's recent financial and operating performance, business development and growth plans. I hope to see you there.

                                          Sincerely,

                                          /s/ Gregory L. Horton
                                          Gregory L. Horton
                                          President and Chief Executive
                                           Officer

 IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING IN PERSON, PLEASE RSVP BY CALLING DDL TOLL-FREE AT 1-877-376-2595.

                             DDL ELECTRONICS, INC.

                        [LOGO OF DDL ELECTRONICS, INC.]

               2151 ANCHOR COURT, NEWBURY PARK, CALIFORNIA 91320

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 26, 1998

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") of DDL Electronics, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company located at 2151 Anchor Court, Newbury Park, California 91320, at 10:00 a.m., local time, on June 26, 1998, to consider and vote on the following matters:

1. A proposal to approve the issuance of 9,000,000 shares of the Company's common stock ("Common Stock") pursuant to that certain Agreement and Plan of Merger dated as of May 28, 1998 (the "Agreement") among the Company, Jolt Technology, Inc., a Florida corporation ("Jolt"), Jolt Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Messrs. Thomas M. Wheeler and Mitchell Morhaim and Ms. Charlene A. Gondek, pursuant to which Jolt will merge with and into Sub and each share of common stock of Jolt will be converted into the right to receive 435.6244 shares of Common Stock of the Company (the "Issuance of the Merger Consideration"). A copy of the Agreement is attached to the accompanying Proxy Statement as Appendix A.

2. A proposal to amend the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 50,000,000 to 75,000,000 (the "Increase in Authorized Shares").

3. A proposal to elect one Class I Director to serve for a term of two years and one Class II Director to serve for a term of three years or in each case until their successors are duly elected and qualified (the "Election").

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors of the Company has fixed May 26, 1998 as the record date for the 1997 Annual Meeting. Only holders of Common Stock of record at the close of business on that date are entitled to receive notice of and vote at the 1997 Annual Meeting or at any adjournment thereof. The presence in person or by proxy of a majority of the outstanding shares of Common Stock of the Company will constitute a quorum for the conduct of business at the 1997 Annual Meeting. The affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock at the 1997 Annual Meeting is required to approve each of the Issuance of the Merger Consideration and the Increase in Authorized Shares and to effect the Election.

  Management sincerely hopes that you will attend the meeting. However, you are requested to fill in, date, and sign the enclosed form of proxy and mail it to the Company whether or not you expect to attend the meeting in person. The prompt return of your proxy in the envelope enclosed for that purpose will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The proxy may be revoked at the meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy.

                                      By Order of the Board of Directors

                                      /s/ Richard K. Vitelle

                                      Richard K. Vitelle
June 12, 1998                         Vice President and Secretary

 PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING.

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF THE MERGER CONSIDERATION AND THE INCREASE IN AUTHORIZED SHARES AT THE 1997 ANNUAL MEETING AND "FOR" THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

                                PROXY STATEMENT

                             DDL ELECTRONICS, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998

  This Proxy Statement is being furnished to the holders of shares (the "Stockholders") of common stock of the Company (the "Common Stock") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 1997 Annual Meeting of the Stockholders, or any adjournment or postponement thereof (the "1997 Annual Meeting"), to be held on June 26, 1998 at 10:00 a.m., local time, at the offices of the Company at 2151 Anchor Court, Newbury Park, California 91320. At the 1997 Annual Meeting, the Stockholders of the Company will be asked to consider and vote upon (1) a proposal to issue 9,000,000 shares of Common Stock of the Company pursuant to that certain Agreement and Plan of Merger dated as of May 28, 1998 (the "Agreement") among the Company, Jolt Technology, Inc., a Florida corporation ("Jolt"), Jolt Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Messrs. Thomas M. Wheeler and Mitchell Morhaim and Ms. Charlene A. Gondek (the "Jolt Shareholders") (2) a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 50,000,000 to 75,000,000 and (3) a proposal to elect one Class I Director and one Class II Director of the Company. See "1997 Annual Meeting."

  Upon consummation (the "Effective Time") of the merger of Jolt with and into Sub pursuant to the Agreement (the "Merger"), each of the outstanding shares of common stock, par value $1.00 per share, of Jolt (the "Jolt Common Stock") will be converted into 435.6244 shares of Common Stock. The Common Stock is being offered and sold to the Jolt Shareholders in a private placement, exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to register such Common Stock for resale by the Jolt Shareholders as soon as possible following the Effective Time and to file a registration statement covering such resales not later than sixty (60) days following the Effective Time. See "The Merger--Restrictions on Resales of Common Stock."

  The last sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on May 28, 1998 was $ 5/8 per share and on July 1, 1997, the last trading day preceding public announcement of the proposed Merger, was $1 3/16 per share. There can be no assurance as to the actual price of the Common Stock prior to, at or at any time following, the Effective Time.

  THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 12, 1998.

  SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN EVALUATING THE MERGER.

                               ----------------

              THE DATE OF THIS PROXY STATEMENT IS JUNE 12, 1998.

                               ----------------

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................  iv
SUMMARY.....................................................................   1
 General....................................................................   1
 The Companies..............................................................   1
 The 1997 Annual Meeting and Vote Required..................................   1
 The Merger.................................................................   2
 Conditions to the Merger...................................................   2
 Recommendations of the Board...............................................   2
 Opinion of the Company's Financial Adviser.................................   2
 Effective Time of the Merger...............................................   3
 Termination; Expenses......................................................   3
 Waiver; Amendment..........................................................   3
 Certain Federal Income Tax Consequences....................................   3
 Interests of Certain Persons in the Merger.................................   3
 Accounting Treatment.......................................................   4
 Appraisal Rights...........................................................   4
 Restrictions on Resales of Common Stock....................................   4
 Risk Factors...............................................................   4
 Regulatory Approvals.......................................................   4
 Share Information and Market Prices........................................   4
 Comparative Historical and Pro Forma Per Share Data........................   5
RISK FACTORS................................................................   7
 Risks Associated with the Prospective Merger...............................   7
 Risks Associated with Both the Company and Jolt............................   7
 Risks Associated with the Company..........................................   8
THE 1997 ANNUAL MEETING.....................................................  11
 General....................................................................  11
 Matters to be Considered...................................................  11
 Solicitation of Proxies....................................................  11
 Record Date and Voting Rights..............................................  12
 Recommendation of the Board................................................  12
 Other Matters..............................................................  13
PRICE RANGE OF THE COMMON STOCK.............................................  13
PROPOSAL ONE--THE MERGER....................................................  14
 Description of the Merger..................................................  14
 Background of the Merger...................................................  14
 Reasons of the Company for the Merger......................................  15
 Certain Projections........................................................  17
 Opinion of the Company's Financial Advisor.................................  18
 The Effective Time.........................................................  21
 Conditions to the Merger...................................................  21
 Representations and Warranties.............................................  23
 Certain Covenants..........................................................  23
 Termination; Expenses......................................................  23
 Waiver; Amendment..........................................................  24
 Indemnification............................................................  24
 Certain Federal Income Tax Consequences....................................  24
 Interests of Certain Persons in the Merger.................................  26
 Accounting Treatment.......................................................  26
 Restrictions on Resales of Common Stock....................................  26

 Appraisal Rights..........................................................  27
 Regulatory Approvals......................................................  27
SELECTED FINANCIAL DATA OF THE COMPANY.....................................  28
SELECTED HISTORICAL FINANCIAL DATA OF JOLT.................................  29
SELECTED PRO FORMA COMBINED FINANCIAL DATA.................................  32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF THE COMPANY.................................................  33
 Introductory Statement....................................................  33
 Quasi-Reorganization......................................................  33
 Results of Operations.....................................................  34
 Nine Months Ended March 31, 1998 vs. Nine Months Ended March 31, 1997.....  34
 Fiscal 1997 vs. Fiscal 1996...............................................  35
 Fiscal 1996 vs. Fiscal 1995...............................................  36
 Recent Accounting Pronouncements..........................................  37
 Inflation.................................................................  38
 Liquidity and Capital Resources...........................................  38
 Cautionary Statement as to Forward-Looking Information....................  39
JOLT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS.....................................................  40
 Introductory Statement....................................................  40
 Results of Operations.....................................................  41
 Three Months Ended March 31, 1998 vs. Three Months Ended March 31, 1997...  41
 Fiscal 1997 vs. Fiscal 1996...............................................  41
 Fiscal 1996 vs. Fiscal 1995...............................................  42
 Liquidity and Capital Resources...........................................  42
 Cautionary Statement as to Forward-Looking Information....................  43
CERTAIN INFORMATION REGARDING THE COMPANY..................................  43
 European PCB Operations...................................................  43
 EMS Contracts.............................................................  44
 Directors and Executive Officers..........................................  46
 Board Meetings and Committees.............................................  47
 Directors' Fees and Other Transactions....................................  48
 Section 16(a) Beneficial Ownership Reporting Compliance...................  48
 Summary Compensation Table................................................  48
 Option Grants in Fiscal Year Ended June 30, 1997..........................  49
 Aggregated Option Exercises in Fiscal 1997 and Fiscal Year-End Option
  Values...................................................................  49
 Ten-Year Option/SAR Repricings............................................  49
 Employment Agreements and Executive Severance Arrangements................  49
 Report of the Compensation Committee......................................  50
 Compensation Committee Interlocks and Insider Participation...............  51
 Stock Performance Graph...................................................  52
 Principal Stockholders of the Company.....................................  53
 Certain Relationships and Related Transactions............................  54
CERTAIN INFORMATION REGARDING JOLT.........................................  54
 Industry Overview.........................................................  54
 Business Strategy.........................................................  55
 Customers, Marketing and Sales............................................  56
 Manufacturing Services and Engineering....................................  56
 Technology Development....................................................  57
 Competition...............................................................  57
 Employees.................................................................  57
 Principal Shareholders of Jolt............................................  58

 Summary Compensation Table.................................................  58
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY.................................  59
 Common Stock...............................................................  59
 Preferred Stock............................................................  59
PROPOSAL TWO--AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.......  60
PROPOSAL THREE--ELECTION OF DIRECTORS.......................................  61
STOCKHOLDER PROPOSALS.......................................................  62
EXPERTS.....................................................................  62
INDEPENDENT PUBLIC ACCOUNTANTS..............................................  62
INDEX TO FINANCIAL STATEMENTS............................................... F-1
APPENDIX A--Agreement and Plan of Merger.................................... A-1
APPENDIX B--Fairness Opinion of Needham & Company, Inc...................... B-1

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, SUB, JOLT OR THE JOLT SHAREHOLDERS. INFORMATION CONTAINED IN THIS PROXY STATEMENT REGARDING THE COMPANY AND PRO FORMA FINANCIAL INFORMATION HAS BEEN FURNISHED BY THE COMPANY, AND INFORMATION HEREIN REGARDING JOLT HAS BEEN FURNISHED BY JOLT.

  THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS. SEE "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY" AND "JOLT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. The SEC maintains a World Wide Web Site (http://www.sec.gov), which contains reports, proxy and information statements and other information filed electronically through the SEC's Electronic Data Gathering Analysis and Retrieval System (known as "EDGAR"). Copies of all or any part of such materials may be obtained from any such office upon payment of the fees prescribed by the SEC. Such information may also be inspected at the offices of the Pacific Exchange at 233 South Beaudry Avenue, Los Angeles, California 90012.

  This Proxy Statement constitutes an annual report to security holders pursuant to Rule 14a-3 under the Exchange Act. The Company will provide without charge, to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All such requests should be directed to DDL Electronics, Inc., 2151 Anchor Court, Newbury Park, California, 91320, Attention: Richard K. Vitelle.

                                    SUMMARY

  THE FOLLOWING IS A SUMMARY OF ALL MATERIAL ASPECTS OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND IN THE APPENDICES HERETO. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

GENERAL

  This Proxy Statement, notice of the 1997 Annual Meeting to be held on June 26, 1998 and form of proxy solicited in connection therewith are first being mailed to Stockholders on or about June 12, 1998. At the 1997 Annual Meeting, holders of shares of Common Stock will consider and vote on proposals to issue 9,000,000 shares of Common Stock in connection with the Merger, to amend the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock from 50,000,000 to 75,000,000 and to elect one director in each of Class I and Class II of the Company. A copy of the Agreement is attached hereto as Appendix A and is incorporated herein by this reference. See "The 1997 Annual Meeting."

THE COMPANIES

  The Company. The Company is an independent provider of electronic manufacturing services ("EMS") for electronic equipment manufacturers. The Company also manufacturers printed circuit boards ("PCBs") for use primarily in the computer, communications and instrumentation industries. Its PCB facilities are located in Northern Ireland while its EMS facilities are located in Northern Ireland and Southern California. The principal executive office of the Company is located at 2151 Anchor Court, Newbury Park, California 91320. Its telephone number is (805) 376-9415.

  Sub. Sub is a Delaware corporation and wholly-owned subsidiary of the Company. It was recently organized by the Company for the purpose of effecting the acquisition of Jolt. Sub has no material assets and has not engaged in any activities except in connection with the proposed acquisition of Jolt.

  Jolt. Jolt is an independent provider of customized integrated EMS, including turnkey electronic assembly and manufacturing management services, to original equipment manufacturers ("OEMs") in the electronics industry. Jolt's electronic manufacturing services consist primarily of the manufacture of complex PCB assemblies using surface mount technology ("SMT") and pin through-hole ("PTH") interconnection technologies. Jolt, a Florida corporation, was organized in 1989. Its principal executive office is located at 6801 N.W. 15th Avenue, Ft. Lauderdale, FL 33309. Its telephone number is (954) 968-8526.

THE 1997 ANNUAL MEETING AND VOTE REQUIRED

  The 1997 Annual Meeting of Stockholders will be held on June 26, 1998, at the offices of the Company located at 2151 Anchor Court, Newbury Park, California 91320, commencing at 10:00 a.m., local time. At that time, the Stockholders will be asked to consider and vote upon (i) the issuance of shares of Common Stock in connection with the Merger (the "Issuance of the Merger Consideration"), (ii) an amendment to the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock from 50,000,000 to 75,000,000 (the "Increase in Authorized Shares") and (iii) the election of one Class I Director and one Class II Director of the Company (the "Election"). The record holders of Common Stock at the close of business on May 26, 1998 (the "Record Date") are entitled to notice of and to vote at the 1997 Annual Meeting. On the

Record Date, there were approximately 1,500 holders of record of Common Stock and 24,613,666 shares of Common Stock outstanding.

  The presence, in person or by proxy, at the 1997 Annual Meeting of the holders of a majority of the shares of Common Stock outstanding is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock voted with respect to the Issuance of the Merger Consideration is required to approve the Issuance of the Merger Consideration. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required to approve the Increase in Authorized Shares. Under the laws of the State of Delaware and the provisions of the Company's Certificate of Incorporation, all Stockholders are entitled to cumulate their votes in the election of directors. Under the Delaware General Corporation Law, as amended (the "DGCL"), and the Company's Certificate of Incorporation, the nominees for election as directors who receive the greatest number of votes cast for election of directors shall be elected as directors. As of December 4, 1997, directors and executive officers of the Company beneficially owned 3,340,294 shares of Common Stock, or approximately 13.6% of the shares entitled to vote at the 1997 Annual Meeting. It is currently expected that each such director and executive officer of the Company will vote the shares of Common Stock owned by him or her to effect the Election and to approve the Issuance of the Merger Consideration and the Increase in Authorized Shares. See "The 1997 Annual Meeting."

THE MERGER

  In the Merger, subject to the terms of the Agreement, Jolt will merge with and into Sub, with Sub being the surviving corporation (as such, the "Surviving Subsidiary"). Each share of Jolt Common Stock outstanding at the Effective Time will be converted into the right to receive 435.6244 shares of Common Stock (the "Merger Consideration"). Each share of Common Stock outstanding prior to the Merger will continue to be outstanding after the Effective Time. Each share of Sub common stock will be converted into one share of common stock of the Surviving Subsidiary. See "The Merger--Description of the Merger."

CONDITIONS TO THE MERGER

  The obligations of the Company and Jolt to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, approval of the Issuance of the Merger Consideration by the Stockholders and receipt of financial statements of Jolt meeting certain minimum criteria. See "The Merger--Conditions to the Merger."

RECOMMENDATIONS OF THE BOARD

  The Board has nominated the individuals who are the subject of the Election and has approved the Agreement and the transactions contemplated thereby. The Board believes that The Agreement, the Merger, the Issuance of the Merger Consideration and the Increase in Authorized Shares are in the best interests of the Company and its stockholders and recommends that such stockholders vote "for" the director nominees and "for" approval of the Issuance of the Merger Consideration and the Increase in Authorized Shares. Certain members of the Board had conflicts of interest in voting to approve the Agreement, the Merger and the Issuance of the Merger Consideration and in recommending the Issuance of the Merger Consideration. See "The Merger--Interests of Certain Persons in the Merger" for a more detailed discussion. For a discussion of the factors considered by the Board in reaching certain of its conclusions, see "The Merger--Opinion of the Company's Financial Advisor."

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  Needham & Company, Inc. ("Needham") has acted as the Company's financial advisor in connection with the Merger and has delivered its written opinion to the Board dated November 25, 1997 to the effect that, as of such date and subject to certain assumptions and other matters described therein, the consideration to be paid by the Company in the Merger is fair to the Company from a financial point of view. The full text of Needham's opinion, which sets forth the assumptions made, matters considered, and limitations on and scope of the review undertaken, is attached as Appendix B to this Proxy Statement and should be read carefully in its entirety. Needham's opinion is directed only to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company in the Merger, does not address any other aspect of the Merger and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote at the 1997 Annual Meeting. See "The Merger--Opinion of the Company's Financial Advisor."

EFFECTIVE TIME OF THE MERGER

  As soon as practicable after satisfaction or waiver of the conditions to the obligations of the Company, Sub and Jolt to consummate the Merger as set forth in the Agreement, they will effect the Merger by causing the filing of (i) a Certificate of Merger with the Secretary of State of the State of Delaware and
(ii) Articles of Merger with the Department of State of the State of Florida. The Effective Time will occur at the time of such filings or at such later time as may be specified in such filings with the prior written consent of the Company, Sub and Jolt. See "The Merger--The Effective Time."

TERMINATION; EXPENSES

  The Agreement may be terminated at any time prior to the Effective Time by written consent of the Company and Jolt or if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and non-appealable. Each party to the Agreement has agreed to bear all expenses incurred by it in connection with the Agreement and the transactions contemplated thereby. See "The Merger Termination; Expenses."

WAIVER; AMENDMENT

  The Company and Sub, on the one hand, or Jolt and the Jolt Shareholders, on the other hand, may by a signed writing (i) extend the time for performance of any of the obligations of the other, (ii) waive any inaccuracies in the representations and warranties contained in the Agreement or in any document delivered thereto or (iii) waive compliance with any of the agreements or conditions contained therein. The Agreement may not be amended except by an instrument in writing signed on behalf of the parties thereto.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  It is expected that the Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Company, Jolt and Sub will each be a "party to a reorganization" as such phrase is described in
Section 368(b) of the Code. The Company will recognize no gain or loss for federal income tax purposes on the issuance of its Common Stock in exchange for the Jolt Common Stock. The Jolt Shareholders will recognize no gain or loss for federal income tax purposes by reason of conversion of the shares of Jolt Common Stock into the shares of Common Stock to be received at the Effective Time. The foregoing is a brief summary of certain of the material federal income tax consequences of the Merger and is qualified in its entirety by the discussion in "The Merger-- Certain Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  As described under "The Merger--Interests of Certain Persons in the Merger," certain officers or directors of the Company and Jolt have interests in the Merger, apart from their interests as stockholders. In addition, certain members of the Board had conflicts of interest in voting to approve the Agreement, the Merger and the Issuance of the Merger Consideration and in recommending that the Stockholders approve the Issuance of the Merger Consideration. On June 30, 1997, the Company borrowed $2,000,000 from Mr. Thomas M. Wheeler, a private investor. The Company agreed to give Mr. Wheeler two seats on its Board, which seats were filled by Mr. Wheeler and Charlene A. Gondek. As a condition to obtaining the $2,000,000 loan from Mr. Wheeler, the Company also agreed to acquire, subject to the satisfaction of certain conditions, all of the issued and outstanding shares of Jolt. Failure to consummate the Merger will not result in a breach of the Wheeler Note; in such case, the Wheeler Note will be due and payable in full on February 1, 1999. Upon consummation of the Merger, the maturity date of the Wheeler Note will be extended from February 1, 1999 to October 31, 1999. In addition to his current holdings of Jolt common stock, Mr. Wheeler will receive, immediately before the Merger, 10,660 shares of Jolt common stock in exchange for the discharge of indebtedness of approximately $2,050,000 owed by Jolt to Mr. Wheeler. As shareholders of Jolt, Mr. Wheeler and Ms. Gondek will receive shares of Common Stock as Merger Consideration if the Stockholders approve the Issuance of the Merger Consideration and all other conditions to the consummation of the Merger are either satisfied or waived. Mitchell Morhaim, President and a shareholder of Jolt, will be a party to a five-year employment agreement with the Company.

ACCOUNTING TREATMENT

  The Merger is expected to be accounted for as a "pooling of interests" under generally accepted accounting principles. See "The Merger--Accounting Treatment."

APPRAISAL RIGHTS

  The Stockholders have no appraisal rights relative to the Merger or the Issuance of the Merger Consideration. If the Merger is consummated, then Jolt Shareholders who do not vote in favor of the Merger will be entitled to certain appraisal rights under Florida law with respect to their shares of Jolt Common Stock for which they properly perfect such rights. Under the Agreement, however, the Company is not obligated to consummate the Merger if any of the Jolt Shareholders have exercised appraisal rights.

RESTRICTIONS ON RESALES OF COMMON STOCK

  The shares of Common Stock to be issued to the Jolt Shareholders in the Merger have not been registered under the Securities Act. The Common Stock is being offered and sold to the Jolt Shareholders in a private placement, exempt from registration under the Securities Act. The Company has agreed to register such Common Stock for resale by the Jolt Shareholders as soon as possible following the Effective Time and to file a registration statement covering such resales no later than sixty (60) days following the Effective Time. See "The Merger--Restrictions on Resales of Common Stock."

RISK FACTORS

  An investment in the Company, and the Merger itself, are subject to a variety of risk factors. See "Risk Factors."

REGULATORY APPROVALS

  No federal or state regulatory requirements must be complied with and no such regulatory approvals must be obtained as a condition to consummation of the Merger. See "The Merger--Regulatory Approvals."

SHARE INFORMATION AND MARKET PRICES

  The Common Stock is traded on the NYSE under the symbol "DDL." As of the Record Date, there were 24,613,666 shares of Common Stock outstanding, held by approximately 1,500 holders of record.

  The following table sets forth the last sale price reported by the NYSE for shares of Common Stock on July 1, 1997, the last trading day preceding public announcement of the proposed merger, and on May 28, 1998.

                                                      COMMON
                                                       STOCK
                                                      -------
           July 1, 1997.............................. $1 3/16
           May 28, 1998.............................. $   5/8

  For additional information regarding the market prices of the Common Stock, see "Price Range of the Common Stock."

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

  Set forth below are basic and diluted income (loss) per share before extraordinary item, cash dividends declared per share and book value per share of the Company and Jolt on a historical basis, an unaudited pro forma combined basis and on a per share equivalent pro forma basis. The information set forth below should be read in conjunction with the financial statements of the Company and Jolt that are included in this Proxy Statement.

                                           NINE MONTHS FISCAL YEAR ENDED JUNE
                                              ENDED             30,
                                            MARCH 31,  ------------------------
                                              1998      1997     1996    1995
                                           ----------- -------  ------  -------
                                           (UNAUDITED)
DDL ELECTRONICS, INC. (HISTORICAL):
Basic and diluted income (loss) per share
 before extraordinary item...............    $ (0.01)  $ (0.07) $(0.04) $ (0.15)
Cash dividends declared per share........        --        --      --       --
Book value per share (end of period).....       0.26      0.24
                                           NINE MONTHS   FISCAL YEAR ENDED
                                              ENDED         DECEMBER 31,
                                            MARCH 31,  ------------------------
                                              1998      1997     1996    1995
                                           ----------- -------  ------  -------
JOLT TECHNOLOGY, INC. (HISTORICAL-
 UNAUDITED, EXCEPT 1996):
Basic and diluted income per share before
 extraordinary item (1)..................    $ 47.80   $ 50.50  $53.54  $ 27.65
Cash dividends declared per share (2)....        --        --      --       --
Book value per share (end of period).....     (12.40)   (32.60)
                                           NINE MONTHS
                                              ENDED        FISCAL YEAR (3)
                                            MARCH 31,  ------------------------
                                              1998      1997     1996    1995
                                           ----------- -------  ------  -------
PRO FORMA COMBINED (UNAUDITED):
Basic and diluted income (loss) per share
 before extraordinary item (4)...........    $  0.03   $ (0.02) $ (.01) $ (0.09)
Cash dividends declared per share (5)....        --        --      --       --
Book value per share (end of period).....       0.24      0.22

EQUIVALENT PRO FORMA COMBINED PER JOLT
 COMMON SHARE: (6)
Basic and diluted income (loss) per share
 before extraordinary item...............    $ 13.07   $ (8.71) $(4.36) $(39.21)
Cash dividends declared per share........        --        --      --       --
Book value per share (end of period).....     104.55     95.84

                                                   (Footnotes on following page)

--------
(1) Jolt, which is an "S Corporation" for income tax purposes, will become a "C Corporation" upon consummation of the merger, and hence will become subject to Federal and state income taxes. Pro forma basic and diluted income per share for Jolt's fiscal year ended December 31, 1997 and for the nine months ended March 31, 1998 have been computed after giving effect to pro forma income tax expense at an effective tax rate of 37.7%, representing Federal taxes of 34% and Florida state taxes of 5.5%, net of Federal benefit.
(2) Jolt, which is an "S Corporation" for income tax purposes, has paid dividends to its stockholders for income tax liabilities, but this practice will be discontinued upon consummation of the acquisition when Jolt will become a "C Corporation." For this reason, Jolt's historical cash dividends per share date is not meaningful.
(3) Combines the Company's fiscal years ended June 30, 1997, 1996 and 1995 with Jolt's fiscal years ended December 31, 1997, 1996 and 1995, respectively.
(4) Reflects the combination of the Company's basic and diluted income (loss) before extraordinary item per share with Jolt's basic and diluted income per share.
(5) The Company suspended the payment of dividends in 1989 and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Accordingly, pro forma cash dividend data is not meaningful.
(6) The equivalent pro forma combined data per Jolt common share represent the pro forma combined data multiplied by an exchange ratio of 435.6244.

                                 RISK FACTORS

  The following risk factors should be carefully considered by the Stockholders in deciding whether to approve the Issuance of the Merger Consideration and the Increase in Authorized Shares.

RISKS ASSOCIATED WITH THE PROSPECTIVE MERGER

  Uncertainties Relating to the Integration of Operations. The Company and Jolt have entered into the Agreement with the belief that the Merger will result in beneficial synergies for the combined companies. The proposed acquisition of Jolt entails a number of risks, including successfully managing the integration of its operations, retaining key employees at Jolt and managing an increasingly larger and more geographically disparate business. There can be no assurance that the Company will successfully manage this business or obtain anticipated customer synergies. In the event that the Company is unsuccessful in integrating and managing the Jolt business, the acquisition could require significant amounts of additional management attention. If the Company is unsuccessful in integrating and managing the Jolt business, then the Company's results of operations could be affected materially and adversely.

  Potential Dilutive Effect to Stockholders. There can be no assurance that combining the businesses of the Company and Jolt, even if achieved in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to what would have been achieved by the Company independently. Furthermore, there can be no assurance that the issuance of Common Stock in connection with the Merger will not have the ultimate effect of reducing the Company's net income per share and reducing the market price of the Common Stock.

  Stock Price Volatility. The trading price of the Common Stock is subject to significant fluctuations in response to variations in quarterly operating results, general conditions in the electronics industry and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for the equity securities of many high technology companies and that are often unrelated to operating performance.

  "Year 2000" Issues. Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. "Year 2000" issues affect virtually all companies and organizations, including the Company. The Company is studying its information systems with a view to upgrading and improving such systems. The Company's management expects to identify and resolve its specific "Year 2000" issues as part of this study.

RISKS ASSOCIATED WITH BOTH THE COMPANY AND JOLT

  Industry Conditions. The industries and markets in which the customers of the Company and Jolt compete are characterized by rapid technological change and product obsolescence. As a result, the end products made by the customers of the Company and Jolt have relatively short product lives. The ability of the Company and Jolt to compete successfully will depend in substantial part on their respective abilities to procure appropriate raw materials and maintain their quality asset bases, to incorporate or respond to advances in technology, to manufacture and price their products and services competitively and to achieve significant market acceptance. Unexpected delays in completing or shipping products, or design or production problems, may arise and could adversely affect the Company and Jolt.

  Concentration of Revenues Among Major Customers. In fiscal 1997, one customer accounted for approximately 42% of the sales of DDL Electronics Limited, a wholly-owned subsidiary of the Company located in Northern Ireland ("DDL-E"). In fiscal 1997, one customer accounted for more than 47% of the sales of SMTEK, Inc., a wholly-owned subsidiary of the Company located in Newbury Park, California ("SMTEK") and more than 50% of SMTEK's business was generated by customers located in California. In fiscal 1997, four customers each accounted for more than 10% of the sales of Jolt and Jolt's ten largest customers accounted for more than 75% of the sales of Jolt. The loss of all or a substantial portion of DDL-E's, SMTEK's or Jolt's revenues attributable to any of their major customers that could not be offset by a new customer could have a material adverse effect on the Company's or Jolt's financial condition and results of operations.

  Competition. The markets for the products and services of the Company and Jolt are highly competitive. Competition is principally based on price, product and service quality, order turnaround time and technical capability. The technology used by each of the Company and Jolt in fabricating their respective products and providing their respective services is widely available. The Company and Jolt each have a large number of domestic and foreign competitors, many of which are larger than each of the Company and Jolt and possess much greater financial, marketing, personnel and other resources. Each of the Company and Jolt also face competition from current and prospective customers that evaluate the capabilities of each of the Company and Jolt against the merits of manufacturing products internally. To remain competitive, the Company and Jolt each must continue to provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products reliably and compete favorably on the basis of price. Each of the Company and Jolt may be at a competitive disadvantage as to price when compared to manufacturers with lower cost structures, particularly manufacturers with established facilities where labor costs are lower and with larger sales volume and resultant lower unit costs.

  Dependence on Key Personnel. The continued success of each of the Company and Jolt depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain key personnel of either the Company or Jolt could have a material adverse effect on the Company or Jolt. The business of each of the Company and Jolt also depends upon their respective abilities to continue to attract and retain senior managers and skilled employees. Failure to do so could adversely affect the operations of each of the Company and Jolt. Upon consummation of the acquisition of SMTEK in January 1996, the President and Chief Executive Officer of SMTEK, Mr. Gregory L. Horton, became the President and Chief Executive Officer of the Company and a member of the Board. Mr. Horton's experience within the industry in which the Company operates will continue to be of considerable importance to the Company. Pursuant to the respective employment agreements of Messrs. Horton and Richard K. Vitelle, Vice President of Finance and Chief Financial Officer, Mr. Horton's term of employment continues until November 1, 1999 and Mr. Vitelle's term of employment continues until September 12, 2001, unless earlier terminated in accordance with the terms and conditions of each respective agreement. With respect to each such employment agreement, either the Company or Mr. Horton or Mr. Vitelle, as the case may be, may terminate employment with or without cause, although certain amounts are to be paid or forfeited to the other party in the event of a termination of employment without cause. The Company is the beneficiary of a "key-man" life insurance policy with respect to Mr. Horton in the amount of $1.3 million. It does not intend to obtain a similar policy with respect to any of its other officers or personnel, except for Mr. Morhaim, Jolt's president.

  Dependence on Suppliers. Certain components used by each of the Company and Jolt are purchased from sources specified by their respective customers. An interruption in delivery of these components could have a material adverse effect on the Company and Jolt. SMTEK and DDL-E have been adversely affected throughout their history by delays in production caused by delay in the receipt of materials resulting in reduced overall profitability. There can be no assurance that the same adverse conditions will not recur.

RISKS ASSOCIATED WITH THE COMPANY

  Significant Losses. The Company has incurred significant losses repeatedly in recent quarters and years. The net loss was $1,678,000 for the Company's fiscal year ended June 30, 1997 ("fiscal 1997"). Operating losses totaled $1,167,000, $4,970,000, $6,948,000 and $5,067,000 for the Company's fiscal years ended June 30, 1996 ("fiscal 1996"), June 30, 1995 ("fiscal 1995"), June 30, 1994 ("fiscal 1994") and June 30, 1993 ("fiscal 1993"), respectively.
Indeed, with the exception of fiscal 1997, during which the Company generated operating income of $118,000, the Company has incurred operating losses for most of the last ten years. Operating losses could continue until such time as sales increase to a level sufficient to cover costs and operating expenses. No assurance can be given as to whether or when such sales increases or sustained operating profits may be achieved.

  In attempting to maintain and improve operating profitability, management is focusing on problems such as aggressive price competition throughout the industry and the Company's need to strengthen its sales and marketing initiatives. All three of the Company's operating units currently have significant underutilized manufacturing capacity which management attributes to these problems. There can be no assurance that the Company will be able to maintain or improve operating profitability.

  Possible Delisting of Common Stock; Adverse Effects on Liquidity. The Common Stock is currently listed and traded on the Pacific Exchange ("PE") and the NYSE. To maintain eligibility for listing on the NYSE, the Company must satisfy certain continued listing criteria, including minimum levels regarding
(1) number of stockholders and shareholdings (1,200 holders and average monthly trading volume of at least 100,000 shares), (2) number of publicly-held shares (600,000), (3) average annual net income after taxes of at least $600,000 for the past three years if the aggregate market value of shares outstanding is less than $12,000,000, and (4) average annual net income after taxes of at least $600,000 for the past three years if net tangible assets are less than $12,000,000. The NYSE has notified the Company that, due to the Company's failure to satisfy the average net income and net tangible asset criteria, the Common Stock is subject to delisting. The NYSE has not yet taken affirmative action to delist the Common Stock, but it has reserved the right to take such action in the future. Delisting of the Common Stock from the NYSE could have material adverse effects on the price and liquidity of the Common Stock, depending upon, among other things, the Company's eligibility at that time to continue listing the Common Stock on the PE or, failing that, to list the Common Stock on the Nasdaq Stock Market ("Nasdaq") or some other exchange. There can be no assurance that the Common Stock could be listed on Nasdaq or any other exchange at any time.

  Applicability of Low-Priced Stock Risk Disclosure Requirements. If the Common Stock were not listed on Nasdaq or some other exchange, then it would become subject to the SEC's "penny stock" rules. For these purposes, a "penny stock" is defined as any equity security, subject to certain exceptions (including an exception for securities listed on Nasdaq), that has a market value (as defined) of less than $5.00 per share. For any non-exempt transaction involving a penny stock, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer is also required to disclose the commissions payable to both itself and its registered representative, current quotations for securities and information on the limited market in penny stocks. If the broker-dealer is the sole marketmaker for the penny stock, the broker-dealer is compelled to disclose this fact and must also disclose its presumed control over the market. The broker-dealer is required to obtain a written acknowledgment from the customer that such disclosures were provided and must retain such acknowledgment for at least three years. Monthly statements are to be sent disclosing current price information for penny stocks held in the account. The rules also require a broker-dealer engaging in a transaction in a penny stock to make a special suitability determination for the purchaser and to receive the purchaser's written consent to the transaction prior to the purchase. Accordingly, the SEC's penny stock rules may materially and adversely affect the liquidity of the market for the Common Stock by restricting the ability of the broker-dealers to sell the Common Stock and the ability of Common Stock holders to obtain accurate price quotations.

  Limited Capital Resources; Continuing Need for Financing. The Company's ability to maintain its current revenue base and to fund its business operations is dependent on the availability of adequate capital. Without sufficient capital, the Company's growth will be limited and its operations will be adversely affected. As a result of significant operating losses in recent years and the Company's repayment of its senior notes on June 30, 1997 in the aggregate amount of $5,300,000 (the "Senior Notes"), the Company currently has limited capital. General market conditions and the Company's future performance, including its ability to generate profits and positive cash flow, will also impact the Company's resources. In addition, the Company's future capital requirements will depend upon a number of factors, such as competitive conditions and capital costs, that are not within the Company's control. The Company anticipates that it may be required to issue additional equity or debt securities and may use other financing sources to fund growth and development. The sale of additional equity securities would result in additional dilution to the stockholders of the Company. The failure of the Company to obtain additional capital when needed could have material adverse effects on the Company's business and future prospects. No assurance can be given that additional financing will be available when needed on acceptable terms or at all.

  Historical Dependence on Government Business; Recent Shift into Commercial Business. A substantial portion of SMTEK's historical revenues have been derived from contracts with United States government prime contractors, but this historical dependency is changing. Approximately 18% and 36% of SMTEK's net sales in fiscal 1997 and fiscal 1996, respectively, were derived from sales to government contractors in the defense and space sectors. Business with the United States and other governments is, in general, subject to a variety of risks, including delays in funding and performance of contracts; possible termination of contracts or subcontracts for the convenience of the government; termination or modification of contracts or subcontracts in the event of change in the government's requirements; policies or budgetary constraints; adjustments as a result of audits; and increases or unexpected costs causing losses or reduced profits under fixed-price contracts. There can be no assurance that any or all of these risks will not come to fruition in the Company's business.

  The ongoing shift in SMTEK's revenue base from prime government contractors to commercial OEMs is necessitating significant adjustments in operations, including changes in project management, materials management and order turnaround time. At the management level, significant shifts in internal processes, including strategic planning, marketing and throughput planning, are also required for a successful completion of this transition. There can be no assurance that SMTEK will be able to adapt to any or all of these changes.

  Environmental Matters. The Company's operations involve the use and handling of environmentally hazardous substances. Aeroscientific Corp., which since 1991 has been an inactive, insolvent subsidiary of the Company, is a party to certain lawsuits brought in connection with a waste disposal site in California known as the "Stringfellow Superfund Site." Total cleanup costs for the Stringfellow Superfund Site have been estimated at $600 million. Under a proposed settlement agreement with respect to one such suit, Aeroscientific Corp.'s probable liability for such cleanup costs is estimated at $120,000 and a reserve has been established for this amount. It is impossible to determine Aeroscientific Corp.'s ultimate liability for such cleanup costs. Its allocated share of such cleanup costs could have a material adverse impact on the Company's business, financial condition and results of operations.

  In addition, the Company is currently involved in certain remediation and investigative studies regarding soil and groundwater contamination with respect to certain property in California previously leased by Aeroscientific Corp. at its Anaheim printed circuit board manufacturing facility. Initial estimates from environmental engineering firms indicate that it could cost from $1,000,000 to $3,000,000 to fully clean up the site and could take as long as ten years to complete. At June 30, 1997, the Company had a reserve of $564,000, which represents its estimated share of future remediation costs at this site. Based on consultation with the environmental engineering firms, management believes that the Company has made adequate provision for the liability based on probable loss. It is possible, however, that the future remediation costs at this site may differ significantly from the estimates, and may exceed the amount of the reserve. The Company's liability for remediation in excess of its reserve could have a material adverse impact on its business, financial condition and results of operations.

  Proprietary Rights and Patents. The Company holds no copyrights, patents or trademarks that are material to the sale of its products, and currently the Company does not intend to obtain any copyrights, patents or trademarks with respect to its intellectual property. There can be no meaningful protection from competitors developing and marketing products and services competitive with those of the Company. In addition, companies that obtain patents claiming products or processes that are necessary for or useful to the development or operation of the Company's products and services can bring legal actions against the Company claiming infringement. Management is not aware of any claim that either the Company or any of its subsidiaries infringes any existing patent, but, in the event that in the future the Company is unsuccessful against such claim it may be required to obtain licenses to such patents or to other patents or proprietary technology in order to develop, manufacture or market its products and services. There can be no assurance that the Company will be able to obtain such licenses on commercially reasonable terms or that the patents underlying the licenses will be valid and enforceable.

  Risks Associated with International Business. Revenues from international business could continue to represent a substantial percentage of the Company's total revenues. Such business is subject to various risks, including exposure to currency fluctuations, political and economic instability, the greater difficulty of administering business abroad and the need to comply with a wide variety of export laws, tariff regulations and regulatory requirements. Such risks are amplified in the case of the Company because a large portion of its assets and operations are located outside of the United States.

  No Dividends. There can be no assurance that the operations of the Company will ever result in revenues sufficient to enable the Company to resume paying dividends on its Common Stock, which were suspended in 1989. For the foreseeable future, management anticipates that any earnings generated by the Company's operations will be used to finance the Company's business and that cash dividends on the Common Stock will not be paid to Stockholders.

                            THE 1997 ANNUAL MEETING

GENERAL

  This Proxy Statement is first being mailed to Stockholders on or about June 12, 1998 and is accompanied by the Notice of 1997 Annual Meeting of Stockholders and a form or proxy that is solicited by the Board for use at the 1997 Annual Meeting to be held on June 26, 1998 at the offices of the Company located at 2151 Anchor Court, Newbury Park, California 91320, commencing at 10:00 a.m. local time, and at any adjournments and postponements thereof.

MATTERS TO BE CONSIDERED

  At the 1997 Annual Meeting, the Stockholders will be asked, in accordance with the shareholder approval requirements of the NYSE, to consider and vote upon the issuance of 9,000,000 shares of Common Stock in the Merger. The NYSE requires shareholder approval of such issuance because the number of shares of Common Stock to be issued in the Merger exceeds 20% of voting power of the shares of Common Stock outstanding immediately prior thereto. In addition, the Stockholders will be asked to consider and vote upon an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock from 50,000,000 to 75,000,000, and the Stockholders will also be asked to elect one Class I Director and one Class II Director. The Stockholders may be asked to vote upon a proposal to adjourn or postpone the 1997 Annual Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Issuance of the Merger Consideration and the Increase in Authorized Shares.

SOLICITATION OF PROXIES

  A holder of Common Stock may use the accompanying proxy if such Stockholder is unable to attend the 1997 Annual Meeting in person or wishes to have his or her shares voted by proxy even if such Stockholder does attend the meeting. A Stockholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of the Company, prior to or at the 1997 Annual Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date. A Stockholder may not vote in person at the 1997 Annual Meeting without first revoking the proxy in writing prior to or at the meeting. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: Secretary, DDL Electronics, Inc., 2151 Anchor Court, Newbury Park, CA 91320. For such notice of revocation or later proxy to be valid, however, it must actually be received by the Company prior to the vote of the Stockholders at the 1997 Annual Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If matters other than the Election, the Issuance of the Merger Consideration and the Increase in Authorized Shares properly come before the 1997 Annual Meeting, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

  The entire cost of soliciting the proxies from the Stockholders will be borne by the Company; provided, however, that the Company and Jolt have each agreed to pay one-half of the printing costs of this Proxy Statement and related materials. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. The Company will reimburse such record holders for their reasonable expenses in doing so. If necessary, the Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

  Pursuant to the provisions of the DGCL, May 26, 1998 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the 1997 Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on that date are entitled to notice of, and to vote at, the 1997 Annual Meeting. On such date, there were approximately 1,500 holders of record of the 24,613,666 shares of Common Stock issued and outstanding. In accordance with the DGCL, abstentions from voting will be counted for purposes of determining whether a quorum exists at the 1997 Annual Meeting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street name" will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is allowed by the NYSE rules ("broker non-votes"). Broker non-votes will be deemed to have been cast "for" the Increase in Authorized Shares and "for" each nominee for election to the Board. Abstentions and broker non-votes with respect to the Issuance of the Merger Consideration will not be deemed to have been cast either "for" or "against" the Issuance of the Merger Consideration.

  The presence, in person or by proxy, at the 1997 Annual Meeting of the holders of a majority of the shares of Common Stock outstanding is necessary to constitute a quorum at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be acted upon at the 1997 Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock voted with respect to the Issuance of the Merger Consideration is required to approve the Issuance of the Merger Consideration. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required to approve the Increase in Authorized Shares. Under the DGCL and the provisions of the Certificate of Incorporation, all Stockholders are entitled to cumulate their votes in the election of directors. A Stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such Stockholder, or may distribute such votes on the same principle among as many candidates as such Stockholder elects. If a proxy is marked for election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors. The nominees for election as directors who receive the greatest number of votes cast for election of directors shall be elected as directors. As of the December 4, 1997, 3,340,294 shares of Common Stock, or approximately 13.6% of the shares entitled to be voted at the 1997 Annual Meeting, were beneficially owned by the directors and executive officers of the Company. It is currently expected that each such director and executive officer of the Company will vote the shares of Common Stock owned by him or her to effect the Election and to approve the Issuance of the Merger Consideration and the Increase in Authorized Shares.

  See "Certain Information Regarding the Company--Principal Stockholders of the Company" for additional information with respect to beneficial ownership of Common Stock by persons owning more than 5% of such stock and for more detailed information with respect to beneficial ownership of Common Stock by directors and executive officers of the Company.

RECOMMENDATION OF THE BOARD

  The Board has approved the Issuance of the Merger Consideration, the Increase in Authorized Shares, the Agreement and the transactions contemplated thereby. The Board believes that the Issuance of the Merger Consideration and the Increase in Authorized Shares are in the best interests of the Company and the

Stockholders and recommends that the Stockholders vote "for" the Issuance of the Merger Consideration and the Increase in Authorized Shares. Certain members of the Board had conflicts of interest in voting to approve the Agreement, the Merger and the Issuance of the Merger Consideration and in recommending the Issuance of the Merger Consideration. See "The Merger-- Reasons of the Company for the Merger," "The Merger-- Interests of Certain Persons in the Merger" and "Amendment to the Company's Certificate of Incorporation."

OTHER MATTERS

  If any other matters are brought properly for consideration at the 1997 Annual Meeting, it is intended that the shares of Common Stock represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                        PRICE RANGE OF THE COMMON STOCK

  The Common Stock began trading on the NYSE under the symbol "DDL" in September 1984. The following table sets forth, for the periods indicated, the range of high and low per share sales (or bid) prices for the Common Stock as reported on the NYSE Composite Tape.

                                                       FISCAL 1996  FISCAL 1997
                                                       ----------- -------------
                                                       HIGH   LOW  HIGH    LOW
                                                       ----- ----- ----- -------
   First Quarter...................................... 2 1/8 1 1/2 2     1 1/8
   Second Quarter..................................... 3     1 7/8 1 1/4   15/16
   Third Quarter...................................... 2 3/4 2 1/4 1 1/4   7/8
   Fourth Quarter..................................... 2 1/2 1 5/8 1 5/8   15/16

  On July 1, 1997, the last trading day prior to the date of the announcement by the Company of the Merger, the last sale price per share of the Common Stock, as reported on the NYSE Composite Tape, was $1-3/16. See the cover page of this Proxy Statement for a recent closing price of the Common Stock.

                           PROPOSAL ONE--THE MERGER

  THE FOLLOWING SUMMARY OF MATERIAL TERMS AND CONDITIONS OF THE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE AND IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT.

DESCRIPTION OF THE MERGER

  At the Effective Time, Jolt will be merged with and into Sub, the separate corporate existence of Jolt will cease and Sub will survive and continue to exist as the Surviving Subsidiary. Subject to the satisfaction or waiver of certain conditions set forth in the Agreement, the Merger will become effective upon the filing of (i) a Certificate of Merger with the Secretary of State of the State of Delaware and (ii) Articles of Merger with the Department of State of the State of Florida. The Merger will become effective at the time of such filings, and the Certificate of Incorporation and the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Subsidiary, respectively.

  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of Jolt Common Stock or the holder of any share of Sub Common Stock: (a) each issued and outstanding share of Sub Common Stock shall be converted into one share of common stock of the Surviving Subsidiary, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Subsidiary; and (b) each issued and outstanding share of Jolt Common Stock shall be converted into the right to receive
435.6244 shares of Common Stock (the "Merger Consideration").

BACKGROUND OF THE MERGER

  In September 1996, Mr. Horton was introduced to Thomas Wheeler, Charlene Gondek and Mitchell Morhaim, the three shareholders of Jolt, by Saul Reiss, Ms. Gondek's attorney, in a meeting at the Company's offices. Mr. Horton has known Mr. Reiss since the founding of SMTEK 12 years ago. The Jolt shareholders indicated that they were interested in selling Jolt to the Company. Mr. Horton stated that the Company was not interested in acquiring Jolt. The meeting ended with the understanding that there was no basis for further discussions concerning a merger.

  No further contact occurred between the Company and any of the Jolt shareholders until eight months later. On May 9, 1997, Mr. Horton met with Mr. Wheeler to propose that Wheeler make a personal investment in the Company as a means of raising funds to enable the Company to repay its Senior Notes. Mr. Wheeler made no funding commitment at this time, nor was there any discussion on this occasion of the Company acquiring Jolt.

  On May 29, 1997, the Company and Century Electronics Manufacturing, Inc. ("Century") entered into an agreement in principal to merge, contingent upon Century arranging a loan to the Company of $3,300,000 to enable the Company to repay its $5,300,000 Senior Notes which were due on July 1, 1997. Concerned that Century would not be able to provide the required financing, the Board directed Mr. Horton to investigate alternative sources of financing. On June 26, 1997, Mr. Horton telephoned Mr. Wheeler to pursue a back-up financing plan.

  On the morning of June 27, 1997, the Company notified Century that the Company would declare the agreement in breach if Century failed to provide the loan of $3.3 million by 2:00 p.m. eastern time on June 27, 1997.

  On June 29, 1997, Mr. Horton met with Mr. Wheeler and Ms. Gondek. Mr. Wheeler proposed lending $2,000,000 to the Company, in immediately available funds, if he could select two members of the Board and if the Company, subject to the terms and conditions of a definitive agreement, would agree to acquire Jolt. Thus, June 29, 1997 was the date on which the proposed business combination with Jolt was first contemplated.

  On June 30, 1997, the Company notified Century that it was being held in breach of contract by the Company. Also on June 30, a meeting of the Company's Board of Directors was convened with Mr. Wheeler and Ms. Gondek present by invitation. Mr. Horton, on behalf of the Company, and Mr. Wheeler negotiated the terms of a $2,000,000 loan to the Company. Concurrently, Mr. Horton, on behalf of the Company, and Mr. Wheeler, on behalf of Jolt, negotiated key business terms of the Merger. During the negotiations, Ms. Gondek was accompanied by her attorney, Mr. Saul Reiss. The Company was represented in person during the negotiations by Messrs. Horton and Vitelle and Ms. Karen Brenner. The other members of the Board, Messrs. Melvin Foster and Robert Wilson and Ms. Bernie Strom, participated in the negotiations via telephone conference. In addition, throughout the negotiations the Company conferred with its consultant, Mr. Peter Jonas, and its legal counsel, Mr. Patrick Daugherty.

  During the negotiations, Mr. Wheeler initially proposed that the consideration for all outstanding shares of Jolt common stock be 15,000,000 shares of the Company's Common Stock. Mr. Wheeler based his proposal on his assessment of the relative value of Jolt and the Company based upon, among other things, their respective net tangible assets. Mr. Wheeler noted that, upon the conversion to equity of his shareholder loan to Jolt, Jolt would have net tangible assets of approximately $1.5 million, which was comparable to that of the Company. He also considered Jolt's profitability and financial strength in contrast to the Company's recent history of volatile operating results and sustained losses. In response to Mr. Wheeler's proposal, the Board assessed Jolt's value on the basis of its ability to strengthen the Company's financial position. In particular, the Board considered the benefits of increasing the Company's net tangible assets by $1.5 million, as well as Jolt's positive cash flow and liquid resources ($600,000 cash balance). In addition, the Board weighed Jolt's relatively small sales volume against such factors as Jolt's relatively high proportion of value added services in relation to its overall revenues and relatively high gross profit percentage. Although an assessment of such factors could have supported a higher valuation, the Board insisted that the Merger be accretive to the Company on an earnings per share basis. Therefore, the Board made a counteroffer to Mr. Wheeler of 9,000,000 shares of Common Stock, contingent upon Stockholder approval, obtaining a fairness opinion and other terms and conditions.

  The Company and Mr. Wheeler then agreed, subject to Stockholder approval, obtaining a fairness opinion, and other terms and conditions, that the Company would acquire all of the issued and outstanding shares of Jolt for 9,000,000 shares of Common Stock. As a condition of the Merger, the Jolt shareholders agreed that Jolt would have on the closing date total tangible shareholders' equity of at least $1,500,000 and cash of at least $600,000.

  The terms of the Agreement and ancillary agreements, including an employment agreement for Mr. Morhaim and affiliate agreements for each of the Jolt Shareholders, were negotiated by representatives of the Company, Jolt and Mr. Wheeler over the course of the next four months, during which time legal counsel of each of the Company and Jolt were delegated the task of producing the Agreement. The text of the Agreement was refined in discussions among counsel to the parties during such time. On November 25, 1997, the Board met, and, with Mr. Wheeler and Ms. Gondek abstaining, approved the Agreement, the Merger and the Issuance of the Merger Consideration and recommended the Issuance of the Merger Consideration to the Stockholders for their consideration.

REASONS OF THE COMPANY FOR THE MERGER

  The Board believes that the Agreement and the transactions contemplated thereby are in the best interests of the Company and the Stockholders. Accordingly, the Board has approved the Agreement, the Merger and the Issuance of the Merger Consideration and recommends that the Stockholders vote "for" the Issuance of the Merger Consideration. Certain members of the Board had conflicts of interest in voting to approve the Agreement, the Merger and the Issuance of the Merger Consideration and in recommending that the Stockholders vote "for" the issuance of the Merger Consideration. See "The Merger-- Interests of Certain Persons in the Merger" for a more detailed discussion.

  In evaluating a business combination with Jolt, the Board reviewed presentations from, and discussed the terms and conditions of the Agreement with, executive officers of the Company and the Company's legal and financial advisors. In this connection, the Board considered a number of factors, including, in addition to the factors identified in "--Background of the Merger" and "--Opinion of the Company's Financial Advisor," the positive and negative factors identified below, which together constitute the material factors considered by the

Board, in reaching its determination to approve the Agreement and the transactions contemplated thereby. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

  The reasons why the Board believes that the Merger will be beneficial to the Company and the Stockholders are as follows:

    (i) Strategic Benefits in Consolidating Industry--The Board considered management's view of recent trends in the electronic contract manufacturing industry, particularly the trend toward consolidation, as well as management's view that customers are demanding modern equipment, greater integration of operations and more facilities--all of which tend to favor larger competitors with stronger balance sheets than the Company without Jolt. The Board also considered management's view that the Merger with Jolt would further the Company's strategic objective of supplementing internal growth with acquisitions to increase the Company's existing market presence and expand its operations into new geographic markets.

    (ii) Beneficial Synergies--In evaluating the terms of the Merger, the Board took into account potential synergistic benefits, including (a) purchasing power--the ability to improve operating results through increased purchasing power, creating higher output and thereby reducing material costs; (b) marketing power advantage--the ability of the combined entity to offer its services to a broader customer base of OEMs in different geographic regions; (c) financial strength--the combined entity's increased financial strength permitting additional capital investment in equipment and infrastructure; (d) expansion of service offerings--Jolt's experience and success in providing quick-turn prototyping and repair and support services, which would enable the combined company to offer a broader range of high-mix services to its customer base; (e) improved business systems--the combined company would benefit from the sharing of management procedures and systems, such as logistics, materials management and inventory control; and (f) reduced overhead allocation--the combined company would be able to integrate financial and administrative functions.

    (iii) Avoidance of Default--The Board considered Mr. Wheeler's willingness to advance $2,000,000 to the Company pursuant to the terms and conditions of the Wheeler Note provided that the Company acquired Jolt, and the likelihood and consequences of the Company's default on its Senior Notes absent such funding.

    (iv) Information Concerning the Company and Jolt--In evaluating the terms of the Merger, the Board considered, among other things, information (including the results of its "due diligence" investigation) with respect to the financial condition, results of operations, businesses and prospects of the Company and Jolt and current industry, economic and market conditions. The Board considered that the Merger would enable the Stockholders to participate in the potential growth of Jolt and might provide the Company with additional financial resources.

    (v) Integration of Jolt--The Board considered the Company's record in integrating and realizing the benefits of prior acquisitions, including operational, marketing, administrative, financial and personnel issues, with respect to the prospects for successfully integrating Jolt and realizing potential benefits of the Merger.

    (vi) Terms and Conditions of the Agreement--The Board considered in detail the terms and conditions of the Agreement. Among other things, it noted that the Merger is intended to qualify for pooling-of-interests accounting treatment and as a tax-free reorganization under the Code. The Board also considered the proposed arrangements with respect to Messrs. Wheeler and Morhaim and Ms. Gondek as described under "-- Interests of Certain Persons in the Merger."

    (vii) Effect on Public Market for the Common Stock--The Board took into account the effects of the Issuance of the Merger Consideration in connection with the Merger. Among other effects, the Board considered that the Issuance of the Merger Consideration would result in a more liquid public market for the Common Stock, which would facilitate the Company's ability to consummate future acquisitions by offering Common Stock to potential acquisition targets.

  The Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including in particular: the risks associated with obtaining necessary approvals of the Merger and the possibility that the Merger might not be consummated even if approved by the Stockholders; the possibility of adverse effects on the price and market for the Common Stock; and the risk that the potential benefits of the Merger might not be realized. The Board concluded, however, that the benefits of the transaction to the Company and the Stockholders outweighed the risks associated with these negative factors.

  The Board believes that each of the Company and Jolt currently is well-managed and possesses management philosophies and a strategic focus that are compatible with those of the other and that each company would contribute complementary business strengths resulting in a better-diversified combined company. The Board also believes that the Merger will enhance the ability of the combined company to compete effectively in the rapidly changing electronic contract manufacturing industry and to take advantage of opportunities for growth and diversification that otherwise might not become available. There can be no assurance, however, that the results sought by the Board in approving the Merger will be achieved.

  For a discussion of the ownership of the Common Stock by the Board, see "Certain Information Regarding the Company -- Principal Stockholders of the Company."

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF THE MERGER CONSIDERATION.

CERTAIN PROJECTIONS

  THE PROJECTIONS BELOW WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SEC OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS AND ARE INCLUDED HEREIN ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO NEEDHAM. SUCH PROJECTIONS AND STATEMENTS REGARDING SUCH PROJECTIONS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT AND ARE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. SUCH PROJECTIONS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS. THE PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS AND ESTIMATES, ALL MADE BY MANAGEMENTS OF THE COMPANY AND JOLT, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY AND JOLT. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN THE PROJECTIONS. NONE OF THE COMPANY, JOLT OR NEEDHAM HAS MADE, OR MAKES, ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE PROJECTIONS, AND NONE OF THEM INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR.

  Neither the Company nor Jolt as a matter of course makes public forecasts as to its future financial performance. However, in connection with the Merger, the Company and Jolt prepared and furnished each other with certain internal financial projections and the Company and Jolt furnished such projections to Needham. Such financial projections with respect to the Company indicate that for the fiscal years ending June 30, 1998 and 1999, the Company may achieve net revenues of $57 million and $69 million, respectively, and net income of $1.1 million and $2.9 million, respectively. Such financial projections with respect to Jolt indicate that for the fiscal years ending December 31, 1998 and 1999, Jolt may achieve net revenues of $3.2 million and $3.6 million, respectively, and net income of $0.9 million and $1.2 million, respectively. These projections have not been adjusted to reflect the costs, effects or possible synergies of the Merger, and should be read together with the other information, including the information under "Risk Factors," contained in this Proxy Statement.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  Pursuant to an engagement letter dated September 2, 1997 (the "Engagement Letter"), the Company retained Needham to render an opinion as to whether or not the consideration to be paid by the Company in the Merger was fair to the Company from a financial point of view and to provide certain financial advisory services to the Company. Needham was not requested to, and did not, make any recommendation to the Board as to the amount of consideration to be paid by the Company in the Merger, which amount was determined through arm's length negotiations between the Company and Jolt. No limitations were imposed by the Company on Needham with respect to the investigations made or procedures followed by Needham in rendering its opinion.

  At a meeting of the Board on November 25, 1997, Needham delivered its written opinion that, as of such date and based upon and subject to certain assumptions and other matters described in its written opinion, the consideration to be paid by the Company in the Merger is fair to the Company from a financial point of view. NEEDHAM'S OPINION IS ADDRESSED TO THE BOARD, IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE 1997 ANNUAL MEETING.

  Needham is not expressing any opinion as to the prices at which the Common Stock will actually trade at any time. The complete text of the November 25, 1997 opinion (the "Needham Opinion"), which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham, is attached to this Proxy Statement as Appendix B, and the summary of the material provisions of the Needham Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the Needham Opinion. STOCKHOLDERS ARE URGED TO READ THE NEEDHAM OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, AND THE ASSUMPTIONS MADE BY NEEDHAM.

  In arriving at its opinion, Needham, among other things, (a) reviewed a draft of the Agreement dated November 12, 1997; (b) reviewed certain other documents relating to the Merger; (c) reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company and Jolt made available from the internal records of the Company and Jolt; (d) reviewed the historical stock prices and trading volumes of the Common Stock; (e) held discussions with members of senior management of the Company and Jolt concerning their current and future business prospects; (f) reviewed certain financial forecasts and projections prepared by the respective managements of the Company and Jolt; (g) compared certain publicly available financial data of companies whose securities are traded in the public markets to similar data for Jolt; and (h) reviewed the financial terms of certain other business combinations that Needham deemed generally relevant. Needham assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to the Company's and Jolt's financial forecasts provided to Needham by their respective managements, Needham assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of the Company and Jolt. Needham also discussed with the Company's management its liquidity position and noted the Board's belief that the sale by the Company of a $2,000,000 note to an affiliate of Jolt, the purchase of which was conditioned upon the agreement by the Company to the Merger, resulted in a cash infusion that prevented the Company from defaulting on certain debt obligations and the associated adverse consequences to the Company and the Common Stock. Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company or Jolt. Needham's opinion states that it was based on economic, monetary and market conditions existing as of the date of such opinion. It should be understood that, although subsequent developments may affect Needham's opinion, Needham does not have any obligation to update, revise or reaffirm its opinion.

  Based on this information, Needham performed a variety of financial analyses of the Merger and the consideration to be received by the Company's Stockholders. The following paragraphs summarize the material financial analyses performed by Needham in arriving at its opinion presented to the Board.

  Contribution Analysis. Needham reviewed and analyzed the pro forma contribution of each of the Company and Jolt to pro forma combined operational and financial information as of September 30, 1997 and for the twelve months ended September 30, 1997 ("LTM"), projected fiscal 1998 operating results, projected calendar 1998 operating results, and projected fiscal 1999 operating results. Needham reviewed, among other things, the pro forma contributions to net sales, income before income taxes, net tangible assets and stockholders' equity. Based on this analysis, Jolt contributed 4.5% of the LTM pro forma combined net sales, 4.7% of the projected fiscal 1998 pro forma combined net sales, 4.8% of the projected calendar 1998 pro forma combined net sales and 4.7% of the projected fiscal 1999 pro forma combined net sales. Needham noted that unlike the Company's business, most of Jolt's revenues represent electronics assembly work performed on a consignment basis in which the customers furnish the electronic components and other materials to be assembled, hence costs of materials are generally not included in net sales or cost of sales and, accordingly, Needham believed that an analysis of the relative contribution of Jolt to net sales of the combined company was less relevant than the analysis of the relative contribution of Jolt to the other financial items described herein. Needham's analysis showed that Jolt contributed 38.9% of the projected fiscal 1998 pro forma combined income before income taxes, 30.9% of the projected calendar 1998 pro forma combined income before income taxes and 27.4% of the projected fiscal 1999 pro forma combined income before income taxes. In addition, Jolt contributed 48.2% of the pro forma combined net tangible assets as of September 30, 1997 and 20.8% of the pro forma combined stockholders' equity as of September 30, 1997. Jolt's percentage of the LTM pro forma combined net income was not meaningful because the Company incurred a net loss during such period. Based on the consideration to be paid pursuant to the Merger Agreement, Jolt's shareholders will own approximately 26.8% of the Company after the Merger. The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

  Accretion/Dilution Analysis. Needham reviewed the pro forma effect of the Merger on the Company's financial projections for the fiscal years ending June 30, 1998 and 1999. This analysis indicated that the Merger would be accretive to the earnings per share of the Company for such periods. The analysis did not give effect to any potential synergies that might result from the Merger. The actual operating or financial results achieved by the combined entity may vary from projected results and such variations may be material.

  Selected Company Analysis. Needham compared selected operating and stock market data and operating and financial ratios for Jolt to the corresponding data and ratios for selected publicly traded companies in the electronics contract manufacturing industry which it deemed have generally comparable lines of business to the Company; there were no publicly traded companies generally comparable to Jolt, which derives the majority of its revenue from consignment assembly contracts. Such data and ratios included total market capitalization to revenue, price per share to earnings per share and market value to book value.

  The selected companies for purposes of this analysis included Altron Incorporated, Benchmark Electronics, Inc., Electronic Fab Technology Corp., IEC Electronics Corp., Plexus Corp., SigmaTron International, Inc., and Xetel Corporation (collectively, the "Selected Companies").

  Needham calculated ranges of multiples for Jolt based on per share prices of the Common Stock ranging from $0.50 to $1.06. Needham used this range because Needham believes that, due to the large number of shares of Common Stock to be issued to the Jolt shareholders relative to the total number of outstanding shares and the trading volumes of the Common Stock, and because of the trading restrictions on such shares, a discount to the reported trading price of the Common Stock should be applied when valuing such shares, although it is not possible to quantify the exact amount of any such discount. In deriving the range of per share prices, Needham noted that the last reported sale price of the Common Stock on the trading day immediately prior to the public announcement of the proposed Merger was $1.1875 and the last reported sale price of the Common Stock on the date of the Needham Opinion was $0.75. Actual values that may be realized by Jolt Shareholders upon the sale of such shares may vary from the range of values used by Needham in this analysis, and such variations may be significant. In addition, Needham is not expressing any opinion as to the prices at which the Common Stock will actually trade at any time and is not rendering an appraisal as to the value of the shares to be issued in the

Merger. In calculating the book value multiples for Jolt, Needham used a book value for Jolt of $1.5 million, which is the minimum book value required as a condition of closing the Merger.

  For the Selected Companies, the multiples of market capitalization to projected calendar 1997 revenues ranged from 0.3 to 2.1 with a mean of 1.0 and a median of 1.0, as compared with a range of multiples for Jolt of 1.5 to 3.6; the multiples of market capitalization to projected calendar 1998 revenues ranged from 0.2 to 1.2 with a mean of 0.7 and a median of 0.8 (data was not available for two of the Selected Companies), as compared with a range for Jolt of 1.1 to 2.7; the projected calendar 1997 price-earnings multiples ranged from 7.3 to 43.1 with a mean of 23.2 and a median of 22.7, as compared with a range for Jolt of 6.6 to 14.0; the projected calendar 1998 price-earnings multiples ranged from 12.0 to 23.5 with a mean of 16.3 and a median of 15.7 (data was not available for one of the Selected Companies), as compared with a range for Jolt of 4.9 to 10.4; and the multiples of market value to historical book value ranged from 1.4 to 5.9 with a mean of 2.7 and a median of 2.2, as compared with a range for Jolt of 3.0 to 6.4. Needham noted that, due to the consignment nature of Jolt's business, and unlike the Company's business, costs of materials are generally not passed through to customers and therefore not included in net sales or cost of sales and, accordingly, Needham believed that an analysis of the market capitalization to revenues multiples of Jolt was less relevant than an analysis of the other multiples reviewed. Needham also reviewed the projected 1997/1998 revenue growth, last fiscal year revenue growth, five-year historical revenue compounded growth rate, projected 1998 net margin, LTM net margin, three-year average net margin, LTM gross margin, three-year average gross margin, LTM operating margin, three-year average operating margin, ratio of long-term debt to total capital and latest fiscal year return on average equity for Jolt and the seven Selected Companies and noted that Jolt ranked first among the eight companies in all percentages, margins and ratios reviewed, with the exception of projected 1997/1998 revenue growth, last fiscal year revenue growth and latest fiscal year return on average equity, where Jolt ranked second.

  Selected Transaction Analysis. Needham also analyzed publicly available information for mergers and acquisitions in the printed circuit board industry, but placed substantially less emphasis on this analysis due to the absence of publicly available data for such transactions in general and, in particular, for transactions deemed generally comparable to the Merger (i.e., transactions involving businesses similar to that of Jolt and involving transaction sizes similar to that of the Merger). Needham noted, however, that certain financial information was publicly available with respect to seven of 20 mergers and acquisitions in the printed circuit board industry that had transaction values in excess of $10 million and were completed since 1990 (information was not publicly available for transactions valued at less than $10 million). The seven transactions analyzed by Needham were: Elexsys International, Inc. / Sanmina Corporation; Zycon Corporation / Hadco Corporation; ElectroStar, Inc. / Tyco International Ltd.; XCEL Corporation / MicroTel International, Inc.; Circo Craft Co. Inc. / Viasystems Group, Inc. (Hicks, Muse, Tate & Furst, Incorporated); Citation Circuits, Inc. / Sigma Circuits, Inc.; and Advance Circuits, Inc. / Johnson Matthey PLC. In examining these transactions, Needham analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration offered, such as multiples of market value to LTM net income. Because Needham placed substantially less emphasis on this analysis due to the absence of publicly available data, Needham did not calculate the same multiples for Jolt. However, Needham noted that, using the range of Common Stock prices described above under "Selected Company Analysis," the multiples of market value to projected 1997 net income for Jolt ranged from 6.6 to 14.0, while the multiples of market value to LTM net income for the seven transactions ranged from 10.5 to 29.2. Needham noted that the range of projected multiples for Jolt falls generally in the lower end or below the range of those multiples for the seven selected transactions. No further material assessments were made by Needham with respect to such analysis for the DDL Board.

  No company or transaction used in any comparable analysis as a comparison is identical to the Company, Jolt or the Merger. Accordingly, these analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and transactions to which they are being compared.

  The summary set forth above does not purport to be a complete description of the analyses performed by Needham in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of the Company or Jolt. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable as set forth therein. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

  Pursuant to the terms of the Engagement Letter, the Company has paid Needham a fee for rendering the Needham Opinion of $100,000. None of Needham's fee is contingent on consummation of the Merger. The Company has also agreed to reimburse Needham for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham as financial advisor to the Company.

  Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by the Board to act as the Company's financial advisor in connection with the Merger based on Needham's experience as a financial advisor in mergers and acquisitions as well as Needham's familiarity with the electronics contract manufacturing industry. In the normal course of its business, Needham may actively trade the equity securities of the Company for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in such securities.

THE EFFECTIVE TIME

  Subject to the satisfaction or waiver of certain conditions contained in the Agreement, the parties will cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware and Articles of Merger with the Department of State of the State of Florida. The Effective Time shall be the time of such filings or such later time as may be specified in such filings. From and after the Effective Time, the holders of certificates theretofore representing Jolt Common Stock shall cease to have any rights with respect thereto. Their sole right shall be to receive Merger Consideration. At the Effective Time, the stock transfer books of Jolt shall be closed, and no transfer of any shares of Jolt Common Stock theretofore outstanding shall thereafter be made.

CONDITIONS TO THE MERGER

  The obligations of the Company, Sub and Jolt to consummate the Merger are subject to the satisfaction or waiver of the following conditions at or prior to the Effective Time: (i) such parties shall have received a copy, certified by the Secretary of Jolt, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the members of the Board of Directors of Jolt by the terms of which resolutions such directors shall have approved the Agreement and recommended the Merger to the Jolt Shareholders and directed the submission of the Agreement and the Merger to a vote of such shareholders;
(ii) such parties shall have received a copy, certified by the Secretary of Jolt, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the shares of Jolt Common Stock present in person or represented by proxy at a meeting of the Jolt Shareholders, a quorum being present throughout such meeting, by the terms of which resolutions such Shareholders shall have approved the Agreement and authorized the Merger;
(iii) such parties shall have received a copy, certified by the Secretary of Sub, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the members of the Board of Directors of Sub by the terms of which resolutions such directors shall have approved the Agreement and recommended the Merger to the Company, as the sole stockholder of Sub, and directed the submission of the Agreement and the Merger to a vote of such stockholder; (iv) such parties shall have received a copy, certified by the Secretary of the Company, of resolutions duly adopted (and not subsequently modified or rescinded) by the Company, as the sole stockholder of Sub, by the terms of which resolutions such sole stockholder shall have approved the Agreement and authorized the Merger; (v) such parties shall have received a copy, certified by the Secretary of the Company, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the members of the Board by the terms of which resolutions such directors shall have approved the Agreement, recommended the Merger and the issuance of the Merger Consideration to the stockholders of the Company and directed the submission of the Agreement, the Merger and the issuance of the Merger Consideration to a vote of such stockholders; (vi) the Agreement, the Merger and the issuance of the Merger Consideration shall have been approved by all action necessary on the part of the stockholders of the Company; (vii) there shall not be in effect any preliminary or permanent injunction or other order by any federal or state authority prohibiting the consummation of the Merger; (viii) there shall have been obtained all other consents that, in the reasonable judgment of each of the Company, Sub and Jolt, are necessary or desirable in connection with the consummation of the transactions contemplated by the Agreement such that, were they not obtained, it would be inadvisable to proceed with the Merger; and (ix) the Merger Consideration shall have been listed on the NYSE, subject to official notice of issuance.

  The obligations of the Company and Sub to effect the Merger shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Effective Time: (i) as of consummation of the transactions contemplated by the Agreement (the "Closing"), Jolt's interim financial statements will (A) reflect total shareholders' equity of at least $1.5 million and (B) not include any liabilities owed to Jolt Shareholders; (ii) Jolt will have at least $600,000 cash on its balance sheet at the Closing; (iii) each Jolt Shareholder shall have executed and delivered to the Company an affiliate letter, restricting the transfer of the Merger Consideration by the Jolt Shareholders; (iv) the representations and warranties of Jolt and the Jolt Shareholders set forth in the Agreement shall be true and correct in all material respects as of the date of the Agreement and, except in such respects as would have no material adverse effect on Jolt, as of the Effective Time (as if made at such time); (v) Jolt and the Jolt Shareholders shall have performed in all material respects the covenants and agreements required by the Agreement to be performed by them at or prior to the Closing; (vi) the Company shall have received from Jolt an officers' certificate, executed by the Chief Executive Officer and the Chief Financial Officer of Jolt (in their capacities as such) and dated the Closing date, confirming satisfaction of the conditions stated in clauses (iv) and (v) above; (vii) the Company shall have received:
(A) an opinion letter of counsel to Jolt, dated the Closing date, conforming to certain provisions of the Agreement; (B) an opinion letter of counsel to the Company dated the Closing date in a form acceptable to the Company; (C) a "cold comfort" letter from Jolt's auditors, dated the Closing date, in form and substance reasonably satisfactory to the Company; (D) an opinion letter of Needham to the Company to the effect that the Merger is fair to the stockholders of the Company from a financial point of view; and (E) such other documents as the Company may reasonably request, in each case reasonably satisfactory in form and substance to the Company; (viii) no holders of Jolt Common Stock shall have exercised appraisal rights; (ix) Mitchell Morhaim shall have executed and delivered to the Company an employment and noncompete agreement in a form acceptable to the Company; (x) Jolt shall have obtained a policy of key-man life insurance for Mr. Morhaim in a form acceptable to the Company; and (xi) Jolt shall have delivered to the Company audited financial statements for the year ending December 31, 1997.

  The obligation of Jolt to effect the Merger shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Effective
Time: (i) the representations and warranties of the Company and Sub set forth in the Agreement shall be true and correct in all material respects as of the date of the Agreement and, except in such respects as would have no material adverse effect on the Company, as of the Effective Time (as if made at such time); (ii) the Company and Sub shall have performed in all material respects the covenants and agreements required by the Agreement to be performed by them at or prior to the Closing; (iii) Jolt shall have received from the Company an officer's certificate, executed by the Chief Financial Officer of the Company (in his capacity as such) and dated the Closing date, confirming satisfaction of the conditions stated in clauses (i) and (ii) above; and (iv) Jolt shall have received: (A) an opinion letter of counsel to the Company, dated the Closing date, conforming to certain provisions of the Agreement; (B) an opinion letter of counsel of Jolt, dated the Closing date, in a form acceptable to Jolt; and (C) such other documents as Jolt may reasonably request, in each case reasonably satisfactory in form and substance to Jolt.

  To the extent permitted by applicable law, the Company and Sub or Jolt and the Jolt Shareholders may waive any inaccuracies in the representations and warranties contained in the Agreement or waive compliance with any agreements or conditions contained in the Agreement after the Stockholders approve the Issuance of the Merger Consideration or the Jolt Shareholders adopt the Agreement and approve the Merger, as the case may be. Any agreement to waive shall be valid only if set forth in a signed writing. In the event of a material change to the Agreement as a result of such a waiver, the Company will resolicit proxies.

REPRESENTATIONS AND WARRANTIES

  The Agreement contains various representations and warranties (not all of which apply to each) of Jolt, the Company and Sub relating to, among other things: (i) organization and qualification to do business;
(ii) capitalization; (iii) the authorization, execution, delivery, performance and enforceability of the Agreement and the absence of conflicts, violations and defaults under charters and by-laws and certain other agreements and documents; (iv) financial statements and other financial information; (v) the absence of certain material differences; and (vi) the information furnished for use in the Registration Statement and in this Proxy Statement.

CERTAIN COVENANTS

  Jolt has agreed that, prior to the Closing, unless otherwise contemplated in the Agreement or otherwise consented to in writing by the Company, it will not: (i) hold any meetings of its Board of Directors, or any committee thereof, or of its shareholders without inviting a representative selected by the Company to attend such meeting; (ii) amend or restate its charter or bylaws or split, combine or reclassify any of its securities, or declare, set aside or pay any dividend or other distribution on any of its securities, or make or agree to commit to make any exchange for or redemption of any of its securities payable in cash, stock or property; provided, however, that Jolt shall be permitted to declare, set aside or pay any dividend or other distribution on any of its securities payable in cash, stock or property to the extent that, as of Closing, Jolt's interim financial statements reflect total shareholders' equity of at least $1,500,000 and Jolt will have at least $600,000 in cash on its balance sheet; (iii) issue or agree to issue any additional shares of, or options, warrants or other rights of any kind to acquire any shares of, its capital stock of any class, or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing other than to issue Jolt Common Stock necessary to meet certain financial requirements that are a condition to the Company's obligation to consummate the Merger; (iv) terminate any material contract, agreement, commitment or understanding; (v) create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures in excess of $1,000; (vi) adopt, enter into or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, employee or consultant or agree to any increase in the compensation (including any bonus) payable or to become payable to, or any increase in contractual term of employment of, any officer, director, employee or consultant; (vii) sell, lease, mortgage, encumber or otherwise dispose of or grant any interest in any of its assets or properties;
(viii) enter into any material contract or agreement; (ix) enter into any capital lease, operating lease or rental agreement for a term exceeding one month; and (x) enter into any agreement, commitment or understanding, whether in writing or otherwise with respect to the matters referred to in clauses
(iv) through (ix). In addition, Jolt has agreed to conduct its business prudently, in the ordinary and usual course, use reasonable efforts to keep intact its business organizations and goodwill and keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with it.

TERMINATION; EXPENSES

  The Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval by the Stockholders and Jolt Shareholders, (i) by written consent of the Company and Jolt or (ii) if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable.

  Each party to the Agreement will bear all expenses incurred by it in connection with the Agreement and transactions contemplated thereby.

WAIVER; AMENDMENT

  The Company and Sub, on the one hand, or Jolt and the Jolt Shareholders on the other hand, may at any time by a signed writing (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained in the Agreement or in any other document delivered pursuant thereto or (iii) waive compliance with any of the agreements, covenants or conditions contained therein. The Agreement may be amended only by an instrument in writing signed by the Company, Jolt, Sub and the Jolt Shareholders.

INDEMNIFICATION

  The Jolt Shareholders joint and severally agree to indemnify, defend and hold the Company, Sub and their respective affiliates, officers, directors, agents, employees, successors and assigns and the Company agrees to indemnify, defend and hold the Jolt Shareholders and their respective affiliates, officers, directors, agents, employees, successors and assigns (collectively, as the case may be, the "Indemnified Parties" or the "Indemnifying Parties") harmless from, against and in respect of all claims, demands, suits, proceedings, liabilities, judgments, losses, obligations, costs, expenses and deficiencies, including legal fees incurred in litigation or otherwise assessed (collectively, "Losses"), sustained or incurred by any of them at any time before the Closing, as well as after the Closing, to the extent that such Losses exceed $50,000, with respect to or arising out of, directly or indirectly, (i) the failure of any representation or warranty made by the Indemnifying Parties in the Agreement or in any other document delivered pursuant to such agreement or (ii) the failure of the Indemnifying Parties to perform and comply in all respects with each of their covenants and other agreements in the Agreement or any other document delivered pursuant to such agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  This section is a summary of the principal federal income tax consequences that are expected to result from the Merger and which might be considered important by a Stockholder. It is impractical to comment on all aspects of federal, state, local and foreign laws that may affect the tax consequences of the Merger. Accordingly, this discussion does not address any aspect of foreign, state or local income tax or federal estate or gift tax considerations. Federal income tax consequences also may be affected by matters not discussed below.

  This summary is based on the current provisions of the Code, existing regulations thereunder and administrative rulings and court decisions, all of which are subject to changes that can be retroactively applied. Many of the provisions of the Code that have been recently enacted or amended have not been interpreted by the courts or the Internal Revenue Service (the "Service"). No assurance can be provided that the opinions and statements set forth herein (which do not bind the Service or the courts) will not be challenged by the Service or would be sustained by a court if challenged.

  THE DISCUSSION SET FORTH BELOW ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES THAT ARE EXPECTED TO RESULT FROM THE MERGER.

  The Merger. The Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code (a "reorganization") and Jolt, the Company and Sub will each be a "party to a reorganization" as such phrase is described in Section 368(b) of the Code. Neither the Jolt Shareholders, Jolt, Sub or Company will recognize gain or loss for federal income tax purposes by reason of conversion of the shares of Jolt Common Stock into the shares of Common Stock to be received at the date of the consummation of the transactions contemplated by the Agreement (the "Closing Date"). Such treatment depends upon the plan or intention on the part of the Jolt Shareholders to transfer the shares of Common Stock to be received upon consummation of the Merger, plans on the part of the Company to undertake or cause Sub to undertake transactions outside the ordinary course of business and certain other technical requirements under the Code.

  The above conclusions assume the veracity of certain representations that the Jolt Shareholders will have a continuing proprietary interest through stock ownership in the Company of a sufficient magnitude to satisfy the "continuity of interest" requirement of a reorganization. This requirement must be met in two respects. First, a significant part of the consideration received by the Jolt Shareholders pursuant to the Merger must represent such a continuing proprietary interest. If it were determined that the pre-Merger dividend distributions received by the Jolt Shareholders are "boot" or "other property," the Merger might not constitute a tax-free reorganization. Pre-Merger dividend distributions are not likely to be treated as boot, however, because such payments are being made by Jolt with its own funds, not by the Company or Sub or not with funds of the Company or Sub.

  The second aspect of the continuity of interest requirement depends on the plans or intentions of the Jolt Shareholders at the time of the Merger to sell, exchange or otherwise dispose of the Common Stock received by them in the Merger. The above discussion assumes the veracity of the representations of the Jolt Shareholders to the effect that the Jolt Shareholders, individually and as a group, will have no plans or intentions at the Closing Date to reduce their holdings in the Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of all of the formerly outstanding shares of Jolt Common Stock as of such date.

  Should the continuity of interest requirement not be satisfied, (i) the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) neither Jolt, the Company nor Sub would be a "party to a reorganization" as such term is described in Section 368(b) of the Code and the Jolt Shareholders, but not the Company, would incur a significant tax liability and (iii) the Jolt Shareholders would recognize gain or loss on the exchange of shares of Jolt Common Stock for shares of Common Stock, as if such shares of Jolt Common Stock had been sold for an amount equal to the fair market value of such consideration.

  Jolt Shareholders. The Jolt Shareholders will not recognize gain or loss for federal income tax purposes to the extent they exchange Jolt Common Stock for Common Stock in the Merger. After the Merger, a Jolt Shareholder will be taxed on distributions received from the Company, if any, with respect to the Common Stock. Nonliquidating distributions with respect to such Common Stock will constitute dividends taxable as ordinary income to the extent of any current or accumulated earnings and profits (as calculated for federal income tax purposes) of the Company. Any nonliquidating distributions with respect to such Common Stock in excess of such current or accumulated earning and profits of the Company, or any liquidating distributions received with respect to such Common Stock will be treated as a tax-free return of capital to the extent of such Jolt Shareholder's basis in such shares and as capital gain to the extent of the balance, assuming that such shares are held as capital assets.

  Holding Period. Assuming each Jolt Shareholder holds Jolt Common Stock as a capital asset immediately prior to the exchange, such shareholder will have a holding period for the Common Stock received pursuant to the Merger that will include the holding period of the shares of Jolt Common Stock exchanged therefor.

  The Company, Sub and Jolt. No gain or loss will be recognized by the Company, Sub or Jolt as a result of the Merger. Sub's tax basis in the assets of Jolt acquired pursuant to the Merger will be equal to the tax basis of such assets in the hands of Jolt immediately prior to the Merger, increased by any gain recognized by Jolt. The Company's tax basis in the stock of Sub will be equal to Jolt's tax basis in its assets plus the Company's initial tax basis in Sub stock. If the Merger were not to qualify as a reorganization, the Jolt Shareholders would recognize, in a taxable transaction, gain equal to the excess of the fair market value of the Common Stock over Jolt's aggregate tax basis in its assets transferred to the Company in the Merger.

  Reporting Requirements. Each Jolt Shareholder who receives shares of Common Stock pursuant to the Merger is required by Section 1.368-3(b) of the Treasury Regulations to file with such person's federal income tax return for 1998 a statement that provides details relating to the cost or basis of the stock or securities transferred in the exchange and the amount of stock or securities and other property or money received from the exchange, including any liabilities assumed upon the exchange and any liabilities to which property received is subject. The Company is unable to predict whether filing of such a statement by any person will enhance the likelihood of an audit of such person's federal income tax return. If the Service were to audit the federal income tax return of a person who receives Common Stock pursuant to the Merger, the Service might propose adjustments that relate to the Merger or that pertain to unrelated matters. Accordingly, each Jolt Shareholder is urged to consult a tax advisor concerning the tax consequences of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  As of December 4, 1997, directors and executive officers of the Company were the record owners of 3,340,294 shares of Common Stock. The Company believes that each of its directors and executive officers intends to vote or direct the vote of all of the outstanding shares of Common Stock over which such person has voting control in favor of the authorization, approval and adoption of the Agreement and the transactions contemplated thereby. On June 30, 1997, the Company borrowed $2,000,000 from Mr. Wheeler, a private investor, under a secured, full recourse, non-negotiable promissory note bearing 8% interest. The note matures on February 1, 1999, and is secured by a pledge of the common stock of SMTEK. The Company agreed to give Mr. Wheeler two seats on its Board, which seats were filled by Mr. Wheeler and Charlene A. Gondek. As a condition to obtaining the $2,000,000 loan from Mr. Wheeler, the Company also agreed to acquire, subject to the satisfaction of certain conditions (including (i) approval of the Jolt Shareholders, (ii) Stockholder approval and (iii) obtaining a fairness opinion), all of the issued and outstanding shares of Jolt. Failure to consummate the Merger will not result in a breach of the Wheeler Note; in such case, the Wheeler Note will be due and payable in full on February 1, 1999. Upon consummation of the Merger, the maturity date of the Wheeler Note will be extended from February 1, 1999 to October 31, 1999. In addition to being directors of the Company, Mr. Wheeler and Ms. Gondek are shareholders of Jolt. In addition to his current holding of Jolt common stock, Mr. Wheeler will receive 10,660 shares of Jolt common stock immediately before the Merger in exchange for the discharge of indebtedness of approximately $2,050,000 owed by Jolt to Mr. Wheeler. Therefore, Mr. Wheeler and Ms. Gondek will receive shares of Common Stock as Merger Consideration if the Stockholders approve the Issuance of the Merger Consideration and all other conditions to the consummation of the Merger are either satisfied or waived. The principal executive officer of Jolt will be employed by the Company after the Merger pursuant to an employment and noncompete agreement. Specifically, Mitchell Morhaim, President and a shareholder of Jolt, will be a party to a five-year employment agreement with the Company.

ACCOUNTING TREATMENT

  The Merger is expected to be accounted for as a pooling of interests under generally accepted accounting principles. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Jolt will be carried forward at their previously recorded amounts, and prior period financial statements will be restated for all periods as though Jolt and the Company had been combined at the beginning of the earliest period presented. See the Unaudited Pro Forma Financial Statements and Notes thereto included elsewhere in this Proxy Statement.

RESTRICTIONS ON RESALES OF COMMON STOCK

  The shares of the Common Stock to be received by the Jolt Shareholders in connection with the Merger have not been registered under the Securities Act. The Common Stock is being offered and sold to the Jolt Shareholders in a private placement, exempt from registration under the Securities Act. Such shares of Common Stock may be resold by Jolt Shareholders only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of such persons who become affiliates of the Company, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. The Company has agreed to register such Common Stock for resale by the Jolt Shareholders as soon as possible following the Effective Time and to file a registration statement covering such resales no later than sixty (60) days following the Effective Time. See "The Merger--Restrictions on Resales."

  In addition, pursuant to the Agreement, each Jolt Shareholder is required to execute and deliver to the Company a letter providing that each Jolt Shareholder (i) will agree not to sell, transfer or otherwise dispose of any of the shares of Common Stock received by such person in the Merger until such time as financial results covering at least 30 days of combined operations of Jolt and the Company have been published and (ii) has no prearrangement, plan or intention to transfer shares of Common Stock received in the Merger that would cause the Merger to be treated as other than a tax-free reorganization under Section 368 of the Code.

APPRAISAL RIGHTS

  As a condition to the consummation of the Merger, no Jolt Shareholders shall have exercised appraisal rights under the Florida Business Corporation Act.

REGULATORY APPROVALS

  No federal or state regulatory requirements must be complied with and no such regulatory approvals must be obtained as a condition to consummation of the Merger.

                    SELECTED FINANCIAL DATA OF THE COMPANY

  The following tables set forth certain selected historical financial information of the Company as of and for each of the years in the five-year period ended June 30, 1997, and as of March 31, 1998, and for the nine months ended March 31, 1998 and 1997. Such selected financial information has been derived from the consolidated financial statements of the Company, which, for each year in such five-year period, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, except for the first year in such five-year period which was audited by Price Waterhouse LLP. The selected data presented in the following tables for the nine-month periods ended March 31, 1998 and 1997, and as of March 31, 1998, are derived from the unaudited consolidated financial statements of the Company included elsewhere herein. The following financial information should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto as of June 30, 1997 and 1996, and for each of the years in the three-year period ending June 30, 1997, and the report thereon, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" included elsewhere in this Proxy Statement.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                       SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                          NINE MONTHS ENDED
                              MARCH 31,                   YEAR ENDED JUNE 30,
                          ------------------  ------------------------------------------------
                            1998      1997      1997      1996      1995      1994      1993
                          --------  --------  --------  --------  --------  --------  --------
                             (UNAUDITED)
OPERATING DATA
Sales...................  $ 37,576  $ 34,660  $ 48,919  $ 33,136  $ 29,576  $ 48,529  $ 57,883
                          --------  --------  --------  --------  --------  --------  --------
Costs and expenses:
  Cost of goods sold....    31,615    30,161    42,475    29,494    26,516    47,860    55,052
  Administrative and
   selling expenses.....     4,048     3,653     5,058     4,175     6,497     7,617     7,898
  Goodwill amortization.       951       951     1,268       634       --        --        --
  Restructuring charges.       --        --        --        --      1,533       --        --
                          --------  --------  --------  --------  --------  --------  --------
Total costs and
 expenses...............    36,614    34,765    48,801    34,303    34,546    55,477    62,950
                          --------  --------  --------  --------  --------  --------  --------
Operating income (loss).       962      (105)      118    (1,167)   (4,970)   (6,948)   (5,067)
                          --------  --------  --------  --------  --------  --------  --------
Non-operating income
 (expense):
  Interest income.......        51        59        83       246       109       168       280
  Interest expense......      (724)     (844)   (1,105)     (911)     (883)   (1,110)   (1,107)
  Debt issue cost
   amortization.........       --       (372)     (937)     (281)      --        --        --
  Gain on sale of
   assets...............        24       128       142       --      3,317         2       264
  Earthquake expenses...       --        --        --        --        --       (500)      --
  Other income
   (expense), net.......       (87)       12        21       245        61        34       --
                          --------  --------  --------  --------  --------  --------  --------
Total non-operating
 income (expense).......      (736)   (1,017)   (1,796)     (701)    2,604    (1,406)     (563)
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) from
 continuing operations
 before income taxes....       226    (1,122)   (1,678)   (1,868)   (2,366)   (8,354)   (5,630)
Income tax benefit
 (provision)............      (430)      --        --      1,110       --        --        --
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) from
 continuing operations..      (204)   (1,122)   (1,678)     (758)   (2,366)   (8,354)   (5,630)
Income from discontinued
 operations, less
 applicable income
 taxes..................       --        --        --        --        --        --        603
                          --------  --------  --------  --------  --------  --------  --------
Income (loss) before
 extraordinary item.....      (204)   (1,122)   (1,678)     (758)   (2,366)   (8,354)   (5,027)
Extraordinary item--Gain
 on debt extinguishment.       --        --        --      2,356     2,441       --      6,100
                          --------  --------  --------  --------  --------  --------  --------
Net income (loss).......  $   (204) $ (1,122) $ (1,678) $  1,598  $     75  $ (8,354) $  1,073
                          ========  ========  ========  ========  ========  ========  ========
Earnings (loss) per
 share:
  Basic and diluted:
    Continuing
     operations.........  $  (0.01) $  (0.05) $  (0.07) $  (0.04) $  (0.15) $  (0.59) $  (0.60)
    Discontinued
     operations.........       --        --        --        --        --        --       0.06
    Extraordinary item..       --        --        --       0.13      0.15       --       0.65
                          --------  --------  --------  --------  --------  --------  --------
      Total.............  $  (0.01) $  (0.05) $  (0.07) $   0.09  $    --   $  (0.59) $   0.11
                          ========  ========  ========  ========  ========  ========  ========

                                                      JUNE 30,
                          MARCH 31,  ---------------------------------------------
                            1998       1997     1996    1995      1994      1993
                         ----------- -------- -------- -------  --------  --------
                         (UNAUDITED)
BALANCE SHEET DATA
Current assets..........  $ 18,139   $ 20,420 $ 15,493 $ 8,876  $ 12,018  $ 20,085
Current liabilities.....  $ 16,510   $ 18,095 $ 11,979 $ 8,904  $ 21,277  $ 14,289
Working capital
 (deficit)..............  $  1,629   $  2,325 $  3,514 $   (28) $ (9,259) $  5,796
Current ratio...........       1.1        1.1      1.3     1.0       0.6       1.4
Total assets............  $ 28,078   $ 31,880 $ 28,087 $12,590  $ 23,258  $ 33,739
Long-term debt..........  $  5,251   $  7,820 $ 10,935 $ 7,030  $  6,870  $ 20,393
Stockholders' equity
 (deficit)..............  $  6,317   $  5,965 $  5,173 $(3,344) $ (4,889) $   (943)
Equity (deficit) per
 share..................  $   0.26   $   0.24 $   0.22 $ (0.21) $  (0.34) $  (0.08)
Shares outstanding
 (000s).................    24,614     24,587   22,999  16,063    14,469    11,973

                  SELECTED HISTORICAL FINANCIAL DATA OF JOLT

  The following tables set forth certain selected financial information of Jolt as of and for each of the years in the five-year period ended December 31, 1997, and as of March 31, 1998, and for the three months ended March 31, 1998 and 1997. Such selected financial information has been derived from the financial statements of Jolt, which, for the years ended December 31, 1997 and 1996, were audited by Brunt & Company, P.A., independent certified public accountants. The selected data presented in the following tables for the three-month periods ended March 31, 1998 and 1997, and as of March 31, 1998, are derived from the unaudited financial statements of Jolt included elsewhere herein. The following financial information should be read in conjunction with the Financial Statements of Jolt and Notes thereto and "Jolt Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement.

                             JOLT TECHNOLOGY, INC.

                      SELECTED HISTORICAL FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                          THREE MONTHS
                              ENDED
                            MARCH 31,          YEAR ENDED DECEMBER 31,
                          --------------  --------------------------------------
                           1998    1997    1997    1996    1995    1994    1993
                          ------  ------  ------  ------  ------  ------  ------
                                           (UNAUDITED, EXCEPT FOR 1997 AND
                           (UNAUDITED)                  1996)
OPERATING DATA
Sales...................  $  746  $  518  $2,722  $2,354  $1,817  $1,269  $1,250
                          ------  ------  ------  ------  ------  ------  ------
Costs and expenses:
  Cost of sales.........     347     295   1,419   1,412   1,082     931     953
  Administrative and
   selling expenses.....      71      62     385     327     358     199     174
                          ------  ------  ------  ------  ------  ------  ------
Total costs and
 expenses...............     418     357   1,804   1,739   1,440   1,130   1,127
                          ------  ------  ------  ------  ------  ------  ------
Operating income........     328     161     918     615     377     139     123
                          ------  ------  ------  ------  ------  ------  ------
Non-operating income
 (expense)
  Interest income.......       3       3      13       9       9       4       1
  Interest expense......     (29)    (34)   (122)   (134)   (165)   (157)    (95)
  Other income
   (expense), net.......     --      --        1       1     --      --      --
                          ------  ------  ------  ------  ------  ------  ------
Total non-operating
 expense................     (26)    (31)   (108)   (124)   (156)   (153)    (94)
                          ------  ------  ------  ------  ------  ------  ------
Net income (loss).......  $  302  $  130  $  810  $  491  $  221  $  (14) $   29
                          ======  ======  ======  ======  ======  ======  ======
Basic and diluted income
 (loss) per share.......  $30.20  $13.05  $81.02  $53.54  $27.65  $(1.73) $ 3.67
                          ======  ======  ======  ======  ======  ======  ======
Shares used in computing
 basic and diluted
 income (loss) per share
 (000s).................      10      10      10       9       8       8       8
                          ======  ======  ======  ======  ======  ======  ======
Net income (loss) before
 pro forma adjustments..  $  302          $  810
PRO FORMA ADJUSTMENTS
 (1):
  Income tax provision..    (114)           (305)
                          ------          ------
  Pro forma net income..  $  188          $  505
                          ======          ======
  Pro forma basic and
   diluted income per
   share................  $18.80          $50.50
                          ======          ======
  Shares used in
   computing pro forma
   basic and diluted
   income per share
   (000s)...............      10              10
                          ======          ======

-------
(1) Jolt, which is an "S Corporation" for income tax purposes, will become a "C Corporation" upon consummation of the merger, and hence will become subject to Federal and state income taxes. Pro forma basic and diluted income per share for Jolt's fiscal year ended December 31, 1997 and for the three months ended March 31, 1998 have been computed after giving effect to pro forma income tax expense at an effective tax rate of 37.7%, representing Federal taxes of 34% and Florida state taxes of 5.5%, net of Federal benefit.

                             JOLT TECHNOLOGY, INC.

                      SELECTED HISTORICAL FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

                                                   DECEMBER 31,
                          MARCH 31,  ---------------------------------------------
                            1998      1997     1996     1995      1994      1993
                         ----------- -------  -------  -------  --------  --------
                         (UNAUDITED)   (UNAUDITED, EXCEPT FOR 1997 AND 1996)
BALANCE SHEET DATA
  Current assets........   $ 1,615   $ 1,322  $   950  $   902  $    532  $    426
  Current liabilities...   $   537   $   489  $   322  $   334  $    113  $    246
  Working capital.......   $ 1,078   $   833  $   628  $   568  $    419  $    180
  Current ratio.........       3.0       2.7      3.0      2.7       4.7       1.7
  Total assets..........   $ 2,038   $ 1,788  $ 1,411  $ 1,372  $    890  $    632
  Shareholder loans
   payable..............   $ 1,625   $ 1,625  $ 1,625  $ 1,625  $  1,625  $    --
  Long-term debt........   $   --    $   --   $   --    $  117  $     77  $  1,297
  Shareholders' deficit.   $  (124)  $  (326) $  (536) $  (704) $   (925) $   (911)
  Deficit per share.....   $(12.40)  $(32.60) $(53.60) $(88.00) $(115.63) $(113.88)
  Shares outstanding
   (000s)...............        10        10       10        8         8         8
                          MARCH 31,
                            1998
                         -----------
                         (UNAUDITED)
PRO FORMA BALANCE SHEET DATA (1)
  Current assets........   $ 1,615
  Current liabilities...   $   246
  Working capital.......   $ 1,369
  Current ratio.........       6.6
  Total assets..........   $ 2,038
  Shareholder loans
   payable..............   $   --
  Long-term debt........   $   --
  Shareholders' equity..   $ 1,792
  Equity per share......   $ 86.74
  Shares outstanding
   (000s)...............     20.66

--------
(1) Pro forma balance sheet data of Jolt reflects (i) the conversion to equity of shareholder loans payable in the amount of $1,625,000 and accrued interest thereon of $397,000, and (ii) the accrual of estimated dividends distributable to Jolt shareholders of $106,000, as if both transactions had occurred on March 31, 1998. The conversion of shareholder loans and accrued interest to equity will occur prior to the Closing as a condition of the Merger. The dividends will be distributed to shareholders to cover their personal income tax liabilities associated with the taxable income of Jolt, which is an S Corporation.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                          NINE MONTHS
                                             ENDED      YEAR ENDED JUNE 30,
                                           MARCH 31,  -------------------------
                                             1998      1997     1996     1995
                                          ----------- -------  -------  -------
PRO FORMA COMBINED STATEMENT OF EARNINGS
 DATA:
  Sales.................................    $39,834   $51,089  $35,490  $31,393
                                            =======   =======  =======  =======
  Operating income (loss)...............    $ 1,806   $   613  $  (552) $(4,592)
                                            =======   =======  =======  =======
  Income (loss) before extraordinary
   item.................................    $ 1,032   $(1,212) $  (267) $(2,145)
                                            =======   =======  =======  =======
Per share information:
  Basic and diluted earnings (loss)
   before extraordinary item............    $  0.03   $ (0.04) $ (0.01) $ (0.09)
                                            =======   =======  =======  =======
  Shares used in computing earnings
   (loss) per share (000s)
    Basic...............................     33,598    32,150   27,180   24,150
                                            =======   =======  =======  =======
    Diluted.............................     34,017    32,150   27,180   24,150
                                            =======   =======  =======  =======
                                           MARCH 31,
                                             1998
                                          -----------
PRO FORMA COMBINED BALANCE SHEET DATA:
Total Assets............................    $30,116
                                            =======
Long-term debt..........................    $ 5,251
                                            =======
Stockholders' equity....................    $ 8,109
                                            =======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF THE COMPANY

INTRODUCTORY STATEMENT

  The Company provides customized, integrated EMS to original equipment manufacturers in the computer, telecommunications, instrumentation, medical, industrial and aerospace industries. The Company also fabricates multilayer PCBs for use primarily in the computer, communications and instrumentation industries. The Company's EMS operations are located in Southern California and Northern Ireland. Its PCB facilities are located in Northern Ireland.

  Historically, the Company was a diversified holding company with operations in the areas of EMS and PCB fabrication, broadband communications equipment and other businesses. The Company entered the EMS business by acquiring its domestic EMS operations in 1985 and by organizing its European EMS operations in 1990. The Company divested its non-EMS/PCB operations during 1989 to 1993. In December 1994 and January 1995, the Company sold substantially all the assets of its U.S. EMS and PCB operations and used the proceeds to pay off debt.

  In January 1996, as the first step toward rebuilding a domestic presence in the EMS industry, the Company acquired SMTEK, a provider of integrated electronic manufacturing services. SMTEK specializes in the design and manufacture of complex printed circuit board assemblies and modules utilizing surface mount technology for sale to government-related and commercial customers.

  With the exception of fiscal 1997, during which the Company generated operating income of $118,000, the Company has incurred operating losses for a number of years. These operating losses amounted to $1,167,000 and $4,970,000 in fiscal 1996 and fiscal 1995, respectively. Although the Company had net income for fiscal 1996 and fiscal 1995 of $1,598,000 and $75,000, respectively, fiscal 1996 net income included an extraordinary gain of $2,356,000 and an income tax benefit of $1,110,000, while fiscal 1995 net income included an extraordinary gain of $2,441,000 and a gain of on sales of assets of $3,317,000.

  The Company utilizes a 52-53 week fiscal year ending on the Friday closest to June 30 which, for fiscal years 1997, 1996 and 1995, fell on June 27, June 28 and June 30, respectively. Throughout this Proxy Statement, the fiscal year-end for all years is shown as June 30 for clarity of presentation, except where the context dictates a more specific reference to the actual year-end date. The interim periods for both years are shown as March 31 for clarity purposes. The actual periods ended on April 3, 1998 and March 28, 1997. The nine month periods ended April 3, 1998 and March 28, 1997 consisted of 40 weeks and 39 weeks, respectively.

QUASI-REORGANIZATION

  The Company, with the authorization of its Board of Directors, implemented a quasi-reorganization effective June 27, 1997. The quasi-reorganization, which did not require the approval of the Company's stockholders, resulted in an elimination of the accumulated deficit of $23,678,000 by a transfer from additional paid-in capital of an equivalent amount. This deficit was attributable primarily to operations which were divested or discontinued in prior years. Following a review and evaluation by management, no adjustment was made to the carrying values of the Company's assets and liabilities because such amounts were deemed to be not in excess of estimated fair values. In order to account for the Merger using the pooling method of accounting, the quasi-reorganization effected by the Company on June 27, 1997 will be reversed upon consummation of the Merger.

RESULTS OF OPERATIONS

  The following table sets forth the Company's sales and other operating data as percentages of revenues:

                                                              NINE MONTHS
                                        FISCAL YEAR ENDED         ENDED
                                            JUNE 30,            MARCH 31,
                                        --------------------  ---------------
                                        1997    1996   1995    1998     1997
                                        -----   -----  -----  ------   ------
Sales.................................. 100.0%  100.0% 100.0%  100.0%   100.0%
Cost of goods sold.....................  86.8    89.0   89.7    84.1     87.0
                                        -----   -----  -----  ------   ------
Gross profit...........................  13.2    11.0   10.3    15.9     13.0
Administrative and selling expenses....  10.3    12.6   21.9    10.8     10.5
Goodwill amortization..................   2.6     1.9     --     2.5      2.8
Restructuring charges..................    --      --    5.2      --       --
                                        -----   -----  -----  ------   ------
Operating income (loss)................   0.3    (3.5) (16.8)    2.6     (0.3)
Interest income........................   0.2     0.8    0.4     0.1      0.2
Interest expense.......................  (2.3)   (2.8)  (3.0)   (1.9)    (2.4)
Debt issue cost amortization...........  (1.9)   (0.8)    --      --     (1.1)
Gain on sale of assets.................   0.3      --   11.2     0.1      0.4
Other income (expense), net............    --     0.7    0.2    (0.3)      --
                                        -----   -----  -----  ------   ------
Loss before income taxes...............  (3.4)   (5.6)  (8.0)    0.6     (3.2)
Income tax benefit (provision).........    --     3.3     --    (1.1)      --
                                        -----   -----  -----  ------   ------
Loss before extraordinary item.........  (3.4)   (2.3)  (8.0)   (0.5)    (3.2)
Extraordinary item--Gain on debt
 extinguishment........................    --     7.1    8.3      --       --
                                        -----   -----  -----  ------   ------
Net income (loss)......................  (3.4)%   4.8%   0.3%   (0.5)%   (3.2)%
                                        =====   =====  =====  ======   ======

  During fiscal 1995, the Company closed the operations of its A.J. Electronics, Inc. subsidiary ("A.J."). The Company recorded restructuring charges of $1,533,000 for the costs associated with the shut down and disposal of the assets of A.J., including asset write-downs of $552,000, additional bad debt write-offs of $136,000, lease termination costs of $211,000 and all other exit costs totaling $634,000. Substantially all of the operating assets of A.J. were sold in January 1995 for total consideration, in the form of cash and debt assumption, of approximately $1,041,000.

  In December 1994, the Company sold essentially all the assets of its Aeroscientific Oregon subsidiary ("Aero Oregon") for proceeds of approximately $9,200,000 in cash and the assumption by the purchaser of approximately $300,000 of capitalized lease obligations, which resulted in a gain of $3,317,000. With the proceeds of this sale, the Company paid off $5,300,000 of industrial revenue bonds and settled a $6,941,000 bank term loan for a cash payment of $4,500,000, which resulted in an extraordinary gain on debt extinguishment of $2,441,000.

NINE MONTHS ENDED MARCH 31, 1998 VS. NINE MONTHS ENDED MARCH 31, 1997

  Consolidated sales increased from $34,660,000 for the nine months ended March 31, 1997 to $37,576,000 for the latest nine months. Sales for the Company's EMS operations for the latest nine months increased by $3,628,000 over the comparable prior year period, and is attributable primarily to higher levels of business with existing customers. Sales for the nine months ended March 31, 1998 for the PCB operations declined by 9% from the comparable period in the prior year as a result of a fluctuation in business from a major customer as well as a relatively large quick-turn contract in the nine months ended March 31, 1997 that was not recurring business.

  Consolidated gross profit for the nine months ended March 31, 1998 was $5,961,000 (15.9% of sales), compared to $4,499,000 (13.0% of sales) for the same period of the prior year. Gross profit of the EMS operations was $4,244,000 for the nine months ended March 31, 1998, compared to $2,911,000 for the prior year. A change in the mix of business with lower direct material costs as a percentage of sales contributed to the increase in EMS gross profit, along with higher sales volume and increased productivity. For the nine months ended March 31, 1998, gross profit from PCB operations increased approximately 8% over gross profit for the comparable period of the prior year despite the decline in PCB sales. This improvement is attributable primarily to an increase in higher margin quick-turn orders, material price reductions and processing cost savings.

  Administrative and selling expenses for the nine months ended March 31, 1998 and 1997 were $4,048,000 and $3,653,000, respectively. The increase is attributable to a key management position addition and other increases in administrative staff. The additional week of operations included in the period ended March 31, 1998 as a result of the Company's 52-53 week fiscal year also contributed to the increased administrative and selling expenses in the latest nine-month period.

  In nine months ended March 31, 1998, consolidated operating income was $962,000, compared to a consolidated operating loss of $105,000 for the same period in the previous fiscal year.

  Interest expense decreased from $844,000 in the nine months ended March 31, 1997 to $724,000 in the nine months ended March 31, 1998 because the Company repaid its 10% Senior Notes in the amount of $5,300,000 on June 30, 1997. Of the funds used to repay the 10% Senior Notes, $2,000,000 was borrowed on June 30, 1997 under an 8% promissory note due February 1, 1999.

  Debt issue cost amortization expense of $372,000 for the nine months ended March 31, 1997 related to the 10% Senior Notes. There is no such amortization expense in the latest quarter because these debt issue costs were fully amortized as of June 30, 1997.

  The provision for income taxes of $430,000 for the nine months ended March 31, 1998 arises as a result of the quasi-reorganization which was effected on June 30, 1997. Pursuant to quasi-reorganization accounting, as the portion of net operating loss carryforwards and deferred tax benefits originating prior to the effective date of the quasi-reorganization are utilized, the corresponding tax effect ($430,000 for the nine months ended March 31, 1998) is credited to paid-in capital instead of being treated as a reduction of the provision for income taxes. Additionally, because the Company's goodwill amortization expense is not deductible for income taxes, the provision for income taxes in the nine months ended March 31, 1998 is greater than the amount which would result from applying statutory tax rates to pretax income.

  The net loss for the nine months ended March 31, 1998 was $204,000 or ($.01) per share, compared to a net loss of $1,122,000 or ($.05) per share for the nine months ended March 31, 1997.

FISCAL 1997 VS. FISCAL 1996

  Sales for fiscal 1997 were $48,919,000, compared to $33,136,000 for fiscal 1996. The sales increase results primarily from the acquisition of SMTEK, which contributed revenues of $19,267,000 in fiscal 1997 compared to $8,668,000 in fiscal 1996. Because the acquisition of SMTEK in January 1996 was accounted for using the purchase method, SMTEK's operations prior to the acquisition are not included in the Company's results. Sales growth at DDL Electronics, Ltd. ("DDL-E") accounted for most of the remaining increase in consolidated sales. DDL-E added several new customers that have contributed to sales growth and significantly increased sales to one of its existing customers during fiscal 1997.

  Gross profit (sales less cost of goods sold) for fiscal 1997 was $6,444,000 compared to $3,642,000 for fiscal 1996. SMTEK's gross profit of $2,774,000 for fiscal 1997, compared to $1,600,000 for fiscal 1996, accounted for $1,174,000 of the increase. Gross profit of DDL-E and Irlandus Circuits Ltd. ("Irlandus") increased by $810,000 and $821,000, respectively, compared to fiscal 1996. DDL-E's gross profit increased due to higher sales volume and the fact that DDL-E's gross profit in fiscal 1996 was adversely impacted by a ramp-up in the workforce and higher than normal equipment costs. Irlandus' gross profit increased primarily due to a reduction of indirect costs. The Company's consolidated gross profit margin increased from 11.0% in fiscal 1996 to 13.2% in fiscal 1997, due primarily to improvement in Irlandus' gross profit margin from 11.4% in fiscal 1996 to 18.6% in fiscal 1997. The improvement in Irlandus' gross profit margin is attributable to an increase in higher margin quick-turn orders and a reduction of indirect costs as a percentage of sales. SMTEK's gross profit margin declined from 18.5% in fiscal 1996 to 14.4% in fiscal 1997 due to higher direct material costs as a percentage of sales, as well as an increase in the number of production employees handling the higher sales volume.

  Administrative and selling expenses increased from $4,175,000 for fiscal 1996 to $5,058,000 for fiscal 1997. This increase is principally the result of the acquisition of SMTEK in January 1996.

  Operating income was $118,000 for fiscal 1997, compared to operating loss of $1,167,000 for fiscal 1996. This improvement is primarily attributable to increased gross profit of DDL-E and Irlandus.

  Net non-operating expense increased from $701,000 in fiscal 1996 to $1,796,000 in fiscal 1997. This change is attributable to increases in debt issue cost amortization and interest expense, as the result of debt issued in February 1996 to finance the SMTEK acquisition. Debt issue cost amortization expense amounted to $937,000 in fiscal 1997 compared to $281,000 in fiscal 1996. Nearly all of the fiscal 1997 debt issue cost amortization relates to the Senior Notes that were repaid on June 30, 1997 (which is subsequent to the year ended June 27, 1997).

  During fiscal 1996, the Company recognized an income tax benefit associated with its application for federal tax refunds as permitted under section 172(f) of the Code. In the aggregate, the Company applied for federal tax refunds of $2,175,000, net of costs associated with applying for such refunds. Through June 30, 1996, the Company had received $1,871,000 of net refunds plus interest on such refunds of $106,000, and has recognized as an income tax benefit $1,110,000 net of certain expenses. Because the tax returns underlying these refunds are subject to audit by the Internal Revenue Service and a portion of the refunds could be disallowed, the Company has not yet recognized a tax benefit for the remainder of the refunds received to date, or for the refunds still expected to be received. No additional refunds were received during fiscal 1997. Nonetheless, the Company feels that its claim for refund and carry back of net operating losses can be substantiated and is supported by law, and that the Company will ultimately collect and retain a substantial portion of the refunds applied for.

  The net loss for fiscal 1997 was $1,678,000, or ($0.07) per share, compared to net income of $1,598,000, or $0.09 per share, for fiscal 1996. Net income for fiscal 1996 includes an extraordinary gain on debt extinguishment of $2,356,000 associated with the reduction of the Company's outstanding obligations to certain former officers, employees and directors in March 1996, as further described in Note 8 to the Consolidated Financial Statements of the Company.

FISCAL 1996 VS. FISCAL 1995

  Sales for fiscal 1996 were $33,136,000, compared to $29,576,000 for fiscal 1995. Included in fiscal 1995 sales are revenues from A.J. and Aero Oregon. A.J.'s operations were discontinued and ultimately liquidated in fiscal 1995, and Aero Oregon's manufacturing facility and related assets were sold in December 1994. Aero Oregon and A.J. represented $8,765,000 of fiscal 1995 sales. After excluding sales of Aero Oregon and A.J. from fiscal 1995 revenues, sales in fiscal 1996 increased $12,325,000 over sales of fiscal 1995. Of this increase, $8,668,000 represents revenues of SMTEK, which was acquired in January 1996. Sales growth at DDL-E accounted for most of the remaining increase in consolidated sales. DDL-E added several new turnkey customers that contributed to sales growth in fiscal 1996 and reduced the relative volume of sales made on consignment basis. For "turnkey" sales, DDL-E provides all materials, labor and equipment associated with producing the customers' products, while "consigned" sales are those in which the customers furnish the materials and DDL-E provides only the labor and equipment to manufacture the product. For DDL-E, material costs typically represent about 70% of the turnkey method's sales price. Thus, a shift in order mix from consigned to turnkey can result in higher sales but lower gross profit margins.

  Gross profit for fiscal 1996 improved by $582,000 compared to fiscal 1995. The acquisition of SMTEK in January 1996 accounted for $1,600,000 of the increase, offset by a decline in gross profit of the Northern Ireland operations of approximately $800,000. Gross profit as a percentage of sales declined from 14.1% (after excluding the operations of Aero Oregon and A.J.) for fiscal 1995 to 11.0% for fiscal 1996. DDL-E's gross profit declined by $705,000, and its gross profit as a percentage of sales declined from 14.5% in fiscal 1995 to 5.9% in fiscal 1996 due to a decrease in consignment sales and an increase in turnkey sales volume. Also, the cost of direct materials as a percent of turnkey sales in fiscal 1996 was higher than in fiscal 1995. An increase in the number of production employees handling the higher sales volume and additional costs incurred for previously deferred equipment maintenance further contributed to the decline in DDL-E's gross profit percentage. Gross profit of Irlandus decreased by $88,000 and its gross profit percentage declined from 12.7% to 11.4% from 1995 to 1996. Irlandus' gross profit declined primarily due to changes in product mix.

  The operating loss for fiscal 1996 improved by $3,803,000, from a loss in fiscal 1995 of $4,970,000 to a loss of $1,167,000 in fiscal 1996. The fiscal 1996 operating loss includes goodwill amortization expense of $634,000 arising from the acquisition of SMTEK in January 1996. After giving effect to the exclusion of Aero Oregon and A.J. from fiscal 1995 operating results, the improvement in the operating loss was $1,059,000. A substantial portion of fiscal 1995's operating expenses were attributable to accrual of restructuring charges associated with the discontinuance of A.J.'s operations and disposal of its assets. The restructuring charge of $1,533,000 in fiscal 1995 was comprised of a writedown of assets to liquidation value, accrual of expected lease termination costs and provision for operating expenses through A.J.'s ultimate and final disposal.

  Net non-operating income (expense) declined from $2,604,000 in fiscal 1995 to ($701,000) in fiscal 1996. This change is attributable principally to a non-recurring gain of $3,317,000 on the sale of assets of Aero Oregon in fiscal 1995.

  As discussed further above, during fiscal 1996 the Company recognized an income tax benefit of $1,110,000 net of certain expenses associated with its application for federal tax refunds as permitted under section 172(f) of the Internal Revenue Code.

  For fiscal 1995, the loss before extraordinary item was $2,366,000, or ($0.15) per share. Excluding the operations of A.J. and Aero Oregon and the non-recurring gain on the sale of Aero Oregon's assets, fiscal 1995 would have shown a loss before extraordinary item of $2,764,000. For fiscal 1996, the loss before extraordinary item was $758,000, or ($0.04) per share, which includes the effect of the $1,110,000 income tax benefit discussed above.

  Net income for fiscal 1996 was $1,598,000, or $0.09 per share, compared to $75,000, or $0.00 per share, for fiscal 1995. Net income for fiscal 1996 includes an extraordinary gain on debt extinguishment of $2,356,000 associated with the reduction of the Company's outstanding obligations to certain former officers, employees and directors in March 1996, as further described in Note 8 to the Consolidated Financial Statements of the Company. Net income for fiscal 1995 includes an extraordinary gain on debt extinguishment of $2,441,000 associated with the retirement of the Company's senior bank debt in December 1994.

RECENT ACCOUNTING PRONOUNCEMENTS

  The Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") in June 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS 130 in the first quarter of its fiscal year ending June 30, 1999. Management believes that the adoption of SFAS 130 will not have a material impact on the Company's financial position or results of operations.

  The Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") in June 1997. SFAS 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. It replaces the "industry segment" concept of Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", with a "management approach" basis for identifying reportable segments. SFAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company will adopt SFAS 131 in its fiscal year ending June 30, 1999. Management believes that the adoption of SFAS 131 will not have a material impact on the Company's financial position or results of operations.

INFLATION

  Changes in product mix from year to year and highly competitive markets make it difficult to accurately assess the impact of inflation on profit margins. Management generally believes that business has not been affected materially and adversely by inflationary increases in costs and expenses. On the other hand, the current low inflationary environment has inhibited the Company's ability to increase the price of its products and services.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary sources of liquidity are its cash and cash equivalents, which amounted to $2,019,000 at March 31, 1998, and its bank lines of credit. During the nine months ended March 31, 1998, cash and cash equivalents decreased by $2,699,000. This decrease consisted of cash used by operating activities of $382,000, capital expenditures of $431,000, and net reductions of long-term debt of $3,995,000, partially offset by cash proceeds from the sale of assets of $16,000, bank lines of credit of $1,883,000, government grants of $123,000 and the effect of exchange rate changes on cash of $87,000.

  Components of operating working capital increased by $2,837,000 during the first nine months of fiscal 1998, comprised of a $1,251,000 increase in costs and earnings in excess of billings on uncompleted contracts, a $309,000 increase in prepaid expenses, and a $2,290,000 decrease in accounts payable and other accrued liabilities, partially offset by a $324,000 decrease in accounts receivable and a $689,000 decrease in inventories.

  The Company has an accounts receivable-based working capital bank line of credit for SMTEK which provides for borrowings of up to $2,500,000 at an interest rate of prime (8.50% at March 31, 1998) plus 1.25%. At March 31, 1998, borrowings outstanding under this credit facility amounted to $1,763,000. The Company also has a credit facility agreement with Ulster Bank Markets for its Northern Ireland operations. This agreement includes a working capital line of credit of 3,000,000 pounds sterling (approximately $5,000,000), and provides for interest on borrowings at the bank's base rate (7.59% at March 31, 1998) plus 1.50%. At March 31, 1998, borrowings outstanding under this credit facility amounted to $1,509,000.

  The Company's EMS and PCB fabrication businesses require continuing investment in plant and equipment to remain competitive. In recent years, however, the Company's financial position has severely restricted its ability to make capital improvements in its facilities. Capital expenditures during fiscal 1997, 1996 and 1995 were approximately $2,210,000, $1,599,000 and
$643,000, respectively. The Company anticipates it will need to increase its capital spending in the coming years in order to stay competitive as technology evolves. Capital expenditures for the nine months ended March 31, 1998 were $668,000. Management estimates that capital expenditures of as much as $2 million may be required in fiscal 1998. Of that amount, the substantial majority is expected to be financed by a combination of capital leases, secured loans and foreign government grants.

  The Company incurred negative cash flow from operating activities of $382,000 during the nine months ended March 31, 1998. The achievement of sustained operating profitability is the most significant internal factor to ensure the Company's long-term viability. No assurance can be given that the Company will sustain operating profitability or that cash generated from non-operating sources will be adequate to fund future cash needs. As a necessary step to ensure the Company's increased profitability, the Company is actively pursuing strategic merger and acquisition candidates that will help ensure growth of the Company in the markets and industries in which it has expertise. No assurance can be given that any such merger or acquisition will occur.

  With the exception of the five quarters ended March 31, 1998, during which the Company generated cumulative operating income of $1,558,000, the Company has incurred operating losses for a number of years. Operating losses could return and persist until such time as sales increase to a level sufficient to cover costs and operating expenses. No assurance can be given as to whether or when sales increases may be achieved. Sales increases will depend in part upon strengthening the Company's sales and marketing functions for its existing operations and improving its price competitiveness in the EMS industry by achieving economies of scale in the procurement of electronic components.

  Management believes that the Company's cash resources and borrowing capacity on its working capital lines of credit are sufficient to fund operations for at least the next 12 months.

CAUTIONARY STATEMENT AS TO FORWARD-LOOKING INFORMATION

  Statements contained in this Proxy Statement as to the Company's outlook for sales, operations, capital expenditures and other amounts, budgeted amounts and other projections of future financial or economic performance of the Company, and statements of the Company's plans and objectives for future operations, are "forward looking" statements and are being provided in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Important factors that could cause actual results or events to differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements include the factors identified as "Risk Factors" elsewhere herein.

                 JOLT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTORY STATEMENT

  Jolt is an independent provider of customized integrated EMS, including turnkey electronic assembly and manufacturing management services, to OEMs in the electronics industry. Jolt's electronic manufacturing services consist primarily of the manufacture of complex PCB assemblies using SMT and PTH interconnection technologies. In addition to assembly, turnkey manufacturing management also involves procurement and materials management, as well as consultation on printed circuit board design and manufacturability.

  SMT and PTH print circuit board assemblies are printed circuit boards on which various electronic components, such as integrated circuits, capacitors, microprocessors and resistors have been mounted. These assemblies are key functional elements of many types of electronic products. Circuit board assemblies produced by Jolt generally require greater manufacturing expertise and have shorter runs and delivery cycles than mass produced PCBs and therefore typically have higher profit margins.

  Jolt's annual and quarterly operating results are affected by a number of factors, including the level and timing of customer orders, fluctuations in material costs and the mix of material costs versus labor and manufacturing overhead costs. The level and timing of orders placed by a given customer vary due to the customer's attempts to balance its inventory, design changes, changes in its manufacturing strategy, acquisitions or consolidations affecting the customer, and variation in demand for the customer's products due to, among other things, product life cycles, competitive conditions and general economic conditions. In the past, changes in orders from customers have had a significant effect on results of operations due to corresponding changes in the level of overhead absorption. Other factors affecting Jolt's annual and quarterly operating results include price competition, Jolt's level of experience in manufacturing a particular product, the degree of automation used in the assembly process, the experiences achieved by Jolt in managing inventories and fixed assets, the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor.

  Operating results are also affected by the levels of capacity utilization, indirect labor, and selling, general and administrative expenses. Accordingly, gross margins and operating income margins have generally improved during periods of high volume and high capacity utilization. Jolt's operating results are also affected by the degree of turnkey manufacturing. Turnkey manufacturing currently represents an increasing proportion of Jolt's sales. Turnkey projects, in which Jolt procures some or all of the components necessary for production, typically generate higher net sales and higher gross profit amounts but lower gross profit percentages compared to consignment projects due to the inclusion in Jolt's operating results of sales and costs associated with the purchase and sale of components. During the past few years, Jolt has assembled products with varying degrees of material content, causing Jolt's gross margin to fluctuate. In addition, the degree of start-up costs and inefficiencies associated with new product launches has affected Jolt's gross margin.

  Jolt has continued to depend upon a relatively small number of customers for a significant percentage of its net revenue. In the past, some of Jolt's customers have significantly reduced or delayed the volume of manufacturing services ordered from Jolt. There can be no assurance that present or future customers will not terminate their manufacturing relationships with Jolt or significantly change, reduce or delay the amount of manufacturing services ordered from Jolt. Any such termination of a manufacturing relationship or change, reduction or delay in orders could have an adverse effect on Jolt's results of operations or financial condition.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, the percentage of net sales of certain items in the statement of income. The financial information and the discussion below should be read in conjunction with the Financial Statements and Notes thereto:

                                      FISCAL YEAR ENDED    THREE MONTHS ENDED
                                        DECEMBER 31,            MARCH 31,
                                      -------------------  ------------------
                                      1997   1996   1995     1998       1997
                                      -----  -----  -----  ---------  ---------
    Net revenue.....................  100.0% 100.0% 100.0%     100.0%     100.0%
    Cost of sales...................   52.1   60.0   59.5       46.5       56.9
                                      -----  -----  -----  ---------  ---------
    Gross profit....................   47.9   40.0   40.5       53.5       43.1
    Selling, general and administra-
     tive...........................   14.1   13.9   19.8        9.5       12.0
                                      -----  -----  -----  ---------  ---------
    Operating income................   33.8   26.1   20.7       44.0       31.1
    Other expense, including inter-
     est............................   (4.0)  (5.2)  (8.5)      (3.5)      (6.0)
                                      -----  -----  -----  ---------  ---------
    Income before income taxes......   29.8%  20.9%  12.2%      40.5%      25.1%
                                      =====  =====  =====  =========  =========

THREE MONTHS ENDED MARCH 31, 1998 VS. THREE MONTHS ENDED MARCH 31, 1997

  Net Revenue. Net revenue for the three months ended March 31, 1998 increased by $228,000, or 44.0%, over the comparable period of the prior year. This increase is mainly attributable to Jolt's focus on higher-complexity customers, such as suppliers of aeronautical controls. In addition, there was an increase in the volume of turnkey assemblies produced for a medical equipment supplier.

  Gross Margin. Gross margin increased from 43.1% for the three months ended March 31, 1997 to 53.5% for the latest quarter, despite higher turnkey revenues, which typically carry lower gross margins. The improvement in gross margin during the first quarter of fiscal 1998 is primarily the result of Jolt's focus on higher value-added products with increased complexity, improvements in manufacturing efficiencies, and better absorption of fixed costs due to the higher sales.

  Selling, General and Administrative. Selling, general and administrative expenses for the first quarter of fiscal 1998 were $72,000, or 9.5% of sales, compared to $62,000, or 12.0% of sales, for the same period in fiscal 1997. While the absolute dollar increase in selling, general and administrative expenses was primarily the result of increased expenditures to support the higher sales volume, the decrease in percentage of sales is due to better absorption resulting from the increase in sales.

FISCAL 1997 VS. FISCAL 1996

  Net Revenue. Over the past several years, Jolt's net sales have grown significantly, primarily due to an increasing trend toward outsourcing in the electronics industry, and Jolt's close relationships with its key customers. Net revenue for fiscal 1997 increased by $368,000, or 15.6%, from fiscal 1996.

  Jolt's largest customer during the past three fiscal years has been J-Tech, averaging approximately 25% of Jolt's total net revenue. J-Tech has experienced success with a new localized pager it has developed and distributes to the restaurant industry. Jolt actively participates in product design and turnkey manufacturing services for J-Tech. Jolt also provides electronic printed circuit assemblies to Coulter Scientific for its medical devices, representing approximately 15-20% of Jolt's total net revenue. In addition, Jolt has had a long-standing relationship with International Business Machines Corporation (IBM), particularly its advanced product development activity in Fort Lauderdale, Florida. Jolt regularly participates in the design, development and manufacture of specialty boards for IBM. This total net revenue represents approximately 10-15% of Jolt's annual net sales.

  Gross Margin. Cost of sales includes the cost of materials as well as the cost of labor and manufacturing overhead. Jolt's various customers typically require different manufacturing services, resulting in different gross margins depending upon (i) the mix of material costs versus manufacturing costs, (ii) Jolt's experience in manufacturing a particular product, (iii) size and complexity of the printed circuit board, (iv) the specified manufacturing turnaround time and (v) the extent of design and engineering services required.

  Jolt typically realizes better gross margins on manufacturing-based revenue than it does on materials-based revenue and better gross margins on manufacturing products with which it has more experience due to increased efficiencies achieved over time. Gross margins also fluctuate due to changes in material costs.

  Jolt's gross profit margin increased from 40% for fiscal 1996 to 47.9% for fiscal 1997. The improvement in gross profit during fiscal 1997 is primarily the result of better absorption of fixed costs due to higher sales and improvements in manufacturing efficiencies.

  Jolt's margins are also affected by the degree of turnkey manufacturing, as these projects typically generate lower profit percentages than consignment projects due to the inclusion in Jolt's operating results of sales and costs associated with the purchase and sale of components. Turnkey manufacturing currently represents an increasing proportion of Jolt's sales and Jolt anticipates that this trend will continue as it increases the production volume of existing turnkey projects and as additional contracts are obtained.

  Selling, General and Administrative. Selling, general and administrative expenses for fiscal 1997 increased to $384,000, or 14.1% of sales, from $327,000, or 13.9% of sales, for fiscal 1996. The absolute dollar increase in selling, general and administrative expenses was primarily the result of increased expenditures to support higher sales volume.

  Income Taxes. Jolt is currently taxed as an "S Corporation" under the applicable provisions of the Code. Accordingly, Jolt's taxable income or loss is reported by its shareholders in their individual returns, and Jolt does not pay any federal income tax. Jolt's S Corporation election would be terminated upon consummation of the Merger.

FISCAL 1996 VS. FISCAL 1995

  Fiscal year 1996 was a period of rapid growth for Jolt as net revenue increased 29.6% over fiscal 1995 to $2.35 million. The increase was due primarily to manufacturing services provided to established customers, the addition of two new customers and growth in Jolt's turnkey business.

  Jolt's gross profit increased from $735,000 for fiscal 1995 to $941,000 for fiscal 1996, due primarily to the increase in sales volume. Operating income increased by 62.7% during fiscal 1996, to $615,000, from $378,000 during fiscal 1995.

  Selling, general and administrative expenses for fiscal 1996 decreased to $327,000 from $358,000 and decreased as a percentage of sales revenue from 19.8% to 13.9%. The percentage decrease in expenses was due to increases in sales volume that outpaced Jolt's growth in administrative and operating expenses. This reflects Jolt's strategy of seeking sales growth while maintaining or reducing operating expenses as a percentage of net sales.

LIQUIDITY AND CAPITAL RESOURCES

  Jolt's principal source of liquidity has been cash and cash equivalents, which amounted to $929,000 at March 31, 1998. At March 31, 1998, working capital was $1,078,000, an increase of 29.4% from the end of fiscal 1997. Further expansion of Jolt's operations will require greater levels of capital for the purchase of equipment and inventory. Jolt believes that current cash balances and funds provided by operations will be sufficient to satisfy working capital requirements for the next twelve months.

  In addition, Jolt currently has two unsecured promissory notes payable to Mr. Wheeler in the aggregate amount of $1.625 million (the "Shareholder Loans"), comprised of an unsecured note in the amount of $100,000 bearing interest at 8.25% and an unsecured loan in the amount of $1.525 million bearing interest at the applicable federal rate plus 0.5%. Pursuant to an agreement among the Jolt Shareholders, the Shareholder Loans and accrued interest thereon will be converted into 10,660 shares of Jolt Common Stock on or before the consummation of the Merger.

  Jolt currently has no outstanding bank debt or outstanding credit facilities. However, in the event that additional funding became necessary, Jolt believes that it would be able to obtain such financing, since its assets are presently unencumbered.

CAUTIONARY STATEMENT AS TO FORWARD-LOOKING INFORMATION

  Statements contained in this Proxy Statement as to Jolt's outlook for sales, operations, capital expenditures and other amounts, budgeted amounts and other projections of future financial or economic performance of Jolt, and statements of Jolt's plans and objectives for future operations, are "forward looking" statements and are being provided in reliance upon the "safe harbor" provisions of the Reform Act. Important factors that could cause actual results or events to differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements include the factors identified as "Risk Factors" elsewhere herein.

                   CERTAIN INFORMATION REGARDING THE COMPANY

  The Company manufactures PCBs, also called printed wire boards ("PWBs"), for use primarily in the computer, communications and instrumentation industries. The Company also is an independent provider of EMS for electronic equipment manufacturers. Its PCB facilities are located in Northern Ireland and primarily serve customers in Western Europe. Its EMS facilities are located in Northern Ireland and Southern California. The Company's principal executive offices are located at 2151 Anchor Court, Newbury Park, California 91320, telephone (805) 376-9415.

  All of the Company's products and services are "customized" insofar as they are produced only after the Company has contracted for their design and sale. The Company relies on customer specifications in manufacturing products. Such specifications may be developed by the customer alone or may involve some assistance provided by the Company. Customers submit requests for quotations on each project. The Company prepares bids based on estimates of its costs.

EUROPEAN PCB OPERATIONS

  The Company conducts its PCB business through a wholly-owned subsidiary, Irlandus Circuits Limited ("Irlandus").

  The PCB Industry. PCBs range from simple single- and double-sided boards to boards with more than twenty layers. When joined with electronic components in an assembly process, they comprise the basic building blocks of electronic equipment. PCBs consist of fine lines of a conductive material, such as copper, which are bonded to a non-conductive panel, typically laminated epoxy glass. The conductive pathways in a PCB form electrical circuits and replace wire as a means of connecting electronic components.

  On technologically advanced multilayer boards, conductive pathways between layers are connected with traditional plated through-holes and may incorporate surface mount technology. "Through-holes" are holes drilled entirely through the board that are plated with a conductive material and constitute the primary connection between the circuitry on the different layers of the board and the electronic components attached to the boards later. "Surface mount" boards are boards on which electrical components are soldered instead of being inserted into through-holes.

  Although much more complex and difficult to produce, surface mount boards can substantially reduce wasted space associated with through-hole technology and permit greatly increased surface and inner layer densities. Single-sided PCBs are used in electronic games and automobile ignition systems, while multilayer PCBs find use in more advanced applications such as computers, office equipment, communications, instrumentation and defense systems.

  The development of increasingly sophisticated electronic equipment, which combines higher performance and reliability with reduced size and cost, has created a demand for greater complexity, miniaturization and density in electronic circuitry. In response to this demand, multilayer technology is advancing rapidly on many fronts, including the widespread use of SMT. More sophisticated boards are being created by decreasing the width of the tracks on the board and increasing the amount of circuitry that can be placed on each layer. Fabricating advanced multilayer PCBs requires high levels of capital investment and complex, rapidly changing production processes.

  Since the mid-1980s, the Company has increasingly focused on the fabrication of advanced multilayer PCBs. Management believes that the market for these boards offers the opportunity for more attractive margins than the market for less complex single and double-sided boards.

  As the sophistication and complexity of PCBs increase, yields typically fall. Historically, the Company relied on tactical quality procedures, in which defects are assumed to exist and inspectors examine products lot by lot and board by board to identify deficiencies. This traditional approach to quality control is not adequate, however, in an advanced multilayer PCB fabrication environment. Irlandus is now striving to minimize the occurrence of product defects.

  Market demand for PCBs historically has been driven by end-user product demand. Market supply has followed a classic "boom and bust" cycle because there are few barriers to entry. High margins triggered a flood of supply to the market in the 1980s, which drove prices down until significant industry consolidation occurred in the early 1990s.

  Competition among PCB manufacturers is based on price, quality, order turnaround speed and technical differentiation within the manufacturing process. Virtually every order is bid competitively. The profit of an individual manufacturer typically depends on its throughput mix; premium panels generate higher margins. Both Irlandus and DDL-E have achieved "ISO 9002" certification, which is increasingly necessary to attract business.

  Irlandus. Irlandus is located in Craigavon, Northern Ireland, where it produces high-quality, high- technology, multilayer PCBs. Established in 1972 by Andrus Circuits, a German company, it was acquired by the Company in 1984 and currently employs approximately 160 people. Irlandus has a base of approximately 150 active customers throughout Europe. In fiscal 1997, Irlandus' largest customer accounted for approximately 22% of its total revenues. No other customer represented more than 10% of Irlandus' fiscal 1997 revenues. Over 80% of its sales are made by a direct sales force; the remainder are effected by independent sales representatives.

  Since 1989, Irlandus has struggled to compete effectively in a marketplace characterized by excess supply. In fiscal 1997, it did achieve an operating profit, which management attributes to a new strategic focus on the high-technology, prototype and premium fast-service end of the multilayer PCB market. There can be no assurance, however, that Irlandus will continue to profit from its implementation of this strategy.

EMS CONTRACTS

  The Company conducts its EMS business in Western Europe through DDL-E and in the United States through SMTEK.

  The EMS Industry. EMS contracts in the United States are estimated to generate more than $18 billion in revenues annually. The EMS market has three segments: high-volume, medium volume and low volume. The

Company focuses on the medium-volume segment. Manufacturers in this segment are highly fragmented and competitive. Customer bases tend to be highly concentrated, with two or three customers typically accounting for most of the typical manufacturer's revenue.

  Two principal assembly techniques are employed in providing higher-margin, higher-complexity contract manufacturing in the medium-volume EMS market segment: SMT, which accounts for the majority of manufacturing, and through-hole technology. Management believes that the medium-volume EMS market is continuing to move toward SMT as the preferred manufacturing technique, mainly because semiconductors have continued to decline in size, thereby lowering manufacturing tolerances.

  Competition in this market segment is driven by service, order turnaround time and quality. Margins tend to be slightly higher here than in the high-volume segment because of greater complexity and the generally higher price associated with specialty products. Also, the customers in this segment tend to be smaller firms, with less bargaining power. Such customers include specialized equipment providers to the financial services, computer hardware, medical services and telecommunications industries, among others.

  DDL-E. DDL-E provides turnkey EMS using both SMT and through-hole technologies. Under the turnkey process, DDL-E procures customer-specified components from suppliers, assembles the components onto PCBs and performs post-assembly testing. DDL-E provides EMS primarily for original equipment manufacturers located in Western Europe and sells system assembly and subassembly services to the same customer base. It does not fabricate any of the components or PCBs used in these processes. Instead, after acceptance of an order, it procures the necessary components from distributors.

  In the past, DDL-E has procured a portion of its PCB requirements from its affiliate, Irlandus, at prevailing commercial prices. Located approximately two miles from Irlandus' facilities in Craigavon, Northern Ireland, DDL-E was founded by the Company in 1989 to complement Irlandus' PCB business by adding value to boards at the next level of manufacturing. DDL-E has traditionally focused on customers who are major OEMs in global businesses across a wide range of industries. Its customer base is highly concentrated; in fiscal 1997, five customers accounted for 77% of sales. All of its sales are made by its direct sales force.

  Historically, there has been a high level of interdependence in the EMS/OEM relationship. Since contracted manufacturing may be a substitute for all or some portion of a customer's captive EMS capability, continuous communication between the manufacturer and the customer is critical. To facilitate such communication, DDL-E maintains a customer service department whose personnel work closely with the customer throughout the assembly process. Engineering and service personnel coordinate with the customer on product implementation, thereby providing feedback on issues such as ease of assembly and anticipated production lead times. Component procurement is commenced after component specifications are verified and approved sources are confirmed with the customer. Concurrently, assembly routing and procurement for conformance with workmanship standards are defined and planned.

  "In circuit" test fixturing also is designed and developed. In-circuit tests are normally performed on all assembled circuit boards for turnkey projects. Such tests verify that components have been properly inserted and meet certain functional standards and that electrical circuits are properly completed. In addition, under protocols specified by the customer, DDL-E performs customized functional tests designed to ensure that the board or assembly will perform its intended function. Company personnel monitor all stages of the assembly process in an effort to provide flexible and rapid responses to the customer's requirements, including changes in design, order size and delivery schedule.

  The materials procurement element of DDL-E's turnkey services consists of the planning, purchasing, expediting and financing of the components and materials required to assemble a PCB or system-level assembly. Customers have increasingly required DDL-E and other independent providers of EMS to purchase all or some components directly from component manufacturers or distributors and to finance the components and materials. In establishing a turnkey relationship with an independent EMS provider, a customer must incur expenses in order to qualify the EMS provider (and, in some cases, the provider's sources of component supply), refine product design and EMS possesses and develop mutually compatible information and reporting systems. With this relationship established, management believes that customers experience significant difficulty in expeditiously and effectively reassigning a turnkey contract to a new assembler or in taking on the project themselves.

  While the interdependence between EMS providers and OEMs may be a source of stability in DDL-E's customer base, it also is an obstacle when DDL-E seeks to attract new customers.

  SMTEK. SMTEK is an EMS provider, specializing in SMT design and assembly of circuit boards. Its operations range from analysis and design to complex manufacturing and test services. Its services are marketed to the military, medical, avionics, industrial and space industries and for high-end commercial applications.

  SMTEK's core competence includes: (i) mechanical thermal and structural engineering analysis and design of printed circuit boards; (ii) full procurement of all materials and components; and (iii) full in-circuit and functional testing capabilities. Such operations are integrated with a contract manufacturing capability that relies in substantial part upon factory automation. SMTEK employs approximately 155 persons and conducts its operations in a 45,000-square-foot facility located in Newbury Park, California.

  SMTEK was founded in 1986 by Mr. Horton, who became the Company's President and Chief Executive Officer when the Company acquired SMTEK in January 1996. Over the years SMTEK has focused on supplying circuit board assemblies to the aerospace and avionics industry. Management believes that SMTEK's automated production processes and design capabilities are a competitive advantage. Such automated processes rely upon SMT, an unpatented design and production technique believed by management to be less expensive and more efficient than component through-hole insertion. SMTEK competes against companies that are much larger and better capitalized than the Company. In the past, Mr. Horton was able to increase the revenues of SMTEK by focusing on contracts of much smaller size than those sought actively by its principal competitors. SCI Systems is the leading firm in the EMS industry. Management believes that the Company's largest direct competitor is Solectron Corporation.

  SMTEK's backlog at June 30, 1997 amounted to approximately $15 million in orders to be filled within six months under contracts with approximately 40 customers.

DIRECTORS AND EXECUTIVE OFFICERS


                             PRINCIPAL OCCUPATION AND                YEAR FIRST
                           BUSINESS EXPERIENCE INCLUDING             ELECTED A
        NAME                  SERVICE ON OTHER BOARDS            AGE  DIRECTOR
        ----               -----------------------------         --- ----------
 NOMINEE FOR ELECTION TO CLASS I DIRECTOR FOR TERM EXPIRING IN
  1999:
 Charlene A. Gondek Director of Jolt Technology, Inc., a         36     1997
                    privately-held electronic manufacturing
                    services company
 NOMINEE FOR ELECTION TO CLASS II DIRECTOR FOR TERM EXPIRING IN
  2000:
 Gregory L. Horton  Chief Executive Officer, President and       41     1996
                    Chairman of the Board of Directors, DDL
                    Electronics, Inc.
 CLASS III DIRECTORS TO CONTINUE IN OFFICE UNTIL THE 1998
  ANNUAL MEETING:
 Karen Beth Brenner President, Fortuna Advisors Inc., an         44     1996
                    investment advisory firm; director, Krug
                    International Corp. and Creative Bakeries,
                    Inc.
 Richard K. Vitelle Vice President-Finance and Administration,   44     1996
                    Chief Financial Officer, Treasurer and
                    Secretary, DDL Electronics, Inc.
 Thomas M. Wheeler  President, TMW Enterprises, Inc., an         70     1997
                    investment holding company; director, Jolt
                    Technology, Inc.

  Ms. Gondek was appointed a director on June 30, 1997 pursuant to an agreement between the Company and Mr. Wheeler whereby Mr. Wheeler loaned the Company $2,000,000. She serves as a member of the Compensation Committee of the Board. She served as President of Jolt from 1992 to 1996 and has managed her own investments and rental properties since 1996. Since 1992, she has been a director and shareholder of Jolt.

  Mr. Horton became the Company's President and Chief Executive Officer in January 1996, following the Company's acquisition of SMTEK. He was appointed a Class II Director in February 1996 and was appointed Chairman of the Board in July 1997. He has also served as the President and Chief Executive Officer of SMTEK since 1986.

  Ms. Brenner was appointed a Class III Director of the Company in July 1996 and serves as a member of the Audit Committee and Compensation Committee. Since January 1996 she has served as president of Fortuna Advisors, Inc., the successor to Karen Beth Brenner, Registered Investment Advisor, a sole proprietorship which she operated from 1984 to 1995. Ms. Brenner is also a director of Krug International Corp. and Creative Bakeries, Inc., both Nasdaq-traded companies.

  Mr. Vitelle, a certified public accountant, was appointed Vice President, Chief Financial Officer and Treasurer in January 1996 and was elected a Class III Director in July 1996. From 1993 to 1996, Mr. Vitelle served as Chief Financial Officer of InVitro International, a publicly held company engaged in the development and marketing of in vitro diagnostic testing systems. From 1992 to 1993, he served as Chief Financial Officer of Chapin Medical Company, a privately-held distributor of critical care pharmaceutical products. From 1986 to 1992, Mr. Vitelle served as Corporate Controller of the Company.

  Mr. Wheeler was appointed a Class III Director on June 30, 1997 pursuant to an agreement between the Company and Mr. Wheeler whereby Mr. Wheeler loaned the Company $2,000,000. He serves as a member of the Audit Committee and Compensation Committee. From 1970 until 1995, Mr. Wheeler was the founder, chairman of the board and sole stockholder of Electro-Wire Products, Inc., a manufacturer of automotive electrical power distribution systems. Since 1995, Mr. Wheeler has been president of TMW Enterprises, Inc., a private investment holding company. Since 1992, he has also been a director and shareholder of Jolt.

  Melvin Foster and Robert G. Wilson, whose terms of office expire at the Annual Meeting, are not standing for reelection. Pursuant to a resolution of the Board adopted at its meeting on November 25, 1997, the size of the Board will be reduced from seven to five members upon the expiration of the current terms of office of Messrs. Foster and Wilson.

  Bernee D.L. Strom, who was elected a Class II Director in May 1995, resigned from the Board of Directors effective June 30, 1997.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held 13 meetings during fiscal 1997. The Company has standing Audit and Compensation Committees of the Board. All of the directors attended more than 75% of the Board meetings and meetings of committees of which they are members.

  The Audit Committee consists of Ms. Brenner, Mr. Wilson and Mr. Wheeler. Its primary functions are to review with the independent auditors and management the results of the annual financial statement audit, and to review the status of internal accounting controls. The Audit Committee held one meeting during fiscal 1997. In addition, the Audit Committee met informally, as appropriate, in conjunction with regular meetings of the Board.

  The Compensation Committee consists of Ms. Brenner, Ms. Gondek, Mr. Foster, Mr. Wilson and Mr. Wheeler. The Compensation Committee establishes the levels of compensation of the directors and senior management and also administers the Company's option and incentive plans (except the 1996 Non-Employee Directors Stock Option Plan). The Compensation Committee held six meetings during fiscal 1997. The report of the Compensation Committee begins on page 50 of this Proxy Statement.

DIRECTORS' FEES AND OTHER TRANSACTIONS

  Directors do not receive cash compensation for their services on the Board except for reimbursement of travel expenses.

  Pursuant to the 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan"), annually on July 1 each non-employee director is automatically granted, without further action by the Board, a stock option to purchase 30,000 shares of the Company's Common Stock. The exercise price per share of all options granted under the Director Plan is equal to 100% of the fair market value of the Common Stock at the time of grant. Under the terms of the Directors Plan, each option granted becomes exercisable six months after the grant date. Each option grant has a ten-year term. In July 1996 options covering a total of 120,000 shares were granted to four non-employee directors at an option price of $1.63 per share, and in July 1997 options covering a total of 150,000 shares were granted to five non-employee directors at an option price of $1.06 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Exchange Act, the directors and executive officers of the Company and persons who own more than 10% of the Company's Common Stock ("statutory insiders") are required to file reports of their ownership of the Company's Common Stock on Form 3 and any subsequent changes in that ownership on Form 4 or Form 5 with the SEC and the NYSE.

  To the Company's knowledge, based solely upon its review of the copies of such reports required to be furnished to the Company during or with respect to fiscal 1997, the Company believes that all Section 16(a) filing requirements applicable to its statutory insiders during or for such fiscal year were satisfied.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation paid or accrued by the Company, as well as certain other compensation, for fiscal 1997, fiscal 1996 and fiscal 1995, to the Company's Chief Executive Officer and to each of its other executive officers whose compensation exceeded $100,000 for fiscal 1997 (together with the Chief Executive Officer, the "Named Executive Officers"):

                                                                    LONG TERM
                                         ANNUAL COMPENSATION       COMPENSATION
                                    ------------------------------   AWARDS:
           NAME AND                                   OTHER ANNUAL    STOCK
    PRINCIPAL POSITIONS(1)     YEAR  SALARY  BONUS(2) COMPENSATION  OPTIONS(#)
    ----------------------     ---- -------- -------- ------------ ------------
Gregory L. Horton............. 1997 $150,000 $97,000       (3)       100,000
 Chairman, President and       1996   69,000  24,000       (3)       400,000
 Chief Executive Officer       1995      -0-     -0-                     -0-
Richard K. Vitelle............ 1997 $123,000 $37,000       (3)       200,000
 Vice President Finance        1996   50,000     -0-       (3)       185,000
 and Administration,           1995      -0-     -0-                     -0-
 Chief Financial Officer and
  Secretary

--------
(1) Mr. Horton joined the Company as Chief Executive Officer and President on January 12, 1996. Mr. Vitelle joined the Company as Vice President-Finance and Administration and Chief Financial Officer on January 25, 1996.
(2) Amounts shown include compensation earned and received by executive officers as well as amounts earned but not paid until after the end of the fiscal years indicated.
(3) Total perquisites did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 1997

  The following table sets forth information concerning options granted to each of the Named Executive Officers during fiscal 1997:

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK
                                     % OF TOTAL                             PRICE APPRECIATION
                                 OPTIONS GRANTED TO EXERCISE OR               FOR OPTION TERM
                         OPTIONS    EMPLOYEES IN    BASE PRICE  EXPIRATION ----------------------
          NAME           GRANTED    FISCAL YEAR       ($/SH)       DATE        5%        10%
          ----           ------- ------------------ ----------- ---------- ---------- -----------
Gregory L. Horton....... 100,000         5.8%          $1.00    04/01/2007 $   63,000 $  159,000
Richard K. Vitelle...... 200,000        11.5%          $1.25    09/12/2006 $  157,000 $  398,000

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information concerning options held by each of the Named Executive Officers as of June 30, 1997:

                                                  NUMBER OF         VALUE OF
                                                 SECURITIES       UNEXERCISED
                                                 UNDERLYING       IN THE MONEY
                            SHARES               UNEXERCISED     OPTIONS AT FY-
                           ACQUIRED           OPTIONS AT FY-END       END
                              ON      VALUE     EXERCISABLE/      EXERCISABLE
           NAME            EXERCISES REALIZED UNEXERCISABLE(1)  UNEXERCISABLE(2)
           ----            --------- -------- ----------------- ----------------
Gregory L. Horton.........    -0-      -0-    130,000 / 370,000   $6,000/$-0-
Richard K. Vitelle........    -0-      -0-    111,666 / 273,334   $-0- / $-0-

--------
(1) All options listed in the table are exercisable at option prices equal to fair market value on the date of grant.
(2) The value of unexercised in-the-money options is based upon the fair market value for the Common Stock on June 30, 1997 of $1.06 less the applicable option exercise price.

TEN-YEAR OPTION/SAR REPRICINGS

                                   NUMBER OF               EXERCISE             LENGTH OF
                                  SECURITIES  MARKET PRICE PRICE  AT            ORIGINAL
                                  UNDERLYING  OF STOCK AT   TIME OF            OPTION TERM
                                    OPTIONS     TIME OF    REPRICING   NEW      REMAINING
                                  REPRICED OR REPRICING OR    OR     EXERCISE  AT DATE OF
                                    AMENDED    AMENDMENT   AMENDMENT  PRICE   REPRICING OR
          NAME             DATE       (#)         ($)         ($)      ($)      AMENDMENT
          ----           -------- ----------- ------------ --------- -------- -------------
Gregory L. Horton....... 10/03/96   310,000       1.25       1.75      1.25   9 yrs. 9 mos.
Richard K. Vitelle...... 09/12/96    85,000       1.25       1.63      1.25   9 yrs. 8 mos.
                         09/12/96   100,000       1.25       1.75      1.25   9 yrs. 9 mos.

EMPLOYMENT AGREEMENTS AND EXECUTIVE SEVERANCE ARRANGEMENTS

  On January 12, 1996, Gregory L. Horton was appointed President and Chief Executive Officer of the Company pursuant to an employment agreement dated October 16, 1995. Mr. Horton's employment agreement provides for a base salary of $150,000, subject to annual reviews of the Compensation Committee, and annual bonus compensation ranging up to 200% of his base salary. Such bonus compensation is to be based in part on increases in the Company's revenues and profits and upon the achievement of other objectives and criteria as the Board may establish. Mr. Horton's employment is "at will." Should he voluntarily resign or be terminated for cause, Mr. Horton will not be entitled to severance pay. He is entitled to 20 months' base salary if he is terminated without cause. In May 1997, the Compensation Committee awarded Mr. Horton a cash bonus of $60,000 for the period from January 1996 to March 1997, and a cash bonus of 30% of his base salary for the period from April 1997 to March 1998. The Compensation Committee also approved a special cash incentive payment to Mr. Horton of $50,000 which he became entitled to receive when the Company repaid its Senior Notes on June 30, 1997.

  Effective January 25, 1996, Richard K. Vitelle was appointed Vice President-Finance and Administration, Treasurer and Chief Financial Officer pursuant to an employment agreement with the Company. Mr. Vitelle's employment agreement was renegotiated in September 1996 to provide for a base annual salary of $125,000 and for a fiscal 1997 cash bonus of 30% of such base salary. Pursuant to the September 1996 employment agreement, Mr. Vitelle was granted a stock option covering 200,000 shares at $1.25 per share, which was the fair market value on the grant date. Mr. Vitelle's employment is "at will." If his employment is terminated by the Company for cause, then he is not entitled to severance pay. However, he is entitled to 12 months' base salary and benefits as severance if he is terminated by the Company without cause, or if he is terminated as the result of a change in control of the Company. In addition, if the principal place of Mr. Vitelle's employment is relocated to any site beyond the 35-mile radius of the Company's present headquarters, then he may resign at any time within the following 12 months, whereupon he will be entitled to 12 months' severance payments and benefits.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board (the "Committee") administers the Company's executive compensation programs and reviews and approves salaries of the executive officers named above in the Summary Compensation Table. The Committee is also responsible for administering the Company's stock option plans (except for the non-discretionary 1996 Non-Employee Directors Stock Option Plan) and making incentive awards. The Company's executive compensation programs are designed to:

  . provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

  . tie individual total compensation to individual performance and the success of the Company; and

  . align the interests of the Company's executive officers with those of its stockholders.

  Base Salary. Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Committee reviews management's recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies to the extent such data is available. Individual salary determinations are based on experience, achievement of goals and objectives, sustained performance and comparison to peer level positions outside the Company.

  Incentive Compensation Program. Compensation Program Incentive compensation for the Company's executive officers is designed to reward such individuals for their contributions to corporate and individual objectives. In addition, the Company's three operating units maintain profit sharing plans under which operating unit managers and other key employees receive incentive cash compensation based on the performance and pre-tax profits of those operations. The Company's executive officers named above do not participate in these operating unit profit sharing plans.

  Stock Options. Options. The Committee administers the Company's 1993 and 1996 Stock Incentive Plans, which are designed to align the interests of management and other key employees with those of the Company's stockholders. The number of stock options granted is related to the recipient's base compensation, level of responsibility and accomplishments. All options have been granted with an option exercise price equal to the fair market value of the Company's common stock on the date of grant. The tables above set forth information concerning options granted to named executives during fiscal 1997.

  Because of the Company's financial condition and the importance of conserving cash, the Company has tended to limit the level of cash remuneration paid to executive officers and to increase the level of stock option grants. Particularly during a period focused on operational and financial turnaround, the Compensation Committee believes that stock options closely align the objectives of management and the stockholders and provide a balance given the limits placed on cash remuneration. In the future, the Compensation Committee will continue to evaluate cash and stock incentive compensation alternatives to best achieve the objectives of the Company's executive compensation program.

  Repricing of Stock Options. In September 1996, in connection with the renegotiation of Mr. Vitelle's employment agreement, and in order to retain the services of this key employee, the Compensation Committee lowered the exercise price for 185,000 options held by him to $1.25, which options were originally granted in May and June 1996 at exercise prices ranging from $1.63 to $1.75. The new exercise price was equal to the fair market value on the date of repricing.

  In October 1996, in order to retain the services of other key employees of the Company, the Compensation Committee lowered the exercise price of 669,000 stock options held by 25 employees from $1.75 to $1.25, the fair market value on the date of repricing. These repriced options included 310,000 options held by Mr. Horton.

  Compensation of Chief Executive Officer. Gregory L. Horton was appointed President and Chief Executive Officer of the Company in January 1996. Mr. Horton's cash compensation was negotiated with the Board and is described above under the caption "Employment Agreements and Executive Severance Arrangements." In May 1996, Mr. Horton was granted a stock option for 90,000 shares. These options are exercisable at $1.625, the fair market value on the grant date. The shares covered by this option become exercisable in three equal installments on January 12, 1997 and on the next two anniversaries thereof. In June 1996, as an additional incentive to Mr. Horton and in order to further align his interests directly with the interests of the stockholders, Mr. Horton was granted a stock option under the Company's 1996 Stock Incentive Plan covering 310,000 shares at an exercise price of $1.75 per share, which become exercisable in equal installments on the three anniversaries of the grant date. As indicated above, the exercise price of these options was lowered to $1.25 in October 1996. In April 1997, Mr. Horton was granted a stock option for 100,000 shares which are exercisable in full from the grant date at a price of $1.00 per share, the fair market value on the date of grant. The number of shares underlying Mr. Horton's options may change pursuant to certain anti-dilution provisions of the option agreements.

         Submitted by the Compensation Committee: Karen Beth Brenner,
   Melvin Foster, Charlene A. Gondek, Thomas M. Wheeler and Robert G. Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Wilson was appointed to the Compensation Committee in June 1995. Ms. Brenner and Mr. Foster were appointed to the Compensation Committee in July 1996. Ms. Gondek and Mr. Wheeler were appointed to the Compensation Committee in June 1997. None of these individuals were officers or employees of the Company during fiscal 1997. Ms. Gondek and Mr. Wheeler as shareholders of Jolt will receive, respectively, 1,742,498 and 6,386,254 shares of Common Stock upon consummation of the Merger. Mr. Wilson served as Interim Vice President of the Company from June 1995 until January 1996. There are no interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers or directors of other entities.

STOCK PERFORMANCE GRAPH

  The following performance table compares the cumulative total return for the period from June 30, 1992 through June 30, 1997, from an investment of $100 in
(i) the Common Stock, (ii) the Dow Jones Industrials as a group, and (iii) the Dow Jones Computer Index group of companies (the Company's peer group). For each group an initial investment of $100 is assumed on June 30, 1992. The total return calculation assumes reinvestment of all dividends for the indices. The Company did not pay dividends on its Common Stock during the time frame set forth below.

                        [GRAPH OF DDL ELECTRONICS, INC]

  The data points depicted on the graph are as follows:

                        DOW JONES              DOW JONES
         DATE        INDUSTRIAL AVE.         COMPUTER INDEX         DDL ELECTRONICS
         ----        ---------------         --------------         ---------------
       06/30/92          100.00                  100.00                 100.00
       06/30/93          105.95                   75.48                 150.00
       06/30/94          109.23                   76.54                  75.00
       06/30/95          137.29                  132.01                 108.33
       06/30/96          170.40                  148.95                 133.33
       06/30/97          231.66                  230.88                  75.00

PRINCIPAL STOCKHOLDERS OF THE COMPANY

  The following table sets forth as of December 4, 1997, except as otherwise indicated, the number of shares and percentage of outstanding Common Stock known by the Company to be beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company as a group. Unless otherwise noted, shares are held with sole voting and investment power. Holdings include, where applicable, shares held by spouses and minor children, including shares held in trust.

                                      SHARES OF COMMON STOCK
                            ---------------------------------------------------
                             AS OF DECEMBER 4,            UPON CONSUMMATION OF
                                    1997                       THE MERGER
                            ----------------------------- ---------------------
    NAME AND ADDRESS OF        NO.             PERCENT OF            PERCENT OF
    BENEFICIAL OWNER *       SHARES              CLASS    NO. SHARES   CLASS
    -------------------     ---------          ---------- ---------- ----------
A.I.M. Overseas Ltd........ 1,670,000              6.8%    1,670,000     5.0%
 c/o LIS S.A.
 31, bd. Prince Felix
 L-1513 Luxembourg
Karen Beth Brenner......... 1,110,654(1)(2)(3)     4.5%    1,110,654     3.3%
 P.O. Box 9109
 Newport Beach, CA 92658
Melvin Foster..............   309,500(3)           1.3%      309,500      **
Charlene A. Gondek.........    30,000(4)(5)         **     1,772,498     5.3%
Gregory L. Horton.......... 1,058,333(6)           4.3%    1,058,333     3.1%
Richard K. Vitelle.........   166,666(7)            **       166,666      **
Thomas M. Wheeler..........    30,000(4)(5)         **     6,416,254    19.1%
Robert G. Wilson...........   635,141(3)           2.6%      635,141     1.9%
Directors and Executive
 Officers as a Group (7
 persons).................. 3,340,294(8)          13.6%   11,469,046    33.3%

--------
 * Unless otherwise noted, the beneficial owner can be contacted at DDL Electronics, Inc., 2151 Anchor Court, Newbury Park, CA 91320.

**   Represents less than 1% of the outstanding shares.

(1) This information is based upon a Schedule 13D/A dated September 30, 1997, filed with the SEC on December 4, 1997. Such Schedule 13D/A states that the beneficial owner has sole voting and dispositive power as to 178,400 shares and no voting and shared dispositive power as to 932,254 shares.

(2) Includes 46,495 shares underlying the Company's 8 1/2% convertible subordinated debentures.

(3) Includes 60,000 shares underlying exercisable options and 75,000 shares underlying exercisable warrants.

(4) On June 30, 1997, the Company agreed to acquire Jolt Technology, Inc., a private company, for 9,000,000 shares of Common Stock, subject to the approval of the Stockholders. Ms. Gondek and Mr. Wheeler, who are shareholders of Jolt, will receive 1,742,498 and 6,386,254 shares of Common Stock, respectively, upon consummation of the Merger.

(5)  Includes 30,000 shares underlying exercisable options.

(6)  Includes 133,333 shares underlying options exercisable within 60 days.

(7)  Includes 161,666 shares underlying options exercisable within 60 days.

(8)  Includes 534,999 shares underlying options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On June 30, 1997, the Company borrowed $2,000,000 from Thomas M. Wheeler, a private investor, under a note payable bearing 8% interest. The note matures on February 1, 1999, and is secured by a pledge of the common stock of SMTEK. The Company agreed to give Mr. Wheeler two seats on the Board, which seats were filled by Mr. Wheeler and Charlene A. Gondek. As a condition to obtaining the $2,000,000 loan from Mr. Wheeler, the Company also agreed to acquire all of the issued and outstanding shares of Jolt for 9,000,000 shares of Common Stock. Upon consummation of the Merger, the maturity date of the $2,000,000 note payable will be extended from February 1, 1999 to October 31, 1999.

  Jolt has borrowed approximately $1,625,000 from Mr. Wheeler. This indebtedness of Jolt to Mr. Wheeler, in addition to approximately $427,000 in interest thereon (including projected accrued interest through the date of the consummation of the merger), will be converted to 10,660 shares of Jolt common stock immediately prior to the Merger.

                      CERTAIN INFORMATION REGARDING JOLT

  Jolt is an independent provider of customized integrated EMS, including turnkey electronic assembly and manufacturing management services, to OEMs in the electronics industry. Jolt's electronic manufacturing services consist primarily of the manufacture of complex PCB assemblies using SMT and PTH interconnection technologies. In addition to assembly, turnkey manufacturing management also involves procurement and materials management, as well as consultation on printed circuit board design and manufacturability.

  SMT and PTH assemblies are printed circuit boards on which various electronic components, such as integrated circuits, capacitors, microprocessors and resistors, have been mounted. These assemblies are key functional elements of many types of electronic products. Circuit board assemblies produced by Jolt generally require greater manufacturing expertise and have shorter runs and delivery cycles than mass-produced PCBs and therefore typically have higher profit margins.

  Jolt's customers include a diversified base of OEMs in the medical devices and instrumentation, computer systems, aerospace and telecommunications sectors. Jolt's assembly plant is located in Fort Lauderdale, Florida. Jolt was founded in 1989, and its principal office is located at 6801 N.W. 15th Avenue, Fort Lauderdale, Florida. Jolt's telephone number is (954) 968-8526.

INDUSTRY OVERVIEW

  Jolt is benefiting from increased market acceptance of the use of manufacturing specialists in the electronics industry. Many electronics OEMs have adopted and are becoming increasingly reliant upon outsourcing strategies. Jolt believes that the trend toward outsourcing manufacturing will continue. Electronics industry OEMs use EMS specialists for many reasons, including the following:

  Reduced Time to Market. Due to intense competitive pressures in the electronics industry, OEMs are faced with increasingly shorter product life-cycles and therefore have a growing need to reduce the time required to bring a product to market. OEMs can reduce their time to market by using a manufacturing specialist's established manufacturing expertise and infrastructure.

  Reduced Capital Investment. As electronic products have become more technologically advanced, the manufacturing process has become increasingly automated, requiring a greater level of investment in capital equipment. Manufacturing specialists enable OEMs to gain access to advanced manufacturing facilities, thereby reducing the OEM's overall capital equipment requirements.

  Focused Resources. Because the electronics industry is experiencing greater levels of competition and more rapid technological change, many OEMs increasingly seek to focus their resources on activities and technologies to which they add the greatest value. By offering comprehensive electronic assembly and turnkey manufacturing services, manufacturing specialists allow OEMs to focus on core technologies and activities such as product development, marketing and distribution.

  Access to Leading Manufacturing Technology. Electronic products and electronics manufacturing technology have become increasingly sophisticated and complex. This is making it difficult for OEMs to maintain the necessary technological expertise in process development and control. OEMs are motivated to work with a manufacturing specialist in order to gain access to the specialist's process expertise and manufacturing know-how.

  Improved Inventory Management and Purchasing Power. Electronics industry OEMs are faced with increasing difficulties in efficiently planning, procuring and managing their inventories. This difficulty is due to frequent design changes, short product life cycles, large investments in electronic components, component price fluctuations and the need to achieve economies of scale in materials procurement. By using a manufacturing specialist with established material procurement capacities and infrastructure, OEMs can reduce production and inventory costs.

  The total market for the EMS industry in the United States is estimated at $18 billion annually and is reportedly growing at a rate in excess of 20% per year. This growth environment is a vigorous one in which Jolt is performing well. Jolt primarily markets its manufacturing services to electronics industry OEMs in the United States. The U.S. EMS industry is highly fragmented, with several large manufacturers with over $500 million in annual revenues. There are also numerous manufacturers with annual revenues from under $10 million to several hundred million dollars.

BUSINESS STRATEGY

  Jolt's objective is to provide OEMs with a total EMS solution. Jolt's strategy encompasses several key elements:

  Concentrate on High Value Added Products and Services for Leading OEMs. Jolt focuses on leading manufacturers of advanced electronic products that generally require custom-designed, more complex circuit assemblies and short lead-time manufacturing services. By focusing on the complex and high-end products, Jolt is able to realize higher margins than many other participants in the EMS industry. Jolt strategically avoids accounts with simpler, high-volume circuit assemblies that are typically pursued by the larger EMS players since they are generally low-margin products.

  Focus on High-Growth Customer Sectors. Jolt has focused its marketing efforts on key OEMs in fast-growing industry sectors such as telecommunications, networking, industrial and medical instrumentation and high-end computer systems. Sales efforts will continue to focus on increasing penetration of Jolt's existing customer base as well as attracting new customers, diversifying revenues across a wider base.

  Develop Long-Term Customer Relationships. Jolt seeks to establish "partnerships" with its customers by focusing on state-of-the-art technology and quick-turnaround manufacturing. Jolt also works closely with its customers to help them manage their entire product design, development and manufacturing process in order to reduce their time to market. As a testimonial to the level of success Jolt has achieved with its customer partnerships, Jolt has received the Surface Mount International Service Excellence Award for the past five years, based upon customer ratings for technology, manufacturing quality, dependability/timely delivery, responsiveness to requests and changes and value for price.

  Extend Technology Leadership. Jolt can provide services ranging from the manufacture of electronic circuits to complete system assembly. In providing these services, it utilizes a variety of processes and technologies. Jolt strives for continuous improvement of its processes and has adopted a number of quality measurement and improvement techniques to continually monitor its performance. Jolt also has made significant capital expenditures during fiscal 1997 to upgrade its plant and equipment. It intends to stay on the leading edge of technology development and will evaluate new interconnect and packaging technologies as they emerge. Jolt's technical focus is currently moving to double-sided surface-mount work with minimal through-hole assembly.

CUSTOMERS, MARKETING AND SALES

  Jolt's customers include a diversified base of OEMs in the medical devices and instrumentation, computer systems, aerospace and telecommunications segments of the electronics industry. The following table shows the estimated percentage of Jolt's fiscal 1997 sales in each of these segments:

   Medical Devices and Instrumentation......................................  30%
   Computer Systems.........................................................  30%
   Aerospace/Government Contracting.........................................  15%
   Consumer Products........................................................  15%
   Telecommunications.......................................................  10%

  Jolt develops business through long-term relationships between its in-house specialists and its key customers' managers and staff. Jolt's employees work closely with Jolt's customers' engineering and technical personnel to better understand their requirements. Sales efforts are augmented by manufacturer's representative firms, which identify accounts and initiate new relationships.

  Although Jolt seeks to diversity its customer base, a small number of customers are responsible for a significant portion of its net sales. In fiscal 1997, J-tech, IBM, Comtec Systems and Coulter Scientific each accounted for more than 10% of Jolt's net sales. In addition, during fiscal 1996, Jolt's ten largest customers accounted for approximately 75% of Jolt's net sales. Although there can be no assurance that Jolt's principal customers will continue to purchase products and services from Jolt at current levels, Jolt expects to continue to depend upon its principal customers for a significant portion of its net sales. Its customer concentration could increase or decrease, depending upon future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which its customers participate.

MANUFACTURING SERVICES AND ENGINEERING

  Jolt specializes in manufacturing complex circuit board assemblies that are used in sophisticated electronic equipment. It has been providing consignment circuit assembly services since 1989. In 1995, it began providing turnkey manufacturing management services, including the assembly and testing of sophisticated electronic systems. For fiscal 1997 and 1996, approximately 95% of Jolt's net sales consisted of consignment circuit assembly revenues, and approximately 5% of Jolt's net sales consisted of turnkey manufacturing.

  Jolt's relationships with its key customers are based upon providing a responsive, flexible total manufacturing services solution. These services include design and engineering, quick-turnaround prototype and manufacturing and materials procurement and management. Jolt also evaluates customer designs for manufacturability and test and, when appropriate, recommends design changes to reduce manufacturing cost or lead times or to increase manufacturing yields and quality of the finished product. Once engineering is completed, Jolt manufactures prototype or preproduction versions of the product on a quick-turnaround basis.

  Jolt expects that the demand for engineering and quick-turnaround prototype and preproduction manufacturing services will increase as OEMs' products become more complex and as product life-cycles shorten. Materials procurement and handling services provided by Jolt include planning, purchasing, warehousing and financing of electronic components and enclosures used in the assemblies and systems.

  Prices for Jolt's SMT or PTH printed circuit boards and system assemblies vary, depending upon their size and complexity and the specified manufacturing turnaround time. Other factors affecting Jolt's pricing include the extent of design and engineering services required, the market of the various electronic components and the quantity ordered.

  The manufacture of SMT and PTH assemblies involves the attachment of various electronic components, such as integrated circuits, capacitors, microprocessors and resistors to printed circuit boards. Electronic components used in producing SMT and PTH assemblies are purchased by Jolt; in certain circumstances, Jolt may be required to bear the risk of component price fluctuations. Jolt orders materials and components based upon purchase orders received and accepted and seeks to minimize its inventory of materials or components that are not identified for use in filling specific orders. Shortages of electronic components have occurred in the past and may occur in the future. Component shortages or price fluctuations could have an adverse effect on Jolt's results of operations.

TECHNOLOGY DEVELOPMENT

  Jolt's close involvement with its customers at the early stages of their product development cycles is at the leading edge of technical innovation in the manufacturing of SMT and PTH printed circuit board assemblies. Jolt selectively seeks orders that require the use of state-of-the-art materials or manufacturing techniques in order to further develop its manufacturing expertise. Current areas of manufacturing process development include reducing circuit sizes, establishing new standards for particle contamination and developing manufacturing processes for use with new surface mount connector and component designs.

  Jolt holds no patents and believes that patents are not important competitive factors in the market for contract electronics manufacturing. Jolt believes its success depends more upon the creativity of its personnel than upon patent ownership. Because of rapid technological change and the rate of new patent issuance, certain of Jolt's products or processes may inadvertently infringe upon others' patents. If that were to occur, Jolt believes that, based upon industry practice, necessary licenses could be obtained without material adverse impact, although there can be no assurance of that.

COMPETITION

  Jolt competes against numerous EMS suppliers. It also occasionally faces competition from customers that evaluate Jolt's capabilities against the merits of internal manufacturing. Competition is intense and will continue. Many competitors are larger than Jolt and have significantly greater resources.

  Jolt believes that competition in the market segments it serves is based more on product quality and responsive customer service and support than on price. This is in part because the cost of PCB assemblies that Jolt provides is relatively low compared to the total cost of the finished electronic products. In addition, greater importance is often placed upon product reliability and prompt delivery to Jolt's key customers. Jolt believes its primary competitive strengths are its ability to provide responsive, flexible, short lead-time manufacturing services, as well as its engineering and manufacturing expertise.

EMPLOYEES

  At December 31, 1997, Jolt had 25 full-time employees. None of Jolt's employees is represented by a labor union or collective bargaining agreement, and Jolt has never experienced a work stoppage or strike. Jolt believes its relationship with its employees is good. Jolt's success depends largely upon the efforts and abilities of key managerial and technical employees. The loss of services of certain key personnel could adversely affect Jolt.

PRINCIPAL SHAREHOLDERS OF JOLT

  The following table sets forth as of May 28, 1998, except as otherwise indicated, the number of shares and percentage of outstanding Jolt Common Stock beneficially owned by (i) each person who is known by Jolt to own beneficially more than 5% of Jolt's outstanding Common Stock, (ii) each of Jolt's directors, (iii) each named executive officer and (iv) all executive officers and directors of Jolt as a group. Unless otherwise noted, shares are held with sole voting and investment power. Stockholdings include, where applicable, shares held by spouses and minor children, including shares held in trust.

                                                          SHARES OF JOLT
                                                           COMMON STOCK
                  NAME AND ADDRESS OF                 --------------------------
                  BENEFICIAL OWNER(1)                 NUMBER    PERCENT OF CLASS
                  -------------------                 ------    ----------------
   Thomas M. Wheeler................................. 14,660(2)       70.9%
   Charlene A. Gondek................................  4,000          19.4%
   Mitchell Morhaim..................................  2,000           9.7%
   All executive officers and directors as a group... 20,660         100.0%

--------
(1) Each beneficial owner can be contacted at Jolt Technology, Inc., 6801 N.W. 15th Avenue, Fort Lauderdale, FL 33309.
(2) Amount includes 10,660 shares of Jolt Common Stock to be received by Mr. Wheeler upon the conversion of Shareholder Loans and accrued interest thereon to equity.

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning the cash and non-cash compensation awarded to, earned by or paid to Jolt's only executive officer for the year ended December 31, 1996.

                                                       ANNUAL COMPENSATION(1)
   NAME AND                                            ----------------------
   PRINCIPAL POSITION                                    SALARY      BONUS
   ------------------                                  ----------- ----------
   Mitchell Morhaim................................... $   100,000 $   10,000(2)
   President and Secretary

--------
(1) Total perquisites did not exceed the lesser of $50,000 or 10% of Mr. Morhaim's salary and bonus.
(2) Determined by the Board of Directors and paid to Mr. Morhaim prior to the close of the fiscal year.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

COMMON STOCK

  The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock. As of the Record Date May 26, 1998, there were 24,613,666 shares of Common Stock issued and outstanding and approximately 1,500 record holders thereof. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The shares of Common Stock that constitute Merger Consideration will be validly issued, fully paid and nonassessable upon consummation of the Merger. The holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except that stockholders are entitled to cumulate their votes in the election of directors. Subject to the preferences that may be applicable to any outstanding preferred stock, the Company's stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all the assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

PREFERRED STOCK

  The Board has the authority to issue preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the Stockholders. Although it has no current intention to do so, the Board, without Stockholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.

  At June 30, 1997, 1,000 preferred stock purchase rights were outstanding. Each right may be exercised to purchase one-hundredth of a share of Series A Participating Junior Preferred Stock at a purchase price of $30, subject to adjustment. The rights may be exercised only after commencement or public announcement that a person (other than a person receiving prior approval from the Company) has acquired or obtained the right to acquire 20% or more of the Company's outstanding common stock. The rights, which do not have voting rights, may be redeemed by the Company at a price of $.01 per right within ten days after the announcement that a person has acquired 20% or more of the outstanding common stock of the Company. The redemption period may be extended under certain circumstances. In the event that the Company is acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right shall have the right to receive that number of shares of common stock of the surviving company which at the time of the transaction would have a market value of two times the exercise price of the right. The Company has authorized for issuance 150,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share.

     PROPOSAL TWO--AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

  The Company is currently authorized to issue 50,000,000 shares of Common Stock. The Board has approved a proposed amendment to the Certificate of Incorporation that would increase the number of authorized shares of Common Stock to 75,000,000. The principal purposes of this proposed amendment would be to position the Company to use Common Stock to finance its business, to acquire other businesses and to effect stock splits in appropriate circumstances.

  It is the Company's intention to finance its operations through, among other things, the issuance from time to time of various debt and equity securities and to consider the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of shares of Common Stock is necessary to provide the Company with the flexibility to take advantage of opportunities in such situations. The Common Stock also may be issued as consideration in future acquisitions. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for (i) the shares to be issued pursuant to the Merger and (ii) shares presently reserved for issuance.

  Authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then-outstanding shares of stock of the Company may or may not be given the opportunity to vote on any such issuance, depending upon the nature of the transaction, applicable law, the rules and policies of applicable stock exchanges and the judgment of the Board regarding the submission thereof to the Stockholders. Shareholders have no preemptive rights to subscribe to newly-issued shares. Issuance of Common Stock (or the issuance of authorized or unissued preferred stock or other capital stock) could have the effect of discouraging an attempt to acquire control of the Company.

  The Board believes that the proposed increase in the number of authorized shares of Common Stock will provide flexibility needed to meet corporate objectives and is in the best interests of the Company and its Stockholders. The increase in the number of authorized shares of Common Stock will, if approved by the requisite vote of Stockholders, be adopted by the Company regardless of whether the Merger is consummated. Likewise, consummation of the Merger is not conditioned upon stockholder approval of this proposal.

  The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the Increase in Authorized Shares. See "1997 Annual Meeting." Upon approval, officers of the Company will make appropriate filings in the State of Delaware and will take any other action necessary to implement the Increase in Authorized Shares.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

                     PROPOSAL THREE--ELECTION OF DIRECTORS

  The Certificate of Incorporation provides that the Board shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. The Board resolved to reduce the number of directors from seven to five at its meeting on November 25, 1997. Accordingly, at the 1997 Annual Meeting, one person will be elected Class I director and one person will be elected Class II director. The Class I Director shall serve on the Board for a term of two years ending with the second annual meeting following such director's election, and the Class II Director shall serve on the Board for a term of three years ending with the third annual meeting following the election of such director, in either case unless either such director shall have earlier resigned or been removed.

  All Stockholders are entitled to cumulate their votes in the election of directors. A Stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such Stockholder or may distribute such votes on the same principle among as many candidates as such Stockholder elects. The nominees for election as directors who receive the greatest number of votes cast for election of directors shall be elected as directors. Unless otherwise directed, it is intended that shares represented by proxy will be voted by the proxy holders in favor of the election of all the Board's nominees, except that the cumulative votes represented by proxies will be cast for all or fewer than all of the nominees for director in the discretion of the proxy holders named therein in order to elect as many nominees as possible under the circumstances prevailing at the meeting. Discretionary authority to so cumulate votes is hereby solicited. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. Each of the nominees is at present a member of the Board. In the event that any of the nominees for director should become unavailable to serve as such, the proxies may be voted for such substitute or substitutes as may be nominated by the Board.

  The following table sets forth the name of each nominee for election to the Board, such person's age, principal occupation and the name and principal business of any corporation or organization in which such occupation is carried on and the period during which such nominee has served as director. See "Certain Information Regarding the Company--Directors and Executive Officers" for a more complete description.

                                                                    SERVED
                                                                 CONTINUOUSLY
                          PRINCIPAL OCCUPATION FOR FIVE YEARS    AS DIRECTOR
   NAME OF NOMINEE    AGE AND DIRECTORSHIPS                         SINCE
   ---------------    --- -----------------------------------    ------------
   Charlene A. Gondek  36 Director of Jolt Technology, Inc., a       1997
   Class I Director       privately-held electronic
   Term expiring 1999     manufacturing services company
   Gregory L. Horton   41 Chief Executive Officer,                   1996
   Class II Director      President and Chairman of the
   Term Expiring 2000     Board of Directors, DDL
                          Electronics, Inc.

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" BOTH OF THESE
NOMINEES.

                             STOCKHOLDER PROPOSALS

  Stockholders who wish to include proposals in next year's proxy statement for action at the Company's 1998 annual meeting of stockholders anticipated to occur in November 1998 must cause their proposals to be received in writing at the Company's principal executive office (2151 Anchor Court, Newbury Park, California 91320) no later than August 3, 1998. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the SEC. Use of certified mail is suggested.

                                    EXPERTS

  The consolidated financial statements of the Company as of June 30, 1997 and 1996, and for each year in the three-year period ended June 30, 1997, have been included herein in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Jolt as of December 31, 1997 and 1996 and for the years then ended have been included herein and in reliance upon the report of Brunt & Company, P.A., independent certified public accountants, given upon their authority as experts in accounting and auditing.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP has served as the Company's independent public accountants since 1994. Representatives of KPMG Peat Marwick are expected to be present at the 1997 Annual Meeting and will be afforded the opportunity to make a statement and answer questions from stockholders.

                         INDEX TO FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY:
  Independent Auditors' Report............................................  F-2
  Consolidated Balance Sheets as of June 30, 1997 and June 30, 1996.......  F-3
  Consolidated Statements of Operations for the years ended June 30, 1997,
   June 30, 1996 and
   June 30, 1995..........................................................  F-4
  Consolidated Statements of Cash Flows for the years ended June 30, 1997,
   June 30, 1996 and June 30, 1995........................................  F-5
  Consolidated Statements of Stockholders' Equity for the years ended June
   30, 1997, June 30, 1996 and June 30, 1995..............................  F-6
  Notes to Consolidated Financial Statements..............................  F-7
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY:
  Consolidated Balance Sheets as of March 31, 1998 and June 30, 1997...... F-27
  Consolidated Statements of Operations for the three months ended March
   31, 1998 and
   March 31, 1997......................................................... F-28
  Consolidated Statements of Operations for the nine months ended March
   31, 1998 and March 31, 1997............................................ F-29
  Consolidated Statements of Cash Flows for the nine months ended March
   31, 1998 and March 31, 1997............................................ F-30
  Notes to Unaudited Consolidated Financial Statements.................... F-31
AUDITED FINANCIAL STATEMENTS OF JOLT:
  Independent Auditors' Report............................................ F-35
  Balance Sheets as of December 31, 1997 and 1996......................... F-36
  Statements of Income for the years ended December 31, 1997 and 1996..... F-37
  Statements of Cash Flows for the years ended December 31, 1997 and 1996. F-38
  Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 1997
   and 1996............................................................... F-39
  Notes to Financial Statements........................................... F-40
UNAUDITED FINANCIAL STATEMENTS OF JOLT:
  Unaudited Balance Sheet as of March 31, 1998............................ F-43
  Unaudited Statements of Operations for the three months ended March 31,
   1998 and March 31, 1997................................................ F-44
  Unaudited Statements of Cash Flows for the three months ended March 31,
   1998 and March 31, 1997................................................ F-45
  Notes to Unaudited Financial Statements for the three months ended March
   31, 1998 and
   March 31, 1997......................................................... F-46
  Unaudited Balance Sheet as of December 31, 1995......................... F-47
  Unaudited Statement of Operations for the year ended December 31, 1995.. F-48
  Unaudited Statement of Cash Flows for the year ended December 31, 1995.. F-49
  Notes to Unaudited Financial Statements for the year ended December 31,
   1995................................................................... F-50
UNAUDITED PRO FORMA FINANCIAL STATEMENTS:
  Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998..... F-53
  Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended
   March 31, 1998......................................................... F-54
  Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended
   March 31, 1997......................................................... F-55
  Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1997.................................................... F-56
  Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1996.................................................... F-57
  Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1995.................................................... F-58
  Notes to Unaudited Pro Forma Consolidated Financial Statements.......... F-59

[LETTERHEAD OF KPMG PEAT MARWICK LLP]


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
DDL Electronics, Inc.:

  We have audited the accompanying consolidated balance sheets of DDL Electronics, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DDL Electronics, Inc. and subsidiaries as of June 30, 1997 and 1996, and the results of their operations and cash flows for each of the years in the three-year period ended June 30, 1997 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

Woodland Hills, California
August 15, 1997, except for the second
 paragraph of note 12, which is as of
 September 22, 1997

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                 JUNE 30
                                                            ------------------
                                                              1997      1996
                                                            --------  --------
                          ASSETS
Current assets:
  Cash and cash equivalents (Note 3)....................... $  4,718  $  2,519
  Accounts receivable, net (Note 5)........................    9,198     5,620
  Costs and estimated earnings in excess of billings on
   uncompleted contracts (Note 6)..........................    3,161     3,026
  Inventories, net (Note 7)................................    3,211     4,014
  Prepaid expenses.........................................      132       314
                                                            --------  --------
Total current assets.......................................   20,420    15,493
                                                            --------  --------
Property, equipment and improvements, at cost (Notes 8 and
 12):
  Buildings and improvements...............................    6,037     5,604
  Plant equipment..........................................   14,962    13,999
  Office and other equipment...............................    1,952     1,444
                                                            --------  --------
                                                              22,951    21,047
  Less: Accumulated depreciation and amortization..........  (16,161)  (15,130)
                                                            --------  --------
    Property, equipment and improvements, net..............    6,790     5,917
                                                            --------  --------
Other assets:
  Goodwill, net (Note 4)...................................    4,439     5,708
  Debt issue costs, net....................................       38       533
  Deposits and other assets................................      193       436
                                                            --------  --------
                                                               4,670     6,677
                                                            --------  --------
                                                            $ 31,880  $ 28,087
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank lines of credit payable............................. $  1,378  $    --
  Current portion of long-term debt (Notes 3 and 8)........    4,167       603
  Accounts payable.........................................    9,084     7,485
  Accrued payroll and employee benefits....................    1,145       777
  Other accrued liabilities (Notes 3 and 11)...............    2,321     3,114
                                                            --------  --------
    Total current liabilities..............................   18,095    11,979
                                                            --------  --------
Long-term debt, less current portion (Notes 3 and 8).......    7,820    10,935
                                                            --------  --------
Commitments and contingencies (Note 12)
Stockholders' equity (Notes 2, 8 and 10):
  Preferred stock, $1 par value; 1,000,000 shares
   authorized; no shares issued or outstanding ............      --        --
  Common stock, $.01 par value; 50,000,000 shares
   authorized; 24,586,858 and 22,998,879 shares issued and
   outstanding in 1997 and 1996, respectively..............      246       230
  Additional paid-in capital...............................    6,410    29,304
  Common stock held in escrow..............................      --     (1,325)
  Accumulated deficit (deficit of $23,678,000 eliminated
   effective June 27, 1997)................................      --    (22,000)
  Foreign currency translation adjustment..................     (691)   (1,036)
                                                            --------  --------
    Total stockholders' equity.............................    5,965     5,173
                                                            --------  --------
                                                            $ 31,880  $ 28,087
                                                            ========  ========

          See accompanying notes to consolidated financial statements.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                      YEAR ENDED JUNE 30
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
Sales............................................ $ 48,919  $ 33,136  $ 29,576
                                                  --------  --------  --------
Costs and expenses:
  Cost of goods sold.............................   42,475    29,494    26,516
  Administrative and selling expenses............    5,058     4,175     6,497
  Goodwill amortization..........................    1,268       634       --
  Restructuring charges (Note 4).................      --        --      1,533
                                                  --------  --------  --------
                                                    48,801    34,303    34,546
                                                  --------  --------  --------
Operating income (loss)..........................      118    (1,167)   (4,970)
                                                  --------  --------  --------
Non-operating income (expense):
  Interest income................................       83       246       109
  Interest expense...............................   (1,105)     (911)     (883)
  Debt issue cost amortization...................     (937)     (281)      --
  Gain on sale of assets (Note 4)................      142       --      3,317
  Other income (expense), net....................       21       245        61
                                                  --------  --------  --------
                                                   (1,796)      (701)    2,604
                                                  --------  --------  --------
Loss before income taxes.........................   (1,678)   (1,868)   (2,366)
Income tax benefit (Note 9)......................      --      1,110       --
                                                  --------  --------  --------
Loss before extraordinary item...................   (1,678)     (758)   (2,366)
Extraordinary item--Gain on debt extinguishment
 (Notes 4 and 8).................................      --      2,356     2,441
                                                  --------  --------  --------
Net income (loss)................................ $ (1,678) $  1,598  $     75
                                                  ========  ========  ========
Basic and diluted earnings (loss) per share:
  Loss before extraordinary item................. $  (0.07) $  (0.04) $  (0.15)
  Extraordinary item.............................      --       0.13      0.15
                                                  --------  --------  --------
Basic and diluted earnings (loss) per share...... $  (0.07) $   0.09  $    --
                                                  ========  ========  ========
Shares used in computing basic and diluted
 earnings (loss) per share:......................   23,150    18,180    15,150
                                                  ========  ========  ========


          See accompanying notes to consolidated financial statements.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        YEAR ENDED JUNE 30
                                                      ------------------------
                                                       1997     1996    1995
                                                      -------  ------  -------
Cash flows from operating activities:
  Net income (loss).................................. $(1,678) $1,598  $    75
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
    Depreciation and amortization....................   3,631   2,028    1,505
    Gain on debt extinguishment......................     --   (2,356)  (2,441)
    Gain on sale of assets...........................    (142)    --    (3,317)
    Net (increase) decrease in operating working
     capital, net of effects of business acquired....  (1,547) (1,508)   4,009
    (Increase) decrease in deposits and other assets.     124     (93)       2
    Benefit of non-capital grants....................    (242)   (265)    (139)
    Other............................................      84      41       42
                                                      -------  ------  -------
Net cash provided by (used in) operating activities..     230    (555)    (264)
                                                      -------  ------  -------
Cash flows from investing activities:
  Capital expenditures...............................    (989)   (910)    (547)
  Purchase of SMTEK, Inc., net of cash acquired......     --   (7,638)     --
  Proceeds from sale of assets.......................     202     --     9,936
                                                      -------  ------  -------
Net cash provided by (used in) investing activities..    (787) (8,548)   9,389
                                                      -------  ------  -------
Cash flows from financing activities:
  Proceeds from bank lines of credit.................   1,366     --       --
  Proceeds from long-term debt.......................     --    8,800      612
  Payments of long-term debt.........................    (755) (1,870) (10,819)
  Debt issue costs...................................     --     (372)     --
  Proceeds from issuance of common stock, net........   1,385   1,112      980
  Proceeds from exercise of stock options............      75     437      287
  Proceeds from exercise of stock warrants...........     --      448      --
  Proceeds from foreign government grants............     605     229      202
                                                      -------  ------  -------
Net cash provided by (used in) financing activities..   2,676   8,784   (8,738)
                                                      -------  ------  -------
Effect of exchange rate changes on cash..............      80     (79)     (10)
                                                      -------  ------  -------
Increase (decrease) in cash and cash equivalents.....   2,199    (398)     377
Cash and cash equivalents at beginning of year.......   2,519   2,917    2,540
                                                      -------  ------  -------
Cash and cash equivalents at end of year............. $ 4,718  $2,519  $ 2,917
                                                      =======  ======  =======

          See accompanying notes to consolidated financial statements.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   YEARS ENDED JUNE 30, 1997, 1996 AND 1995
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                     COMMON STOCK HELD
                                   COMMON STOCK          IN ESCROW                                 FOREIGN       TOTAL
                               --------------------- -------------------  ADDITIONAL              CURRENCY   STOCKHOLDERS'
                   PREFERRED                                               PAID-IN   ACCUMULATED TRANSLATION    EQUITY
                  STOCK SHARES   SHARES    PAR VALUE   SHARES     VALUE    CAPITAL     DEFICIT   ADJUSTMENT    (DEFICIT)
                  ------------ ----------  --------- ----------  -------  ---------- ----------- ----------- -------------
Balance at June
30, 1994........       450     14,468,718    $145           --   $   --    $ 19,646   $(23,673)    $(1,007)     $(4,889)
Net income......       --             --      --            --       --         --          75         --            75
Issuance of
common stock....       --         760,000       8           --       --         972        --          --           980
Conversion of
debentures......       --          43,000     --            --       --          86        --          --            86
Exercise of
stock options...       --         450,447       5           --       --         282        --          --           287
Shares retired..       --             (27)    --            --       --         --         --          --           --
Conversion of
preferred stock.      (450)       340,841       3           --       --          (3)       --          --           --
Translation
adjustments.....       --             --      --            --       --         --         --          117          117
                      ----     ----------    ----    ----------  -------   --------   --------     -------      -------
Balance at June
30, 1995........       --      16,062,979     161           --       --      20,983    (23,598)       (890)      (3,344)
Net income......       --             --      --            --       --         --       1,598         --         1,598
Stock issued as
partial payment
for SMTEK
acquisition.....       --       1,000,000      10           --       --         791        --          --           801
Stock issued as
debt placement
fee.............       --         572,683       6           --       --         710        --          --           716
Stock issued as
collateral for
10% notes.......       --       1,060,000      10    (1,060,000)  (1,325)     1,315        --          --           --
Sale of common
stock...........       --         600,000       6           --       --       1,106        --          --         1,112
Conversion of
debentures......       --       2,764,275      28           --       --       3,292        --          --         3,320
Exercise of
stock options
and warrants....       --         918,942       9           --       --         876        --          --           885
Warrant
compensation
costs...........       --             --      --            --       --         196        --          --           196
Other stock
transactions....       --          20,000     --            --       --          35        --          --            35
Translation
adjustments.....       --             --      --            --       --         --         --         (146)        (146)
                      ----     ----------    ----    ----------  -------   --------   --------     -------      -------
Balance at June
30, 1996........       --      22,998,879     230    (1,060,000)  (1,325)    29,304    (22,000)     (1,036)       5,173
Net loss........       --             --      --            --       --         --      (1,678)        --        (1,678)
Stock released
from escrow
account.........       --             --      --      1,060,000    1,325        --         --          --         1,325
Shares retired..       --        (706,667)     (7)          --       --        (876)       --          --          (883)
Sale of common
stock...........       --       2,000,000      20           --       --       1,365        --          --         1,385
Exercise of
stock options
and warrants....       --         294,646       3           --       --         295        --          --           298
Translation
adjustments.....       --             --      --            --       --         --         --          345          345
Quasi-
reorganization
transfer........       --             --      --            --       --     (23,678)    23,678         --           --
                      ----     ----------    ----    ----------  -------   --------   --------     -------      -------
Balance at June
30, 1997........       --      24,586,858    $246           --   $   --    $  6,410   $    --      $  (691)     $ 5,965
                      ====     ==========    ====    ==========  =======   ========   ========     =======      =======

         See accompanying notes to consolidated financial statements.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

  DDL Electronics, Inc. provides customized, integrated electronic manufacturing services ("EMS") to original equipment manufacturers ("OEMs") in the computer, telecommunications, instrumentation, medical, industrial and aerospace industries. The Company also manufactures multilayer printed circuit boards ("PCBs") for use primarily in the computer, communications and instrumentation industries. The Company's EMS operations are located in Southern California and Northern Ireland. The Company's PCB facilities are located in Northern Ireland.

  The consolidated financial statements include the accounts of DDL Electronics, Inc. and its subsidiaries (collectively, the "Company"). All significant intercompany transactions and accounts have been eliminated in consolidation.

ACCOUNTING PERIOD

  The Company utilizes a 52-53 week fiscal year ending on the Friday closest to June 30 which, for fiscal years 1997, 1996 and 1995, fell on June 27, June 28 and June 30, respectively. In these consolidated financial statements, the fiscal year-end for all years is shown as June 30 for clarity of presentation, except where the context dictates a more specific reference to the actual year-end date.

CASH EQUIVALENTS

  For financial reporting purposes, cash equivalents consist primarily of money market instruments and bank certificates of deposit that have original maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  As of June 30, 1997, the carrying amount of the Company's cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments. The carrying amount of long-term debt (including current portion thereof) was $11,987,000 and the fair value was $11,513,000 as of June 30, 1997. The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. All financial instruments are held for purposes other than trading.

CONCENTRATIONS OF CREDIT RISK

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of money market instruments and trade receivables. The Company invests its excess cash in money market instruments and certificates of deposit with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one issuer. Concentrations of credit risk with respect to trade receivables exist because the Company's EMS and PCB operations rely heavily on a relatively small number of customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses, to date, have been within management's expectations.

INVENTORIES

  Inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

LONG-LIVED ASSETS

  Property, equipment and improvements are stated at cost. Depreciation and amortization are computed on the straight-line and declining balance methods. The principal estimated useful lives are: buildings--20 years; improvements-- 10 years; plant, office and other equipment--3 to 7 years. Upon the retirement of assets, costs and the related accumulated depreciation are eliminated from the accounts and any gain or loss is included in income. Property, equipment and improvements acquired by the Company's foreign subsidiaries are recorded net of capital grants received from the Industrial Development Board for Northern Ireland.

  Goodwill represents the excess of acquisition cost over the fair value of net assets of a purchased business, and is being amortized over five years.

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121") was issued in March 1995. SFAS 121 requires that long-lived assets and certain intangible assets be reviewed for impairment in value, based upon undiscounted future cash flows, and that appropriate losses be recognized whenever it is determined that the carrying amount of an asset may not be recovered. The Company adopted SFAS 121 in fiscal year 1996 and such adoption did not have a material effect on the Company's financial position or results of operations.

REVENUE AND COST RECOGNITION

  The Company's Northern Ireland operating units recognize sales and cost of sales upon shipment of products.

  SMTEK, the Company's U.S. operating unit which was acquired during 1996, has historically generated the majority of its revenue through long-term contracts with suppliers of electronic components and products to the federal government. Consequently, SMTEK uses the percentage of completion method to recognize sales and cost of sales. SMTEK determines percentage complete on the basis of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated loss is charged to income. Other changes in contract price and estimates of costs and profits at completion are recognized prospectively. This method recognizes in the current period the cumulative effect of the changes on current and prior periods. The asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. Included in SMTEK's sales and cost of sales amounts are revenues from engineering design and test services, which are immaterial in relation to consolidated revenue from product sales.

INCOME TAXES

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and credit carryforwards. In estimating future tax consequences, all expected future events other than enactments of changes in tax law or statutorily imposed rates are considered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EARNINGS (LOSS) PER SHARE

  In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 replaced the previously reported primary and fully diluted earnings per share with

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES
basic and diluted earnings per share. Basic earnings per share represents income available to common shareholders divided by the weighted average number of common shares outstanding for the period. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to SFAS 128 requirements.

  As the Company reported a net loss for the year ended June 30, 1997 and a loss before extraordinary item for the years ended June 30, 1996 and 1995, the shares used in computing diluted earnings (loss) per share for these years is equal to the weighted average number of common shares outstanding for the period and excludes the dilutive effect of options, warrants and convertible securities.

  For the years ended June 30, 1997, 1996 and 1995, subordinated debentures convertible into 310,206, 893,332 and 748,632 shares of common stock, respectively, were outstanding but were not included in the computation of diluted earnings per share.

  For the years ended June 30, 1997, 1996 and 1995, options and warrants to purchase 4,953,217, 3,648,163 and 1,356,619 shares of common stock, respectively, at prices ranging from $0.50 to $2.25 for the year ended June 30, 1997 and from $0.50 to $4.88 for the years ended June 30, 1996 and 1995, were outstanding but were not included in the computation of diluted earnings per share.

FOREIGN CURRENCY TRANSLATION

  The financial statements of DDL's Northern Ireland subsidiaries have been translated into U.S. dollars from their functional currency, British pounds sterling, in the accompanying statements in accordance with Statement of Financial Accounting Standards No. 52. Balance sheet amounts have been translated at the exchange rate on the balance sheet date and income statement amounts have been translated at average exchange rates in effect during the period. The net translation adjustment is recorded as a component of stockholders' equity.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

  Prior to July 1, 1996, the Company accounted for its employee stock compensation plans in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded only if, on the date of grant, the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for stock-based awards made in fiscal 1996 and future years as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS 123.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

CHANGES IN CLASSIFICATION

  Certain reclassifications have been made to the fiscal 1996 and 1995 financial statements to conform with the fiscal 1997 financial statement presentation. Such reclassifications had no effect on the Company's results of operations or stockholders' equity (deficit).

NOTE 2--QUASI-REORGANIZATION

  The Company, with the authorization of its Board of Directors, implemented a quasi-reorganization effective June 27, 1997. The quasi-reorganization, which did not require the approval of the Company's stockholders, resulted in an elimination of the accumulated deficit of $23,678,000 by a transfer from additional paid-in capital of an equivalent amount. This deficit was attributable primarily to operations which were divested or discontinued in prior years. Following a review and evaluation by management, no adjustment was made to the carrying values of the Company's assets and liabilities because such amounts were deemed to be not in excess of estimated fair values.

NOTE 3--SUBSEQUENT EVENTS

  On June 30, 1997 (which is subsequent to the year ended June 27, 1997, as the Company utilizes a 52-53 week fiscal year), the Company repaid its 10% Senior Notes due July 1, 1997 in the amount of $5,300,000 plus accrued interest of $43,000. Of the funds used to repay the 10% Senior Notes, $2,000,000 was borrowed from a private investor (the "Investor") on June 30, 1997 under a note payable due February 1, 1999 which is secured by the common stock of SMTEK. Because the Company borrowed $2,000,000 under a long-term note to raise a portion of the funds needed to pay off the 10% Senior Notes, $2,000,000 of the 10% Senior Notes has been classified as long-term debt in the accompanying consolidated balance sheet.

Following is pro forma information for certain consolidated balance sheet line items presented as if the issuance of the $2,000,000 note payable and repayment of the 10% Senior Notes had occurred on June 27, 1997:

                                                             JUNE 27, 1997
                                                         ----------------------
                                                         AS REPORTED PRO FORMA
                                                         ----------- ----------
   Assets:
   Cash and cash equivalents...........................  $4,718,000  $1,375,000
   Liabilities:
   Current portion of long-term debt...................  $4,167,000  $  867,000
   Other accrued liabilities...........................  $2,321,000  $2,278,000

  Concurrent with issuing the $2,000,000 note payable on June 30, 1997, the Company agreed to acquire all of the issued and outstanding shares of Jolt Technology, Inc.("Jolt"), a privately-held electronic manufacturing services company controlled by the Investor, for nine million shares of the Company's common stock. The acquisition of Jolt is subject to executing a definitive agreement, obtaining a fairness opinion on the transaction, and obtaining the approval of the Company's stockholders. Upon consummation of the Jolt acquisition, the maturity date of the $2,000,000 note payable will be extended from February 1, 1999 to October 31, 1999. If consummated, the acquisition is expected to be accounted for under the pooling of interests method of accounting for business combinations.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

NOTE 4--BUSINESS ACQUISITION, LIQUIDATION AND DIVESTITURE

LIQUIDATION AND DIVESTITURE

  During fiscal 1995, the Company closed the operations of its A.J. Electronics, Inc. subsidiary ("A.J."). The Company recorded restructuring charges of $1,533,000 for the costs associated with the shut down and disposal of the assets of A.J., including asset write-downs of $552,000, additional bad debt write-offs of $136,000, lease termination costs of $211,000, and all other exit costs totaling $634,000. Substantially all of the operating assets of A.J. were sold in January 1995 for total consideration, in the form of cash and debt assumption, of approximately $1,041,000.

  In December 1994, the Company sold essentially all the assets of its Aeroscientific Oregon subsidiary ("Aero Oregon") for proceeds of approximately $9,200,000 in cash and the assumption by the purchaser of approximately $300,000 of capitalized lease obligations, which resulted in a gain of $3,317,000. With the proceeds of this sale, the Company paid off $5,300,000 of industrial revenue bonds and settled a $6,941,000 bank term loan for a cash payment of $4,500,000, which resulted in an extraordinary gain on debt extinguishment of $2,441,000.

ACQUISITION

  On January 12, 1996, the Company acquired 100% of the outstanding stock of SMTEK, a provider of integrated electronic manufacturing services. The purchase price of $8,000,000 was paid in cash of $7,199,000 and 1,000,000 shares of unregistered common stock which was valued at $801,000. The Company also incurred acquisition-related fees and other costs totaling $495,000. The cash portion of the purchase price was financed through the issuance of 10% Senior Notes in the aggregate amount of $5,300,000 and 10% Cumulative Convertible Debentures in the aggregate amount of $3,500,000. The 10% Senior Notes were repaid on June 30, 1997, as discussed in Note 3.

  The 10% Convertible Debentures, which were sold to offshore investors, were convertible into common stock at any time after 60 days at a conversion price equal to 82% of the market price of the Company's common stock at the time of conversion. In May and June 1996, the holders of all of the 10% Debentures elected to convert such debentures into common stock. As a result of these conversions, a total of 2,698,275 new shares of common stock were issued and stockholders' equity increased by $3,188,000, net of the remaining unamortized issue costs associated with these debentures.

  In connection with the sale of the 10% Senior Notes and 10% Convertible Debentures, the Company paid $352,000 as a fee to the placement agent for these financings. The Company also issued to the placement agent as additional compensation 572,683 shares of common stock valued at $716,000 and warrants, Series E, to purchase 1,500,000 shares of common stock for $2.50 per share which are exercisable for five years. As further described in Note 10, the Series E warrants contain an antidilution provision which has lowered the exercise price.

  The acquisition of SMTEK was accounted for using the purchase method. In accordance with Accounting Principles Board Opinion No. 16, the total investment made in SMTEK of $8,495,000 was allocated to the assets and liabilities acquired at their estimated fair values at the acquisition date, which resulted in the recognition of goodwill of $6,342,000. Accumulated amortization of goodwill was $1,903,000 and $634,000 as of June 30, 1997 and 1996, respectively.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  Following is unaudited pro forma information presented as if the acquisition of SMTEK had occurred on July 1, 1995 and on July 1, 1994, respectively (in thousands except per share amounts):

                                                              YEAR ENDED JUNE
                                                                    30,
                                                              -----------------
                                                               1996    1995 (A)
                                                              -------  --------
       Sales................................................. $40,918  $43,776
       Loss before extraordinary item........................ $(1,792) $(4,793)
       Net income (loss)..................................... $   564  $(2,352)
       Earnings (loss) per share............................. $  0.03  $ (0.11)

(A) These pro forma results include the operations of Aero Oregon and A.J., the assets of which were sold in fiscal 1995. Excluding the fiscal 1995 operating results of Aero Oregon and A.J., and the related gain on sale of Aero Oregon's assets and the A.J. restructuring charges, the fiscal 1995 pro forma sales, loss before extraordinary item, net loss and loss per share are $34,960,000, $(5,191,000), $(2,750,000) and $(0.13),
    respectively.

NOTE 5--ACCOUNTS RECEIVABLE

  The components of accounts receivable are as follows (in thousands):

                                                                   JUNE 30,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
       Trade receivables........................................ $8,810  $5,456
       Other receivables........................................    546     296
       Less allowance for doubtful accounts.....................   (158)   (132)
                                                                 ------  ------
                                                                 $9,198  $5,620
                                                                 ======  ======

  Included in other receivables at June 30, 1997 and 1996 are grants due from the Industrial Development Board for Northern Ireland of $125,000 and $251,000, respectively (Note 12).

NOTE 6--COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

  The components of costs and estimated earnings in excess of billings on uncompleted contracts are as follows (in thousands):

                                                                  JUNE 30,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
       Costs incurred on uncompleted contracts................ $20,455  $11,181
       Estimated earnings.....................................   2,714    1,544
                                                               -------  -------
                                                                23,169   12,725
       Less: Billings to date................................. (20,008)  (9,699)
                                                               -------  -------
                                                               $ 3,161  $ 3,026
                                                               =======  =======

  Costs and estimated earnings in excess of billings on uncompleted contracts consists of revenue recognized under electronics assembly contracts which amounts were not billable at the balance sheet date, net of $149,000 and $64,000 of billings in excess of costs and estimated earnings at June 30, 1997 and 1996, respectively. Essentially all of the unbilled receivables are expected to be billed within 90 days of the balance sheet date.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

NOTE 7--INVENTORIES

  Inventories consist of the following (in thousands):

                                                                   JUNE 30,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
       Raw materials............................................ $2,889  $2,853
       Work in process..........................................    654   1,263
       Finished goods...........................................    160     146
       Less reserves............................................   (492)   (248)
                                                                 ------  ------
                                                                 $3,211  $4,014
                                                                 ======  ======

NOTE 8--FINANCING ARRANGEMENTS

BANK CREDIT AGREEMENTS

  The Company has an accounts receivable-based working capital bank line of credit for SMTEK which provides for borrowings of up to $2,500,000 at an interest rate of prime (8.5% at June 30, 1997) plus 1.25%. At June 30, 1997, borrowings outstanding under this credit facility amounted to $977,000. SMTEK's line of credit expires on September 1, 1998. The Company also has a credit facility agreement with Ulster Bank Markets for its Northern Ireland operations. This agreement includes a working capital line of credit of (Pounds)1,150,000 (approximately $1,900,000), and provides for interest on borrowings at the Bank's base rate (6.50% at June 30, 1997) plus 1.50%. At June 30, 1997, borrowings outstanding under this credit facility amounted to $401,000. In September 1997, Ulster Bank Markets increased the Northern Ireland line of credit to (Pounds)3,000,000 (approximately $4,900,000) and extended the credit facility through August 31, 1998.

LONG-TERM DEBT

  Long-term debt consists of the following (in thousands):

                                                                    JUNE 30,
                                                                 --------------
                                                                  1997   1996
                                                                 ------ -------
10% Senior Notes, interest payable quarterly beginning on June
 1, 1996, secured by 1,060,000shares of common stock and
 1,060,000 warrants,due July 1, 1997 (Note 3)..................  $5,300 $ 5,300
Mortgage notes secured by real property at the Northern Ireland operations, with interest at variable rates (7 7/8% at June
 30, 1997), payable in semiannual installments through 2009....   1,300   1,265
Notes payable secured by equipment, interest at 7.95% to 10.9%,
 payable in monthly installments through April 2001............   1,129   1,523
Capitalized lease obligations (Note 12)........................   1,197     167
8 1/2% Convertible Subordinated Debentures, due 2008, interest payable semi-annually and convertible at holders' option at a price of $10.63 per share at any time prior to maturity;
 redeemable by the Company at 101.7% of the principal amount during the 12 months ending July 31, 1997 and subsequently at
 prices declining to 100% at August 1, 1998, and thereafter....   1,580   1,580
7% Convertible Subordinated Debentures ("CSDs"), due 2001,
 interest payable semi-annually and convertible at holders'
 option at a conversion price of $2.00 per share at any time
 prior to maturity.............................................     421     443
Obligations to former officers, employees and directors under
 consulting and deferred fee agreements........................     826     965
Other..........................................................     234     295
                                                                 ------ -------
                                                                 11,987  11,538
Less current maturities........................................   4,167     603
                                                                 ------ -------
                                                                 $7,820 $10,935
                                                                 ====== =======

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  At June 30, 1997, one of the notes payable secured by equipment was further collateralized by an irrevocable standby letter of credit, which in turn is secured by the Company's restricted cash deposit of $145,000. This amount is included in deposits and other assets in the accompanying consolidated balance sheet at June 30, 1997 and 1996.

  The aggregate amounts of minimum maturities of long-term debt for the indicated fiscal years (other than capitalized lease obligations, as described in Note 12) are as follows: 1998--$3,867,000; 1999--$2,954,000; 2000--
$400,000; 2001--$659,000; 2002--$172,000; and thereafter--$2,738,000.

  During fiscal 1996 and 1995, holders of $132,000 and $86,000, respectively, in principal of 7% CSDs exchanged such CSDs for common stock of 66,000 and 43,000 shares, respectively. Accrued interest related to the converted debentures was credited to income.

  In March 1996, the Company entered into a settlement agreement with certain of its former officers, key employees and directors (the "Participants") to restructure its outstanding obligations under several consulting programs and deferred fee arrangements which had provided for payments to the Participants after their retirement from the Company or from its Board of Directors. Under terms of the settlement, the Participants agreed to relinquish all future payments due them under these consulting programs and deferred fee arrangements in return for an aggregate of 595,872 common stock purchase warrants, Series G. The exercise price is $2.50 per warrant. The Company will subsidize the exercise of warrants by crediting the Participants with $2.50 for each warrant exercised. The warrants may be called for redemption by the Company at any time after June 1, 1996, if DDL's common stock closes above $4.00 per share, at a redemption price of $.05 per warrant. The Company is obligated to pay the Participants $2.50 for each warrant which remains unexercised on the June 1, 1998 warrant expiration date, payable in semiannual installments over two to ten years. The Company has recorded a liability for the present value of these future payments, which amounted to $802,000 and $941,000 at June 30, 1997 and 1996, respectively. As the result of this settlement agreement, the Company recorded an extraordinary gain in fiscal 1996 of $2,356,000, net of $197,000 of compensation expense related to the "call" feature of the warrants. During fiscal 1997, 144,646 Series G warrants were exercised.

NOTE 9--INCOME TAXES

  Temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities that give rise to significant portions of the deferred tax assets and liabilities relate to the following (in thousands):

                                                                 JUNE 30,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
   Deferred tax assets:
     Accrued employee benefits.............................. $    346  $    394
     Loss reserves..........................................      452       547
     Net operating loss carryforwards.......................   14,102    13,240
     Other..................................................       74       272
                                                             --------  --------
   Total deferred tax assets................................   14,974    14,453
   Deferred tax liabilities:
     Depreciation...........................................     (118)      (53)
                                                             --------  --------
     Net deferred tax assets before allowance...............   14,856    14,400
     Less valuation allowance...............................  (14,856)  (14,400)
                                                             --------  --------
   Net deferred tax assets after allowance.................. $    --   $    --
                                                             ========  ========

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  In assessing the realizability of net deferred tax assets, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will be realized. The ultimate realization of net deferred tax assets is dependent upon the generation of future taxable income of approximately $37,000,000 prior to the expiration of the net operating loss carryforwards. Based on the level of historical losses and projections for future taxable income, management believes that it is more likely than not that the deferred tax assets will not be recognized, and therefore, has recorded a 100% valuation allowance to offset the assets. The valuation allowance was $14,400,000 and $20,846,000 as of July 1, 1996 and 1995,
respectively. The net change in the total valuation allowance for the years ended June 30, 1997 and 1996 was an increase of $456,000 and a decrease of $6,446,000, respectively. The reduction of the valuation allowance for fiscal 1996 was based on a carryback of prior year net operating losses and an extraordinary gain on extinguishment of debt. This change in estimate regarding the realizability of certain net operating losses has been reflected in the income tax benefit for fiscal 1996.

  The provision (benefit) for income taxes differs from an amount computed using the statutory federal income tax rate as follows (in thousands):

                                                         YEAR ENDED JUNE 30,
                                                         ---------------------
                                                         1997    1996    1995
                                                         -----  -------  -----
   Federal tax benefit computed at statutory rate....... $(569) $  (635) $(804)
   State income tax, net of federal benefit.............   --       --       5
   Differences in taxation of foreign earnings, net.....  (263)     114   (155)
   Amortization of debt issue costs.....................   --      (108)   --
   Amortization of goodwill.............................   431      215    --
   Utilization of net operating losses..................   --    (1,110)   --
   Deferred tax effect of temporary differences.........  (102)   6,871  1,438
   Net change in valuation allowance....................   456   (6,446)  (484)
   Other................................................    47      (11)   --
                                                         -----  -------  -----
   Income tax expense (benefit)......................... $ --   $(1,110) $ --
                                                         =====  =======  =====

  During fiscal 1996, the Company recognized an income tax benefit associated with its application for federal tax refunds as permitted under section 172(f) of the Internal Revenue Code. In the aggregate, the Company applied for federal tax refunds of $2,175,000, net of costs associated with applying for such refunds. Through June 30, 1996, the Company had received $1,871,000 of net refunds plus interest on such refunds of $106,000, and has recognized as an income tax benefit $1,110,000 net of certain expenses. Because the tax returns underlying these refunds are subject to audit by the Internal Revenue Service and a portion of the refunds could be disallowed, the Company has not yet recognized a tax benefit for the remainder of the refunds received to date, or for the refunds still expected to be received. No additional refunds were received during fiscal 1997. Nonetheless, the Company feels that its claim for refund and carry back of net operating losses can be substantiated and is supported by law, and that the Company will ultimately collect and retain a substantial portion of the refunds applied for.

  As of June 30, 1997, the Company has U.S. federal and state net operating loss ("NOL") carryforwards of $37,408,000 and $27,709,000, respectively, expiring in 2004 through 2012. The NOL carryforward for federal alternative minimum tax purposes is approximately $28,558,000.

  The Company's ability to use its NOL carryforwards to offset future taxable income is subject to annual limitations due to certain substantial stock ownership changes. Utilization of NOLs incurred through July 1993 became limited due to an ownership change. NOLs incurred subsequent to July 1993 are not subject to limitation. The amount of the NOL carryforward arising prior to July 1993 which is subject to limitation is approximately $21,877,000. The annual limitation is approximately $1,222,000.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  Income of the Company's Northern Ireland subsidiaries is sheltered by operating loss carryforwards for United Kingdom income tax purposes (the "U.K. NOL"). The income tax benefit from the U.K. NOL was $244,000 in fiscal 1997 and has been treated as a reduction in the provision for income taxes. There was no income tax benefit from the U.K. NOL in fiscal 1996 and 1995. At June 30, 1997, the U.K. NOL amounted to approximately $11,300,000. Substantially all of these net operating losses from prior years can be carried forward by the Company's Northern Ireland subsidiaries for an indefinite period of time to reduce future taxable income.

  As discussed in Note 2, the Company effected a quasi-reorganization as of June 27, 1997. In the future, income tax benefits, if any, realized upon the utilization of U.S. or U.K. net operating losses generated prior to the effective date of the quasi-reorganization will be credited to additional paid-in capital.

  Pretax income (loss) from foreign operations for fiscal 1997, 1996 and 1995 was $772,000, ($338,000) and $443,000, respectively. It is not practicable to estimate the amount of tax that might be payable on the eventual remittance of such earnings. On remittance, the United Kingdom imposes withholding taxes that would then be available for use as a credit against the U.S. tax liability, if any, subject to certain limitations.

NOTE 10--STOCKHOLDERS' EQUITY

SALES OF COMMON STOCK

  In June 1997, the Company sold 2,000,000 shares of common stock to various investors, generating proceeds of $1,385,000, which is net of issuance costs of $115,000.

  In March 1996, the Company sold 600,000 shares of common stock to an offshore investor, generating proceeds of $1,112,000, which is net of issuance costs of $58,000.

COMMON STOCK HELD IN ESCROW

  In February 1996, 1,060,000 shares of common stock (the "Escrow Shares") were placed into an escrow account to secure the 10% Senior Notes. In June 1997, in connection with the payoff of the 10% Senior Notes, 353,333 of the Escrow Shares were released to the placement agent of the 10% Senior Notes as a deferred fee and the remaining 706,667 Escrow Shares were returned to the Company and canceled. The carrying value of the 353,333 shares of $442,000 was expensed in June 1997 and is included in debt issue cost amortization expense in the accompanying consolidated statement of operations.

STOCK OPTION PLANS

  The Company has in effect several stock-based plans under which non-qualified and incentive stock options and restricted stock awards have been granted to directors, officers and other key employees. Subject to the discretion of the Compensation Committee of the Board of Directors (the "Committee"), employee stock options generally become exercisable in installments of 33.3% per year, or over an alternative vesting period determined by the Committee, and generally have a 10-year term when granted.

  The exercise price of all incentive stock options must be equal to or greater than the fair market value of the shares on the date of grant. The exercise price of non-statutory stock options must be at least 85% of the fair market value of the common stock on the date of grant.

  In July 1996, following stockholder approval, the Company adopted a stock option plan for non-employee directors. Under this plan, annually on July 1 each non-employee director will be granted a non-statutory stock option to purchase 30,000 shares of common stock. In July 1996, options to purchase a total of 120,000 shares at an exercise price of $1.63 were granted to the Company's four non-employee directors.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  Activity under the employee and non-employee director stock option plans for fiscal years 1997, 1996 and 1995 was as follows:

                                                                WEIGHTED AVERAGE
                                                                 EXERCISE PRICE
                                                      SHARES       PER SHARE
                                                    ----------  ----------------
   Shares under option, June 30, 1994..............  1,864,566       $0.87
    Granted........................................    120,000        1.23
    Expired or canceled............................   (177,500)       1.71
    Exercised......................................   (450,447)       0.64
                                                    ----------       -----
   Shares under option, June 30, 1995..............  1,356,619        0.87
    Granted........................................    906,042        1.72
    Expired or canceled............................    (33,928)       1.44
    Exercised......................................   (595,442)       0.75
                                                    ----------       -----
   Shares under option, June 30, 1996..............  1,633,291        1.37
    Granted........................................  1,852,758        1.23
    Expired or canceled............................ (1,139,058)       1.66
    Exercised......................................   (150,000)       0.50
                                                    ----------       -----
   Shares under option, June 30, 1997..............  2,196,991       $1.16
                                                    ==========       =====

  In fiscal 1997, pursuant to resolutions of the Compensation Committee of the Board of Directors, 762,329 options with exercise prices of $1.63 to $4.88 were canceled and were replaced by new options for the same number of shares at an exercise price of $1.25.

  The following table summarizes information about shares under option at June 30, 1997:

                                       OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                                 ------------------------------- --------------------------
                                     WEIGHTED
                                     AVERAGE         WEIGHTED                   WEIGHTED
      RANGE OF         NUMBER       REMAINING        AVERAGE       NUMBER       AVERAGE
   EXERCISE PRICES   OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE EXERCISE PRICE
   ---------------   ----------- ---------------- -------------- ----------- --------------
   $0.50-$0.69          274,462        4.4 years      $0.50        274,462       $0.50
    1.00- 1.25        1,670,529        9.3             1.20        184,999        1.25
    1.63                252,000        9.0             1.63        163,997        1.63
                      ---------                       -----        -------
                      2,196,991                       $1.16        623,458
                      =========                       =====        =======

  At June 30, 1997, under the employee and non-employee director stock option plans there were 857,998 and 780,000 shares, respectively, available for future grants.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

STOCK BASED COMPENSATION

  The Company applies the provisions of APB Opinion No. 25 and related interpretations in accounting for its stock option plans and the Series H warrants granted to non-employee directors (see "Warrants" below). Accordingly, no compensation cost has been recognized for its stock option plans and awards of warrants to non-employee directors. Had compensation cost for stock-based awards been determined consistent with SFAS 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                          YEAR ENDED JUNE 30
                                                        -----------------------
                                                           1997         1996
                                                        -----------  ----------
   Net income (loss):
     As reported....................................... $(1,678,000) $1,598,000
     Pro forma......................................... $(2,251,000) $1,339,000
   Basic and diluted earnings (loss) per share:
     As reported....................................... $     (0.07) $     0.09
     Pro forma......................................... $     (0.10) $     0.07

  The weighted average fair value of options granted during the years ended June 30, 1997 and 1996 was $0.76 and $1.06, respectively. The weighted average fair value of Series H warrants granted to non-employee directors in fiscal 1996 was $0.84 per warrant.

  The fair value of each option and warrant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997 and 1996, respectively: dividend yield of 0.0% percent for both years; expected volatility of 68% and 67%, respectively; risk-free interest rates ranging from 6.1% to 6.8% for 1997 and 6.6% to 6.7% for 1996; and expected lives of five years for both years.

PREFERRED STOCK PURCHASE RIGHTS

  At June 30, 1997, 1,000 preferred stock purchase rights are outstanding. Each right may be exercised to purchase one-hundredth of a share of Series A Participating Junior Preferred Stock at a purchase price of $30, subject to adjustment. The rights may be exercised only after commencement or public announcement that a person (other than a person receiving prior approval from the Company) has acquired or obtained the right to acquire 20% or more of the Company's outstanding common stock. The rights, which do not have voting rights, may be redeemed by the Company at a price of $.01 per right within ten days after the announcement that a person has acquired 20% or more of the outstanding common stock of the Company and the redemption period may be extended under certain circumstances. In the event that the Company is acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right shall have the right to receive that number of shares of common stock of the surviving company which at the time of the transaction would have a market value of two times the exercise price of the right. 150,000 shares of Series A Junior Participating Preferred Stock, $1 par value, are authorized.

WARRANTS

  In fiscal 1993, the Company exchanged a portion of its outstanding convertible debentures for stock and common stock purchase warrants, Series A. The remaining 223,500 of these Series A warrants were exercised during fiscal 1996 at $1.42 per share.

  In fiscal 1995, the Company issued 100,000 warrants, Series B, to purchase common stock at $1.31 per share to offshore investors in connection with an earlier offering of common stock. These warrants were exercised in April 1996.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  During fiscal 1996, the Company issued Series C, D, E, F, G and H common stock purchase warrants. The provisions and activity of these warrants are as follows:

  1. Series C warrants covering an aggregate of 455,000 shares were issued to four parties, including an investment banking firm, for consulting and financial advisory services. These warrants are exercisable at $2.25 per share until June 30, 1998, and at $3.50 thereafter until the warrant expiration date on June 30, 2000. Fifty-thousand of the Series C warrants were issued to an individual who was subsequently elected a director of the Company. Substantially all of these warrants were granted in June and July 1995 and had no intrinsic value on the date of grant.

  2. Series D warrants covering 50,000 shares were issued to the Company's former general counsel as partial consideration for legal services rendered under an agreement entered into in fiscal 1995. These warrants are exercisable at $1.50 per share until June 30, 1998, and at $2.50 thereafter until the warrant expiration date on June 30, 2000. The warrants had no intrinsic value on the date of grant.

  3. Series E warrants covering an aggregate of 1,500,000 shares were issued to an investment banking firm which served as placement agent for the 10% Senior Notes and the 10% Convertible Debentures. The Series E warrants are exercisable until their expiration on February 28, 2001, and provided for an original exercise price of $2.50 per share, subject to adjustment in the event the Company issues new common stock at an effective price less than the effective exercise price on the Series E warrants. Primarily as a result of the conversion of the 10% Convertible Debentures in May and June 1996 at an average price of approximately $1.30 and the issuance of 2,000,000 shares of common stock at a price of $0.75 in June 1997, the effective exercise price on the Series E warrants was reduced to $2.19 as of June 30, 1997. The Series E warrants were granted in September 1995 contingent upon the placement of debt. The warrants had no intrinsic value on the measurement date.

  4. In February 1996, the Series F warrants covering an aggregate of 1,060,000 shares were issued as partial collateral for the 10% Senior Notes. These warrants were canceled effective June 30, 1997, concurrent with the repayment of the 10% Senior Notes.

  5. As further described in Note 8, the Series G warrants covering an aggregate of 595,872 shares were issued in March 1996 to certain former officers, key employees and directors of the Company. The Series G warrants are exercisable until their expiration on June 1, 1998. At June 30, 1997, 451,226 Series G warrants were outstanding.

  6. Series H warrants covering an aggregate 300,000 shares were issued to the Company's non-employee directors who served on the Company's board without other compensation during the period from May 31, 1995 to June 30, 1996. The Series H warrants are exercisable at $1.50 per share until June 30, 1998, and at $2.50 thereafter until the warrant expiration date on June 30, 2000. There was no intrinsic value related to the warrants on the date of grant.

NOTE 11--OTHER FINANCIAL INFORMATION

INFORMATION RELATING TO CONSOLIDATED STATEMENTS OF CASH FLOWS

  "Net cash provided by (used in) operating activities" includes cash payments for interest (in thousands):

                                                                YEAR ENDED JUNE
                                                                      30,
                                                                ----------------
                                                                 1997  1996 1995
                                                                ------ ---- ----
Interest paid.................................................. $1,077 $732 $883

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  "Net (increase) decrease in operating working capital, net of effects of business acquired" consists of the following (in thousands):

                                                        YEAR ENDED JUNE 30,
                                                       ------------------------
                                                        1997     1996     1995
                                                       -------  -------  ------
(Increase) decrease in accounts receivable...........  $(3,397) $   270  $2,030
Increase in costs and estimated earnings in excess of
 billings on uncompleted contracts...................     (135)    (726)    --
(Increase) decrease in inventories...................    1,054   (1,881)  1,504
(Increase) decrease in prepaid expenses..............      189      (86)     62
Increase in accounts payable.........................    1,222      278     111
Increase (decrease) in accrued payroll and employee
 benefits............................................      328       24    (406)
Increase (decrease) in other accrued liabilities.....     (808)     613     708
                                                       -------  -------  ------
Net (increase) decrease..............................  $(1,547) $(1,508) $4,009
                                                       =======  =======  ======

  Following is the supplemental schedule of non-cash investing and financing activities (in thousands):

                                                        YEAR ENDED JUNE 30,
                                                       ------------------------
                                                        1997     1996     1995
                                                       -------  -------  ------
Capital expenditures financed by lease obligations
 and notes payable...................................  $ 1,221  $   689  $   96
Conversion of debt to equity.........................      223    3,667      86
Common stock issued as partial consideration for
 purchase of SMTEK, Inc..............................      --       801     --
Common stock issued as debt placement fee............      --       716     --
Common stock deposited to (returned from) escrow
 account for 10% Senior Notes........................     (883)   1,325     --
Conversion of preferred stock to common stock........      --       --        3

OTHER ACCRUED LIABILITIES

  Other accrued liabilities consist of the following (in thousands):

                                                                    JUNE 30,
                                                                  -------------
                                                                   1997   1996
                                                                  ------ ------
       Environmental liabilities................................. $  684 $  728
       Accrued taxes payable.....................................    794    951
       Other.....................................................    843  1,435
                                                                  ------ ------
                                                                  $2,321 $3,114
                                                                  ====== ======

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

  Following is the Company's schedule of valuation and qualifying accounts and reserves for the last three years (in thousands):

                              BALANCE AT CHARGED TO             BALANCE
                              BEGINNING  COSTS AND              AT END
                              OF PERIOD   EXPENSES  DEDUCTIONS OF PERIOD
                              ---------- ---------- ---------- ---------
   ALLOWANCE FOR DOUBTFUL
    ACCOUNTS:
     Fiscal 1995.............    $533       $95       $(447)     $181
     Fiscal 1996.............     181        85        (134)      132
     Fiscal 1997.............     132        74         (48)      158
   INVENTORY RESERVES:
     Fiscal 1995.............    $384       $62       $(290)     $156
     Fiscal 1996.............     156       250        (158)      248
     Fiscal 1997.............     248       443        (199)      492

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

NOTE 12--COMMITMENTS AND CONTINGENCIES

ACQUISITION AND MERGER COMMITMENTS

  On May 29, 1997, the Company signed a letter of intent (the "Letter of Intent") to merge with Century Electronics Manufacturing, Inc. ("CEMI"). Pursuant to the Letter of Intent, CEMI was to provide a loan up to $3.3 million to the Company by June 1, 1997 for retirement of the Company's 10% Senior Notes in the aggregate principal amount of $5,300,000. However, such financing was not made available by CEMI. As a result, on June 30, 1997 the Company obtained alternate financing which enabled it to repay the 10% Senior Notes.

  On September 22, 1997, the Company filed a lawsuit against CEMI alleging breach of contract and fraud and seeking $5,000,000 in actual damages plus punitive damages. CEMI has not yet answered the Company's complaint or made an appearance in the case. In the circumstances, management currently believes that the likelihood of consummating a merger with CEMI is remote.

  As described in Note 3, the Company has entered into an agreement to acquire Jolt Technology, Inc., a privately held electronic manufacturing services company, for nine million shares of common stock. The acquisition of Jolt Technology, Inc. is subject to executing a definitive agreement, obtaining a fairness opinion on the transaction, and obtaining the approval of the Company's stockholders.

LEASE COMMITMENTS

  Future minimum lease payments at June 30, 1997 were as follows (in thousands):

                                                              CAPITAL  OPERATING
                                                              LEASES    LEASES
                                                              -------  ---------
   Fiscal 1998............................................... $  393    $  415
   Fiscal 1999...............................................    372       420
   Fiscal 2000...............................................    335       386
   Fiscal 2001...............................................    278        22
   Fiscal 2002...............................................     50        16
   Thereafter................................................    --         21
                                                              ------    ------
     Total...................................................  1,428    $1,280
                                                                        ======
   Less: Interest............................................   (231)
                                                              ------
   Present value of minimum lease payments................... $1,197
                                                              ======

  The capitalized cost of the related assets (primarily plant equipment), which are pledged as security under the capital leases, was $1,726,000 and $370,000 at June 30, 1997, and 1996, respectively. Accumulated amortization on assets under capital leases amounted to $264,000 and $143,000 at June 30, 1997 and 1996, respectively.

  Rental expense for operating leases amounted to $408,000, $229,000 and $238,000 for fiscal 1997, 1996 and 1995, respectively. The Company's principal operating leases are renewable at the fair rental value on the expiration dates.

  SMTEK conducts its operations from a 45,000 square foot facility, which is leased from an unaffiliated party through May 31, 2000. The monthly rent was approximately $30,000 during fiscal 1997 and is subject to a 4% increase each year. SMTEK has the option to extend the lease term for three renewal periods of three years each. The lease rate during the renewal periods is subject to adjustment based on changes in the Consumer Price Index for the local area.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

GOVERNMENT GRANTS

  Pursuant to government grant agreements with the Industrial Development Board for Northern Ireland ("IDB"), the Company's subsidiary, DDL Electronics Limited ("DDL-E"), has been reimbursed for a portion of qualifying capital expenditures and for certain employment and interest costs. Approximately $869,000 of the government grants received by DDL-E are subject to repayment if the employment level at this subsidiary falls below 134 employees during the two year period beginning on July 1, 1997. At the present time, DDL-E has approximately 180 employees. Management does not expect the employment at DDL-E to drop below the level that would give rise to a grant repayment obligation.

  In addition to the contingent grant repayment liability based on DDL-E's employment level, the Company would be obligated to repay grants in the event that DDL-E ceases business, permanently discontinues production, or fails to pay to the IDB any amounts due under its mortgage note payable (Note 8). DDL-E's contingent grant repayment obligations amount to approximately $1,377,000 at June 30, 1997. Management does not expect that the Company will be required to repay any grants under these provisions.

FOREIGN CURRENCY EXPOSURE

  The Company's investment in its Northern Ireland subsidiaries is represented by operating assets and liabilities denominated in these subsidiaries' functional currency of British pounds sterling. In addition, in the normal course of business these operating units enter into transactions denominated in European currencies other than British pounds sterling. As a result, the Company is subject to transaction and translation exposure from fluctuations in foreign currency exchange rates. The Company uses a variety of strategies, including foreign currency forward contracts and internal hedging, to minimize or eliminate foreign currency exchange rate risk associated with substantially all of its foreign currency transactions. Gains and losses on these hedging transactions are generally recorded in earnings in the same period as they are realized, which is usually in the same period as the underlying or originating transactions. The Company does not enter into speculative foreign currency transactions. At June 30, 1997, the Company did not have any open foreign currency forward contracts.

ENVIRONMENTAL MATTERS

  In the early 1970s, one of the Company's former California-based PCB operating units, Aeroscientific Corp. ("Aero Anaheim"), disposed of certain quantities of waste at the Stringfellow hazardous waste disposal site in Riverside County, California, which was subsequently designated as a Superfund site by the U.S. Environmental Protections Agency ("EPA"). Aero Anaheim's waste accounted for less than three one-hundreds of one percent of the total waste deposited at this site. Aero Anaheim, which since 1991 has been an inactive, insolvent subsidiary of the Company, established a reserve of $120,000 as its share of the estimated environmental remediation costs based on its relative contribution to the total wastes disposed at this site. The EPA contends that site owners and operators and waste generators are jointly and severally liable under federal law. Nonetheless, the Company believes that the final allocation of liability will generally be made based on relative contributions of waste. Furthermore, even if joint liability were to be imposed, the Company believes that the risk is remote that Aero Anaheim's ultimate liability in this matter would exceed its reserve, because the other generators of wastes disposed at the Stringfellow site include numerous companies with assets and equity significantly greater than Aero Anaheim. The Company believes that Aero Anaheim 's reserve is adequate to cover future costs associated with this matter.

  The Company is aware of certain chemicals that exist in the ground at Aero Anaheim's previously leased facility in Anaheim. The Company, which was a guarantor of Aero Anaheim's facility lease, has notified the appropriate governmental agencies and is proceeding with remediation and investigative studies regarding soil and groundwater contamination. The installation of water and soil extraction wells was completed in August

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

1994. In May 1995, the Company retained an environmental engineering firm to begin the vapor extraction of pollutant from the soil and to perform quarterly groundwater monitoring. In April 1997, the Company ceased soil vapor extraction procedures at this site because the pollutant recovery rate had declined to and stabilized at a very low level at which vapor extraction is no longer a cost effective recovery technique. The property owner is currently conducting a soil gas study at the site which is expected to provide information as to the remaining contamination in the soil. It is not yet known whether further soil remediation work will be necessary. Investigative work to determine the full extent of potential groundwater pollution has not yet been completed. Consequently, a complete and accurate estimate of the full and potential costs cannot be determined at this time. The Company believes, however, that the resolution of these matters could require a significant cash outlay. Initial estimates from environmental engineering firms indicate that it could cost from $1,000,000 to $3,000,000 to fully clean up the site and could take as long as ten years to complete. The Company and Aero Anaheim entered into an agreement to share the costs of environmental remediation with the owner of the Anaheim property. Under this agreement, the Company is obligated to pay 80% of the site's total remediation costs up to $725,000 (i.e., up to the Company's $580,000 share) with any costs above $725,000 being shared equally between the Company and the property owner. Through June 30, 1997, the Company has paid $538,000 as its share of the remediation costs (including cash placed in an escrow account for payment of expenses). At June 30, 1997, the Company has a reserve of $564,000, which represents its estimated share of future remediation costs at this site. Based on consultation with the environmental engineering firms, management believes that the Company has made adequate provision for the liability based on probable loss. It is possible, however, that the future remediation costs at this site could differ significantly from the estimates, and may exceed the amount of the reserve.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

NOTE 13--BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

  The Company operates in two primary industry segments providing electronic manufacturing services and printed circuit boards principally to the computer, communications, instrumentation and medical equipment markets. A summary of the Company's operations by segment follows (in thousands):

                                                       YEAR ENDED JUNE 30,
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
Sales:
  Electronic Manufacturing Services................. $38,614  $22,245  $13,842
  Printed Circuit Boards............................  10,305   10,891   15,734
                                                     -------  -------  -------
                                                     $48,919  $33,136  $29,576
                                                     =======  =======  =======
Operating income (loss):
  Electronic Manufacturing Services................. $    70  $  (267) $(1,892)
  Printed Circuit Boards............................     589      (20)    (646)
  General Corporate.................................    (541)    (880)  (2,432)
                                                     -------  -------  -------
                                                     $   118  $(1,167) $(4,970)
                                                     =======  =======  =======
Identifiable assets:
  Electronic Manufacturing Services................. $22,248  $20,321  $ 6,162
  Printed Circuit Boards............................   5,881    5,266    5,543
  General Corporate.................................   3,751    2,500      885
                                                     -------  -------  -------
                                                     $31,880  $28,087  $12,590
                                                     =======  =======  =======
Depreciation and amortization:
  Electronic Manufacturing Services................. $ 2,195  $ 1,195  $   568
  Printed Circuit Boards............................     498      548      924
  General Corporate.................................     938      285       13
                                                     -------  -------  -------
                                                     $ 3,631  $ 2,028  $ 1,505
                                                     =======  =======  =======
Capital expenditures:*
  Electronic Manufacturing Services................. $ 1,143  $ 1,013  $   210
  Printed Circuit Boards............................   1,060      586      433
  General Corporate.................................       7      --       --
                                                     -------  -------  -------
                                                     $ 2,210  $ 1,599  $   643
                                                     =======  =======  =======

--------
 * Capital expenditures include equipment additions financed with capital leases and notes payable.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  Sales, operating income (loss), and identifiable assets by geographic area are as follows (in thousands):

                                                        YEAR ENDED JUNE 30,
                                                      -------------------------
                                                       1997     1996     1995
                                                      -------  -------  -------
Sales:
  United States...................................... $19,170  $ 8,668  $ 8,765
  Northern Ireland...................................  29,749   24,468   20,811
                                                      -------  -------  -------
    Total............................................ $48,919  $33,136  $29,576
                                                      =======  =======  =======
Operating income (loss):
  United States...................................... $  (819) $  (748) $(2,226)
  Northern Ireland...................................     937     (419)  (2,744)
                                                      -------  -------  -------
    Total............................................ $   118  $(1,167) $(4,970)
                                                      =======  =======  =======
Identifiable assets:
  United States...................................... $17,425  $16,133  $ 1,003
  Northern Ireland...................................  14,455   11,954   11,587
                                                      -------  -------  -------
    Total............................................ $31,880  $28,087  $12,590
                                                      =======  =======  =======

  The Company had sales to two customers, Allied Signal, Inc. and De La Rue International Limited, which accounted for approximately 18.4% and 16.5% of sales, respectively, in fiscal 1997. The Company has not entered into supply agreements with such customers and sales to such customers have not been pursuant to a formal purchasing agreement. No single customer accounted for 10% or more of consolidated sales in fiscal 1996 or 1995.

NOTE 14--LIQUIDITY

  The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred operating income (losses) of $118,000, $(1,167,000) and $(4,970,000) and cash inflows
(outflows) from operating activities of $230,000, $(555,000) and $(264,000) for the years ended June 30, 1997, 1996 and 1995, respectively.

  In response to the large operating losses incurred up through fiscal 1995, the Company liquidated its U.S. EMS operation and divested its U.S. PCB operation during fiscal 1995. The U.S. EMS operation had been severely damaged in the January 1994 Los Angeles earthquake. In fiscal 1996, the Company reestablished a domestic operating presence by acquiring SMTEK.

  With the exception of fiscal 1997, during which the Company generated operating income of $118,000, the Company has incurred operating losses for a number of years. Operating losses could continue until such time as sales increase to a level sufficient to cover costs and operating expenses. No assurance can be given as to whether or when sales increases may be achieved. Sales increases will depend in part upon strengthening the Company's sales and marketing functions for its existing operations, and improving its price competitiveness in the EMS industry by achieving economies of scale in the procurement of electronic components.

  Management believes that the Company's cash resources and borrowing capacity on its working capital lines of credit are sufficient to fund operations for at least the next year.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

NOTE 15--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

  Following is a summary of the quarterly results of operations (in thousands except per share amounts):

                                            QUARTER ENDED
                                    ---------------------------------
                                     SEP.
                                      30    DEC. 31  MAR. 31  JUN. 30   TOTAL
                                    ------  -------  -------  -------  -------
FISCAL 1997
  Sales............................ $9,895  $11,185  $13,580  $14,259  $48,919
                                    ======  =======  =======  =======  =======
  Net income (loss)................ $ (725) $  (531) $   134  $  (556) $(1,678)
                                    ======  =======  =======  =======  =======
  Basic and diluted earnings (loss)
   per share....................... $(0.03) $ (0.02) $  0.01  $ (0.02) $ (0.07)
                                    ======  =======  =======  =======  =======
FISCAL 1996
  Sales............................ $6,192  $ 6,029  $10,501  $10,414  $33,136
                                    ======  =======  =======  =======  =======
  Income (loss) before
   extraordinary item.............. $1,084  $  (348) $  (405) $(1,089) $  (758)
  Extraordinary item--Gain on debt
   extinguishment..................    --       --     2,356      --     2,356
                                    ------  -------  -------  -------  -------
  Net income (loss)................ $1,084  $  (348) $ 1,951  $(1,089) $ 1,598
                                    ======  =======  =======  =======  =======
  Basic and diluted earnings (loss)
   per share:
    Income (loss) before
     extraordinary item............ $ 0.06  $ (0.02) $ (0.02) $ (0.05) $ (0.04)
    Extraordinary item.............    --       --      0.12      --      0.13
                                    ------  -------  -------  -------  -------
  Total basic and diluted earnings
   (loss) per share................ $ 0.06  $ (0.02) $  0.10  $ (0.05) $  0.09
                                    ======  =======  =======  =======  =======

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (UNAUDITED, EXCEPT JUNE 30, 1997)

                                                     MARCH 31,      JUNE 30,
                                                        1998          1997
                                                    ------------  ------------
                      ASSETS
Current assets:
  Cash and cash equivalents........................ $  2,019,000  $  4,718,000
  Accounts receivable, net.........................    8,751,000     9,198,000
  Costs and estimated earnings in excess of
   billings on uncompleted contracts...............    4,413,000     3,161,000
  Inventories, net.................................    2,515,000     3,211,000
  Prepaid expenses.................................      441,000       132,000
                                                    ------------  ------------
    Total current assets...........................   18,139,000    20,420,000
                                                    ------------  ------------
Property, equipment and improvements, at cost:
  Buildings and improvements.......................    6,080,000     6,037,000
  Plant equipment..................................   14,947,000    14,962,000
  Office and other equipment.......................    2,136,000     1,952,000
                                                    ------------  ------------
                                                      23,163,000    22,951,000
                                                    ------------  ------------
Less: Accumulated depreciation and amortization....  (16,946,000)  (16,161,000)
                                                    ------------  ------------
Property, equipment and improvements, net..........    6,217,000     6,790,000
                                                    ------------  ------------
Other assets:
  Goodwill, net....................................    3,488,000     4,439,000
  Deposits and other assets........................      234,000       231,000
                                                    ------------  ------------
                                                       3,722,000     4,670,000
                                                    ------------  ------------
                                                    $ 28,078,000  $ 31,880,000
                                                    ============  ============
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank lines of credit payable..................... $  3,272,000  $  1,378,000
  Current portion of long-term debt................    2,993,000     4,167,000
  Accounts payable.................................    6,837,000     9,084,000
  Accrued payroll and employee benefits............    1,120,000     1,145,000
  Other accrued liabilities........................    2,288,000     2,321,000
                                                    ------------  ------------
   Total current liabilities.......................   16,510,000    18,095,000
                                                    ------------  ------------
Long-term debt:
  7% Convertible Subordinated Debentures, less
   current portion.................................      387,000       398,000
  8 1/2% Convertible Subordinated Debentures.......    1,580,000     1,580,000
  Notes payable, capitalized lease obligations and
   other long-term debt, less current portion......    3,284,000     5,842,000
                                                    ------------  ------------
   Total long-term debt............................    5,251,000     7,820,000
                                                    ------------  ------------
Stockholders' equity:
  Common stock.....................................      246,000       246,000
  Additional paid-in capital.......................    6,884,000     6,410,000
  Accumulated deficit since June 27, 1997..........     (204,000)          --
  Foreign currency translation adjustment..........     (609,000)     (691,000)
                                                    ------------  ------------
   Total stockholders' equity......................    6,317,000     5,965,000
                                                    ------------  ------------
                                                    $ 28,078,000  $ 31,880,000
                                                    ============  ============

     See accompanying Notes to Unaudited Consolidated Financial Statements.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                          1998         1997
                                                          ----         ----
Sales................................................. $12,855,000  $13,580,000
Cost of goods sold....................................  10,829,000   11,600,000
                                                       -----------  -----------
Gross profit..........................................   2,026,000    1,980,000
                                                       -----------  -----------
Operating expenses:
 Administrative and selling...........................   1,444,000    1,290,000
 Goodwill amortization................................     317,000      317,000
                                                       -----------  -----------
                                                         1,761,000    1,607,000
                                                       -----------  -----------
Operating income......................................     265,000      373,000
                                                       -----------  -----------

Non-operating income (expense):
 Interest income......................................      22,000       16,000
 Interest expense.....................................    (251,000)    (279,000)
 Debt issue cost amortization.........................         --      (124,000)
 Other income (expense), net..........................     (45,000)     148,000
                                                       -----------  -----------
                                                          (274,000)    (239,000)
                                                       -----------  -----------
Income (loss) before taxes............................      (9,000)     134,000
Provision for income taxes............................    (105,000)         --
                                                       -----------  -----------
Net income (loss)..................................... $  (114,000) $   134,000
                                                       ===========  ===========
Basic and diluted earnings (loss) per share........... $       --   $       .01
                                                       ===========  ===========
Shares used in computing earnings per share:
  Basic...............................................  24,610,000   23,074,000
                                                       ===========  ===========
  Diluted.............................................  24,610,000   23,595,000
                                                       ===========  ===========

     See accompanying Notes to Unaudited Consolidated Financial Statements.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                      NINE MONTHS ENDED MARCH
                                                                31,
                                                      ------------------------
                                                         1998         1997
                                                      -----------  -----------
Sales................................................ $37,576,000  $34,660,000
Cost of goods sold...................................  31,615,000   30,161,000
                                                      -----------  -----------
Gross profit.........................................   5,961,000    4,499,000
                                                      -----------  -----------
Operating expenses:
  Administrative and selling.........................   4,048,000    3,653,000
  Goodwill amortization..............................     951,000      951,000
                                                      -----------  -----------
                                                        4,999,000    4,604,000
                                                      -----------  -----------
Operating income (loss)..............................     962,000     (105,000)
                                                      -----------  -----------
Non-operating income (expense):
  Interest income....................................      51,000       59,000
  Interest expense...................................    (724,000)    (844,000)
  Debt issue cost amortization.......................         --      (372,000)
  Other income (expense), net........................     (63,000)     140,000
                                                      -----------  -----------
                                                         (736,000)  (1,017,000)
                                                      -----------  -----------
Income (loss) before taxes...........................     226,000   (1,122,000)
Provision for income taxes...........................    (430,000)         --
                                                      -----------  -----------
Net loss............................................. $  (204,000) $(1,122,000)
                                                      ===========  ===========
Basic and diluted earnings (loss) per share.......... $      (.01) $      (.05)
                                                      ===========  ===========
Shares used in computing basic and diluted earnings
 per share...........................................  24,598,000   23,047,000
                                                      ===========  ===========



     See accompanying Notes to Unaudited Consolidated Financial Statements.

                     DDL ELECTRONICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                          NINE MONTHS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
Cash flows from operating activities:
  Net loss............................................ $  (204,000) $(1,122,000)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
    Depreciation expense..............................   1,214,000    1,030,000
    Amortization of goodwill and debt issue costs.....     954,000    1,326,000
    Gain on sale of assets............................     (22,000)    (128,000)
    Utilization of pre-quasi-reorganization tax
     benefits.........................................     430,000          --
    Net increase in operating working capital.........  (2,837,000)  (3,595,000)
    Increase in deposits and other assets.............      (6,000)     100,000
    Benefit of non-capital grants.....................         --      (181,000)
    Other.............................................      89,000       65,000
                                                       -----------  -----------
Net cash used by operating activities.................    (382,000)  (2,505,000)
                                                       -----------  -----------
Cash flows from investing activities:
  Capital expenditures................................    (431,000)    (697,000)
  Proceeds from sale of assets........................      16,000      202,000
                                                       -----------  -----------
Net cash used by investing activities.................    (415,000)    (495,000)
                                                       -----------  -----------
Cash flows from financing activities:
  Proceeds from bank lines of credit..................   1,883,000    1,955,000
  Proceeds from long-term debt........................   2,000,000          --
  Payments of long-term debt..........................  (5,995,000)    (556,000)
  Proceeds from foreign government grants.............     123,000      467,000
                                                       -----------  -----------
Net cash provided by (used in) financing activities...  (1,989,000)   1,866,000
                                                       -----------  -----------
Effect of exchange rate changes on cash...............      87,000       44,000
Decrease in cash and cash equivalents.................  (2,699,000)  (1,090,000)
Cash and cash equivalents at beginning of period......   4,718,000    2,519,000
                                                       -----------  -----------
Cash and cash equivalents at end of period............ $ 2,019,000  $ 1,429,000
                                                       ===========  ===========

     See accompanying Notes to Unaudited Consolidated Financial Statements.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE NINE MONTHS ENDED MARCH 31, 1998 AND 1997

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  DDL Electronics, Inc. provides electronic manufacturing services ("EMS") to original equipment manufacturers ("OEMs") in the computer, telecommunications, instrumentation, medical, industrial and aerospace industries. The Company also manufactures multilayer printed circuit boards ("PCBs") for use primarily in the computer, communications and instrumentation industries. The Company's EMS operations are located in Southern California and Northern Ireland. The Company's PCB facilities are located in Northern Ireland.

  The accompanying consolidated financial statements, which have not been audited by independent accountants (except for the balance sheet as of June 30, 1997), include the accounts of DDL Electronics, Inc. and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. In the opinion of the Company's management, the accompanying consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position at March 31, 1998 and its results of operations and cash flows for the nine months ended March 31, 1998 and 1997.

  The Company uses a 52-53 week fiscal year ending on the Friday closest to June 30, which for fiscal year 1997 fell on June 27, 1997. In the accompanying consolidated financial statements, the 1997 fiscal year end is shown as June 30 and the interim period end for both years is shown as March 31 for clarity of presentation. The actual interim periods ended on April 3, 1998 and March 28, 1997. The nine month period of fiscal 1998 consisted of 40 weeks compared to 39 weeks for the same period of fiscal 1997.

  Certain notes and other information are condensed or omitted from the interim financial statements presented in this Quarterly Report on Form 10-Q. Therefore, these financial statements should be read in conjunction with the Company's 1997 Annual Report to Stockholders as filed with the Securities and Exchange Commission on October 10, 1997.

  Certain reclassifications have been made to the interim fiscal 1997 financial statements to conform with the fiscal 1998 financial statement presentation. Such reclassifications had no effect on the Company's results of operations or stockholders' equity.

NOTE 2--EARNINGS (LOSS) PER SHARE

  In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share represents income available to common shareholders divided by the weighted average number of common shares outstanding for the period. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to SFAS 128 requirements.

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  A reconciliation of the numerator and denominator used in the computation of diluted earnings per share follows:

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                                     1997
                                                                ---------------
   NUMERATOR:
   Net income.................................................    $  134,000
   Add back net interest related to convertible subordinated
    debentures................................................        34,000
                                                                  ----------
   Net income for diluted earnings computation................    $  168,000
                                                                  ==========
   DENOMINATOR:
   Weighted average number of common shares outstanding.......    23,074,156
   Assumed exercise of options and warrants net of shares as-
    sumed reacquired under treasury stock method..............       211,078
   Assumed conversion of convertible subordinated debentures..       310,206
                                                                  ----------
   Total diluted shares.......................................    23,595,440
                                                                  ==========

  The company reported net losses for the three and nine months ended March 31, 1998 and for the nine months ended March 31, 1997; hence, diluted earnings per share for these periods as presented in the statements of operations included herein is computed on the same basis as basic earnings per share. For the nine months ended March 31, 1998 and 1997, the following securities were outstanding but were not included in the computation of diluted earnings per as they would have an antidilutive effect on earnings per share: subordinated debentures convertible into 310,206 shares of common stock; and options and warrants to purchase 5,421,809 and 4,988,128 shares of common stock, respectively, at prices ranging from $0.50 to $2.25.

NOTE 3--ACCOUNTS RECEIVABLE

  The components of accounts receivable are as follows:

                                                         MARCH 31,    JUNE 30,
                                                            1998        1997
                                                         ----------  ----------
   Trade receivables...................................  $8,925,000  $8,810,000
   Other receivables...................................      21,000     546,000
   Less allowance for doubtful accounts................    (195,000)   (158,000)
                                                         ----------  ----------
                                                         $8,751,000  $9,198,000
                                                         ==========  ==========

NOTE 4--COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

  The components of costs and estimated earnings in excess of billings on uncompleted contracts are as follows:

                                                        MARCH 31,    JUNE 30,
                                                          1998         1997
                                                       -----------  -----------
   Costs incurred on uncompleted contracts...........  $30,801,000  $20,455,000
   Estimated earnings................................    3,003,000    2,714,000
                                                       -----------  -----------
                                                        33,804,000   23,169,000
   Less: Billings to date............................  (29,391,000) (20,008,000)
                                                       -----------  -----------
                                                       $ 4,413,000  $ 3,161,000
                                                       ===========  ===========

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  Costs and estimated earnings in excess of billings on uncompleted contracts consists of revenue recognized under electronics assembly contracts which amounts were not billable at the balance sheet date. Essentially all of the unbilled receivables are expected to be billed within 90 days of the balance sheet date.

NOTE 5--INVENTORIES

  Inventories consist of the following:

                                                         MARCH 31,    JUNE 30,
                                                            1998        1997
                                                         ----------  ----------
   Raw materials........................................ $2,239,000  $2,889,000
   Work in process......................................    475,000     654,000
   Finished goods.......................................    310,000     160,000
   Less reserves........................................   (509,000)   (492,000)
                                                         ----------  ----------
                                                         $2,515,000  $3,211,000
                                                         ==========  ==========

NOTE 6--OTHER ACCRUED LIABILITIES

  Other accrued liabilities consist of the following:

                                                          MARCH 31,   JUNE 30,
                                                             1998       1997
                                                          ---------- ----------
   Environmental liabilities............................. $  651,000 $  684,000
   Accrued taxes payable.................................    790,000    794,000
   Other.................................................    847,000    843,000
                                                          ---------- ----------
                                                          $2,288,000 $2,321,000
                                                          ========== ==========

NOTE 7--FINANCING ARRANGEMENTS AND ACQUISITION COMMITMENT

  The Company has an accounts receivable-based working capital bank line of credit for SMTEK, its U.S. EMS operation, which provides for borrowings of up to $2,500,000 at an interest rate of prime (8.50% at March 31, 1998) plus 1.25%. At March 31, 1998, borrowings outstanding under this credit facility amounted to $1,763,000. The Company also has a credit facility agreement with Ulster Bank Markets for its Northern Ireland operations. This agreement includes a working capital line of credit of 3,000,000 pounds sterling (approximately $5,000,000), and provides for interest on borrowings at the bank's base rate (7.59% at March 31, 1998) plus 1.50%. At March 31, 1998, borrowings outstanding under this credit facility amounted to $1,509,000.

  On June 30, 1997 (which is subsequent to the year ended June 27, 1997), the Company repaid its 10% Senior Notes due July 1, 1997 in the amount of $5,300,000 plus accrued interest of $43,000. Of the funds used to repay the 10% Senior Notes, $2,000,000 was borrowed from a private investor (the "Investor") on June 30, 1997 under an 8% note payable due February 1, 1999 which is secured by the common stock of SMTEK.

  Following is pro forma information for certain consolidated balance sheet line items presented as if the issuance of the $2,000,000 note payable and repayment of the 10% Senior Notes had occurred on June 27, 1997:

                                                              JUNE 27, 1997
                                                          ---------------------
                                                              AS
                                                           REPORTED  PRO FORMA
                                                          ---------- ----------
   Assets:
     Cash and cash equivalents........................... $4,718,000 $1,375,000
   Liabilities:
     Current portion of long-term debt................... $4,167,000 $  867,000
     Other accrued liabilities........................... $2,321,000 $2,278,000

                    DDL ELECTRONICS, INC. AND SUBSIDIARIES

  Concurrent with issuing the $2,000,000 note payable on June 30, 1997, the Company agreed to acquire all of the issued and outstanding shares of Jolt Technology, Inc. ("Jolt"), a privately-held electronic manufacturing services company controlled by the Investor, for nine million shares of the Company's common stock. The acquisition of Jolt is subject to obtaining the approval of the Company's stockholders. Upon consummation of the Jolt acquisition, the maturity date of the $2,000,000 note payable will be extended from February 1, 1999 to October 31, 1999.

NOTE 8--INFORMATION RELATING TO STATEMENT OF CASH FLOWS

  "Net cash used by operating activities" includes cash payments for interest as follows:

                                                          NINE MONTHS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
   Interest paid.....................................  $   610,000  $   834,000
                                                       ===========  ===========

  "Net increase in operating working capital" is comprised of the following:

                                                          NINE MONTHS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
   (Increase) decrease in accounts receivable........  $   324,000  $(3,736,000)
   Increase in costs and estimated earnings in excess
    of billings on uncompleted contracts.............   (1,251,000)  (1,418,000)
   Decrease in inventories...........................      689,000      779,000
   (Increase) decrease in prepaid expenses...........     (309,000)     109,000
   Increase (decrease) in accounts payable...........   (2,232,000)   1,225,000
   Decrease in accrued payroll and employee benefits.      (24,000)     (30,000)
   Decrease in other liabilities ....................      (34,000)    (524,000)
                                                       -----------  -----------
   Net increase in operating working capital.........  $(2,837,000) $(3,595,000)
                                                       ===========  ===========

  Following is the supplemental schedule of non-cash investing and financing activities:

                                                          NINE MONTHS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
   Capital expenditures financed by lease
    obligations......................................  $   237,000  $   710,000
   Conversion of debt to equity......................  $    44,000  $   153,000

                     [LETTERHEAD OF BRUNT & COMPANY, P.A.]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Jolt Technology, Inc.

We have audited the accompanying balance sheets of Jolt Technology, Inc. (a Florida corporation) as of December 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Jolt Technology, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Brunt & Company, P.A.

Hollywood, Florida
BRUNT & COMPANY, P.A.
Certified Public Accountants

March 19, 1998

                             JOLT TECHNOLOGY, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  ----------
                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................... $   679,272  $  613,618
  Trade accounts receivable, net of allowance for
   doubtful accounts of $5,000 in 1997 and 1996.......     446,046     269,181
  Other receivables...................................       2,813      11,787
  Inventories.........................................     115,700      55,249
  Deferred merger costs...............................      70,452         --
  Prepaid expenses....................................       8,354         --
                                                       -----------  ----------
    TOTAL CURRENT ASSETS..............................   1,322,637     949,835
PROPERTY AND EQUIPMENT, net...........................     457,773     454,540
OTHER ASSETS
  Rental deposit......................................       7,773       6,573
                                                       -----------  ----------
    TOTAL OTHER ASSETS................................       7,773       6,573
                                                       -----------  ----------
                                                       $ 1,788,183  $1,410,948
                                                       ===========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accrued interest--stockholder....................... $   368,200  $  250,856
  Accrued merger costs................................      70,452         --
  Other accrued expenses..............................      41,669      28,323
  Lease obligation payable............................         --       31,992
  Trade accounts payable..............................       8,709      10,853
                                                       -----------  ----------
    TOTAL CURRENT LIABILITIES.........................     489,030     322,024
STOCKHOLDER NOTE AND LOAN PAYABLE.....................   1,625,148   1,625,148
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $1.00 par value, 10,000 shares
   authorized, issued and outstanding.................      10,000      10,000
  Additional paid-in-capital..........................      24,000      24,000
  Accumulated deficit.................................    (359,995)   (570,224)
                                                       -----------  ----------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..............    (325,995)   (536,224)
                                                       -----------  ----------
                                                       $ 1,788,183  $1,410,948
                                                       ===========  ==========

                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           1997        1996
                                                        ----------  ----------
NET SALES.............................................. $2,721,510  $2,354,386
COST OF GOODS SOLD.....................................  1,419,373   1,412,482
                                                        ----------  ----------
  GROSS PROFIT.........................................  1,302,137     941,904
                                                        ----------  ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........    384,280     326,815
                                                        ----------  ----------
  INCOME FROM OPERATIONS...............................    917,857     615,089
INTEREST EXPENSE--STOCKHOLDER LOANS....................   (117,345)   (114,900)
OTHER INCOME (EXPENSES)................................      9,717      (9,032)
                                                        ----------  ----------
  TOTAL NON-OPERATING EXPENSES.........................   (107,628)   (123,932)
                                                        ----------  ----------
  NET INCOME........................................... $  810,229  $  491,157
                                                        ==========  ==========
  BASIC AND DILUTED EARNINGS PER SHARE................. $    81.02  $    53.54
                                                        ==========  ==========
  SHARES USED IN COMPUTING BASIC AND DILUTED EARNINGS
   PER SHARE...........................................     10,000       9,173
                                                        ==========  ==========



                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            1997       1996
                                                          ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income............................................. $ 810,229  $ 491,157
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization.........................   158,355    232,435
   Allowance for bad debts...............................        --      5,000
   Changes in assets and liabilities:
    Trade accounts receivable............................  (176,865)   119,792
    Inventories..........................................   (60,451)     2,286
    Other receivables....................................     8,974      7,647
    Prepaid expenses.....................................    (8,354)        --
    Customer deposits....................................        --    (44,600)
    Trade accounts payable...............................    (2,144)   (18,996)
    Accrued expenses (net of deferred merger costs)......   130,690    106,224
                                                          ---------  ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES..............   860,434    900,945
                                                          ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment....................  (161,588)  (225,942)
  Rental deposit.........................................    (1,200)     1,185
                                                          ---------  ---------
   NET CASH USED BY INVESTING ACTIVITIES.................  (162,788)  (224,757)
                                                          ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction in capitalized lease obligations.............   (31,992)  (171,467)
  Sale of treasury stock.................................        --      2,000
  Shareholder dividends..................................  (600,000)  (325,000)
                                                          ---------  ---------
   NET CASH USED IN FINANCING ACTIVITIES.................  (631,992)  (494,467)
                                                          ---------  ---------
   NET INCREASE IN CASH..................................    65,654    181,721
CASH AT BEGINNING OF YEAR................................   613,618    431,897
                                                          ---------  ---------
CASH AT END OF YEAR...................................... $ 679,272  $ 613,618
                                                          =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.......................................... $   4,411  $  18,627
                                                          =========  =========

                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           ADDITIONAL
                                         COMMON  TREASURY   PAID-IN   ACCUMULATED
                                TOTAL     STOCK   STOCK     CAPITAL     DEFICIT
                              ---------  ------- --------  ---------- -----------
BALANCES, December 31, 1995.  $(704,381) $10,000 $(2,000)   $24,000    $(736,381)
Sale of Treasury Stock......      2,000            2,000                     --
Net income..................    491,157                                  491,157
Dividends paid..............   (325,000)                                (325,000)
                              ---------  ------- -------    -------    ---------
BALANCES, December 31, 1996.   (536,224)  10,000     --      24,000     (570,224)
Net income..................    810,229                                  810,229
Dividends paid..............   (600,000)                                (600,000)
                              ---------  ------- -------    -------    ---------
BALANCES, December 31, 1997.  $(325,995) $10,000 $   --     $24,000    $(359,995)
                              =========  ======= =======    =======    =========



                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

NOTE 1--BUSINESS ACTIVITY

  The Company was incorporated in the State of Florida on June 21, 1989. It is engaged in the manufacture and sale of custom made printed circuit boards for use primarily in the computer, communications and instrumentation industries. The Company is located in Florida with customers throughout the United States but primarily in the South Florida region.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents: Cash equivalents include short-term, highly-liquid debt instruments purchased with original maturities of three months or less.

  Revenue Recognition: Revenue is recognized when products are shipped and title has passed to the customer.

  Inventories: Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Labor and overhead costs are capitalized at the time of production.

  Property and Equipment: Property and equipment are stated at cost. Depreciation is provided using straight-line methods at rates based on the following estimated useful lives:

                                                        YEARS
                                                        -----
           Machinery and equipment..................... 5-10
           Furniture and fixtures...................... 5-10
           Vehicles....................................   5

  Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Building and equipment repairs amounted to $21,863 and $25,030 for the years ended December 31, 1997 and 1996 respectively.

  Reclassification of Financial Statement Presentation: Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 financial statement presentation.

  Income Taxes: The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Earnings per Share: All earnings per share amounts have been presented to conform to the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". The shares used in computing basic and diluted earnings per share represent the weighted average number of common shares outstanding for the period.

                             JOLT TECHNOLOGY, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 3--INVENTORIES

  Inventories consisted of the following as of December 31:

                                                                  1997    1996
                                                                -------- -------
       Raw materials........................................... $ 74,677 $44,464
       Work in process.........................................   41,023  10,785
                                                                -------- -------
                                                                $115,700 $55,249
                                                                ======== =======

NOTE 4--PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following on December 31:

                                                            1997        1996
                                                         ----------  ----------
   Leasehold Improvements............................... $   63,880  $   63,880
   Machinery and Equipment..............................  1,353,460   1,203,636
   Motor Vehicles.......................................     36,499      24,735
   Office Furniture and Equipment.......................     30,855      30,855
                                                         ----------  ----------
     Total..............................................  1,484,694   1,323,106
     Less: Accumulated depreciation..................... (1,026,921)   (868,566)
                                                         ----------  ----------
   Net Property Plant and Equipment..................... $  457,773  $  454,540
                                                         ==========  ==========

NOTE 5--CAPITALIZED LEASE OBLIGATION

  The Company acquired equipment under the provisions of a long-term lease in August of 1994. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The lease payments were $4,550 per month and expired August 1997. The original cost of the leased equipment was $216,682. The present value of the lease payments as of December 31, 1996 was $31,992.

  There are no future minimum lease payments as of December 31, 1997.

NOTE 6--STOCKHOLDER NOTE AND LOAN PAYABLE

                                                             1997       1996
                                                          ---------- ----------
   Stockholder note payable, unsecured, bearing interest
    at the rate of 8.25%................................  $  100,000 $  100,000
   Stockholder loan payable, unsecured, bearing interest
    at the effective simple interest rate of 7.1 % and
    7.75% as of December 31, 1997 and 1996
    respectively........................................   1,525,148  1,525,148
                                                          ---------- ----------
   Total Stockholder note and loan payable..............  $1,625,148 $1,625,148
                                                          ========== ==========

  The stockholders have signed a definitive merger agreement with another company and under the terms of the agreement, the above note and loan will be converted to equity as explained further in Note 10 of these financial statements.

  As of December 31, 1997 there were no repayment terms set forth for the above note and loan payable. The stockholder has agreed not to demand payment prior to February 1999.

                             JOLT TECHNOLOGY, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


  Accrued interest of $368,200 at December 31, 1997, plus interest accruing on the note and loan payable from January 1, 1998 until the date of the consummation of the business combination referred to in Note 10, will be converted to equity as discussed further in Note 10.

NOTE 7--COMMITMENTS-OPERATING LEASES

  As of December 31, 1997, the Company operated its facilities on a one year noncancellable lease which will expire on October 31, 1998. The lease is for $80,373 per year ($6,698 per month) plus applicable sales tax. Rental Expense for the years ended December 31, 1997 and 1996 was $81,171 and $72,706 respectively.

  In September 1997 the Company entered into an operating lease agreement for an automobile. The lease term expires February 2000. Total payments are $32,640 ($1,090 per month) plus applicable sales tax.

NOTE 8--CONCENTRATION OF RISKS

CASH

  The Company maintains its cash accounts in one commercial bank. Accounts in the bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At various times throughout the year the Company had cash balances in this bank that exceeded the FDIC limit. The cash balances exceeded the FDIC limit on December 31, 1997 and 1996.

ACCOUNTS RECEIVABLE

  Credit sales are made to the Company's customers in the ordinary course of business. Generally, these sales are unsecured. Four customers accounted for approximately 67% of the trade accounts receivable balances as of December 31, 1997 and three customers accounted for 68% of the trade receivable balances as of December 31, 1996.

SALES

  The Company had three customers that accounted for approximately 30% of its revenue in 1997 and one customer that accounted for approximately 20% of its revenue in 1996.

NOTE 9--EMPLOYEE BENEFIT PLAN

  On January 1, 1991 the Company established a Salary Allowance Reduction Simplified Employee Pension Plan (SARSEP). Under the plan, employees may elect to defer up to fifteen percent of their salary, subject to Internal Revenue Service limits. The Company, at their discretion can make matching contributions. In addition, the plan allows for the Company to make additional discretionary contributions. The Company made no contributions to the plan in 1997 or 1996.

NOTE 10--BUSINESS COMBINATION

  On December 31, 1997 the company's stockholders entered into a definitive agreement to combine the company with DDL Electronics, Inc. ("DDL"), a publicly owned company, in exchange for DDL stock. Prior to the combination and pursuant to the agreement, the Stockholder note and loan will be converted to common stock. The stockholder creditor will receive 10,660 shares of company stock in return for contributing the loan, the note and the accrued interest. The conversion of the loans and accrued interest will occur prior to the combination with DDL. It is anticipated that the transaction will be accounted for as a pooling of interests in which 9,000,000 shares of DDL will be exchanged for 20,660 shares of Jolt Technology, Inc. subject to the approval of DDL stockholders.

                             JOLT TECHNOLOGY, INC.

                                 BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................................ $  928,881
  Trade accounts receivable, net of allowance for doubtful accounts
   of $5,000.......................................................    461,843
  Inventories......................................................    146,260
  Deferred merger costs............................................     70,452
  Prepaid expenses.................................................      8,354
                                                                    ----------
    TOTAL CURRENT ASSETS...........................................  1,615,790
PROPERTY AND EQUIPMENT, net........................................    414,614
OTHER ASSETS.......................................................
  Rental deposit...................................................      7,773
                                                                    ----------
    TOTAL OTHER ASSETS.............................................      7,773
                                                                    ----------
                                                                    $2,038,177
                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accrued interest--stockholder.................................... $  397,333
  Accrued merger costs.............................................     70,452
  Other accrued expenses...........................................     50,038
  Trade accounts payable...........................................     19,239
                                                                    ----------
    TOTAL CURRENT LIABILITIES......................................    537,062
STOCKHOLDER NOTE AND LOAN PAYABLE..................................  1,625,148
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $1.00 par value, 10,000 shares authorized, issued
   and outstanding.................................................     10,000
  Additional paid-in-capital.......................................     24,000
  Accumulated deficit..............................................   (158,033)
                                                                    ----------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...........................   (124,033)
                                                                    ----------
                                                                    $2,038,177
                                                                    ==========

                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                               1998      1997
                                                             --------  --------
NET SALES................................................... $745,859  $517,837
COST OF GOODS SOLD..........................................  346,558   294,938
                                                             --------  --------
  GROSS PROFIT..............................................  399,301   222,899
                                                             --------  --------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................   71,564    61,815
                                                             --------  --------
  INCOME FROM OPERATIONS....................................  327,737   161,084
INTEREST EXPENSE--STOCKHOLDER LOANS.........................  (29,133)  (31,537)
OTHER INCOME (EXPENSES).....................................    3,358       944
                                                             --------  --------
  TOTAL NON-OPERATING EXPENSES..............................  (25,775)  (30,593)
                                                             --------  --------
  NET INCOME................................................ $301,962  $130,491
                                                             ========  ========
  BASIC AND DILUTED EARNINGS
   PER SHARE................................................ $  30.20  $  13.05
                                                             ========  ========
  SHARES USED IN COMPUTING BASIC
   AND DILUTED EARNINGS PER SHARE...........................   10,000    10,000
                                                             ========  ========


                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                             1998       1997
                                                           ---------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................. $ 301,962  $130,491
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization.........................    44,370    30,667
    Changes in assets and liabilities:
      Trade accounts receivable...........................   (12,984)  (36,781)
      Inventories.........................................   (30,560)  (24,672)
      Trade accounts payable..............................    10,530   (10,853)
      Accrued expenses....................................    37,502    32,921
                                                           ---------  --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES.............   350,820   121,773
                                                           ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.....................    (1,211)  (29,251)
                                                           ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction in capitalized lease obligations..............       --    (11,667)
  Shareholder dividends...................................  (100,000)      --
                                                           ---------  --------
    NET CASH USED IN FINANCING ACTIVITIES.................  (100,000)  (11,667)
                                                           ---------  --------
    NET INCREASE IN CASH..................................   249,609    80,855
CASH AT BEGINNING OF YEAR.................................   679,272   613,618
                                                           ---------  --------
CASH AT END OF YEAR....................................... $ 928,881  $694,473
                                                           =========  ========


                 Read accompanying notes and auditors' report.

                             JOLT TECHNOLOGY, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

NOTE 1--BUSINESS ACTIVITY

  The Company was incorporated in the State of Florida on June 21, 1989. It is engaged in the manufacture and sale of custom made printed circuit boards for use primarily in the computer, communications and instrumentation industries. The Company is located in Florida with customers throughout the United States but primarily in the South Florida region.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents: Cash equivalents include short-term, highly-liquid debt instruments purchased with original maturities of three months or less.

  Revenue Recognition: Revenue is recognized when products are shipped and title has passed to the customer.

  Inventories: Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Labor and overhead costs are capitalized at the time of production.

  Property and Equipment: Property and equipment are stated at cost. Depreciation is provided using straight-line methods at rates based on the following estimated useful lives:

                                                                          YEARS
                                                                          ------
     Machinery and equipment............................................. 5 - 10
     Furniture and fixtures.............................................. 5 - 10
     Vehicles............................................................   5

  Income Taxes: The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Earnings per Share: All earnings per share amounts have been presented to conform to the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". The shares used in computing basic and diluted earnings per share represent the weighted average number of common shares outstanding for the period.

                             JOLT TECHNOLOGY, INC.

                            UNAUDITED BALANCE SHEET
                            AS OF DECEMBER 31, 1995

CURRENT ASSETS
  Cash.............................................................. $  431,897
  Accounts receivable...............................................    393,973
  Inventories.......................................................     57,535
  Prepaid expenses..................................................     19,434
                                                                     ----------
    Total current assets............................................    902,839
                                                                     ----------
PROPERTY & EQUIPMENT
  Leasehold improvements............................................     63,880
  Machinery & equipment.............................................    877,630
  Vehicles..........................................................     24,735
  Office furniture & equipment......................................    130,919
                                                                     ----------
    Total property & equipment......................................  1,097,164
  Less: Accumulated depreciation and amortization...................   (636,131)
    Net property and equipment......................................    461,033
                                                                     ----------
OTHER ASSETS
  Long-term deposits................................................      7,758
                                                                     ----------
                                                                     $1,371,630
                                                                     ==========
CURRENT LIABILITIES
  Accounts payable.................................................. $   29,849
  Accrued expenses..................................................    172,955
  Customer deposit..................................................     44,600
  Current portion of long-term debt.................................     86,709
                                                                     ----------
    Total current liabilities.......................................    334,113
                                                                     ----------
LONG-TERM DEBT
  Capital leases and notes payable..................................    116,750
  Shareholder loans payable.........................................  1,625,148
                                                                     ----------
    Total long-term debt............................................  1,741,898
                                                                     ----------
SHAREHOLDERS' EQUITY (DEFICIT)
  Common stock......................................................     10,000
  Additional paid-in capital........................................     24,000
  Retained earnings (deficit).......................................   (736,381)
   Treasury stock...................................................     (2,000)
                                                                     ----------
    Total shareholders' equity (deficit)............................   (704,381)
                                                                     ----------
                                                                     $1,371,630
                                                                     ==========

                See accompanying notes to financial statements.

                             JOLT TECHNOLOGY, INC.

                       UNAUDITED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Sales............................................................... $1,816,919
                                                                     ----------
Costs and expenses:
  Cost of goods sold................................................  1,081,554
  Administrative and selling........................................    358,036
                                                                     ----------
                                                                      1,439,590
                                                                     ----------
Operating income....................................................    377,329
                                                                     ----------
Non-operating income (expense):
  Interest expense on shareholder notes.............................   (129,740)
  Interest expense--other...........................................    (35,687)
  Other income (expense), net.......................................      9,278
                                                                     ----------
                                                                       (156,149)
                                                                     ----------
Income before income taxes..........................................    221,180
Provision for income taxes..........................................        --
                                                                     ----------
Net income.......................................................... $  221,180
                                                                     ==========
Basic and diluted earnings per share................................ $    27.65
                                                                     ==========
Shares used in computing basic and diluted earnings per share.......      8,000
                                                                     ==========


                See accompanying notes to financial statements.

                             JOLT TECHNOLOGY, INC.

                       UNAUDITED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................................................... $221,180
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization.....................................  145,877
   Changes in assets and liabilities:
    Accounts receivable.............................................. (120,435)
    Inventories......................................................  (24,861)
    Prepaid expenses.................................................  (19,117)
    Customer deposits................................................   44,600
    Accounts payable.................................................   19,323
    Accrued expenses.................................................  102,998
                                                                      --------
      Net cash provided by operating activities......................  369,565
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment................................ (256,452)
                                                                      --------
      Net cash used in investing activities.......................... (256,452)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from long-term debt...................................   94,165
  Other..............................................................     (800)
                                                                      --------
      Net cash provided by financing activities......................   93,365
                                                                      --------
NET INCREASE IN CASH.................................................  206,478
CASH AT BEGINNING OF YEAR............................................  225,419
                                                                      --------
CASH AT END OF YEAR.................................................. $431,897
                                                                      ========


                See accompanying notes to financial statements.

                             JOLT TECHNOLOGY, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

NOTE 1--BUSINESS ACTIVITY

  Jolt Technology, Inc. was incorporated in the State of Florida on June 21, 1989. It is engaged in the manufacture and sale of custom made printed circuit boards for use primarily in the computer, communications and instrumentation industries. Jolt is located in Florida with customers throughout the United States but primarily in the South Florida region.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents: Cash equivalents include short-term, highly-liquid debt instruments purchased with original maturities of three months or less.

  Revenue Recognition: Revenue is recognized when products are shipped and title has passed to the customer.

  Inventories: Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Labor and overhead costs are capitalized at the time of production.

  Property and Equipment: Property and equipment are stated at cost. Depreciation is provided using straight-line methods at rates based on the following estimated useful lives:

                                                                          YEARS
                                                                          ------
       Machinery and equipment........................................... 5 - 10
       Furniture and fixtures............................................ 5 - 10
       Vehicles..........................................................      5

  Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Building and equipment repairs for the year ended December 31, 1995 were $22,955.

  Income Taxes: Jolt, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of Jolt's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Earnings Per Share: All earnings per share amounts have been presented to conform to the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". The shares used in computing basic and diluted earnings per share represent the weighted average number of common shares outstanding for the period.

                             JOLT TECHNOLOGY, INC.

                     FOR THE YEAR ENDED DECEMBER 31, 1995


NOTE 3--CAPITALIZED LEASE OBLIGATIONS

  The future minimum lease payments under the capital lease and the net present value of the future minimum lease payments at December 31, 1995 are as follows:

       Total minimum lease payments.................................... $91,000
       Less amount representing interest...............................   7,498
                                                                        -------
       Present value of net minimum lease payments..................... $83,502
                                                                        =======

NOTE 4--COMMITMENTS

  As of December 31, 1995, Jolt operated its facilities on a one year noncancellable lease which will expire on October 31, 1996. The lease is for $67,654 per year ($5,638 per month) plus applicable sales tax. Rental Expense for the year ended December 31, 1995 was $66,824.

NOTE 5--MAJOR CUSTOMER

  Jolt had one customer that accounted for approximately 20% of its revenue in 1995.

NOTE 6--EMPLOYEE BENEFIT PLAN

  On January 1, 1991 Jolt established a Salary Allowance Reduction Simplified Employee Pension Plan (the "Plan"). Under the Plan, employees may elect to defer up to fifteen percent of their salary, subject to Internal Revenue Service limits. Jolt, at its discretion, can contribute amounts matching employee contributions. In addition, the Plan allows for Jolt to make additional discretionary contributions. Jolt made no contributions to the Plan in 1995.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated financial data present the Unaudited Pro Forma Consolidated Balance Sheet of the Company at March 31, 1998, giving effect to the merger between the Company and Jolt as if it had been consummated on that date. Also presented are the Unaudited Pro Forma Consolidated Statements of Operations of the Company for the nine months ended March 31, 1998 and 1997 and the fiscal years ended June 30, 1997, 1996 and 1995, after giving effect to the Merger as if it had been consummated as of the beginning of the respective periods presented. The Company's fiscal year ends on June 30. Jolt's fiscal year ends on December 31. Pro forma consolidated statement of operations information for the years ended June 30, 1997, 1996 and 1995 combines the results of the Company for the years then ended with the results of Jolt for the 12 months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

  The pro forma data are based on the historical consolidated statements of the Company and Jolt giving effect to the merger under the pooling of interests method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments set forth in the following unaudited pro forma consolidated financial data are estimates and may differ from the actual adjustments when they become known.

  The unaudited pro forma consolidated statement of operations for the fiscal year ended June 30, 1995 includes certain non-recurring charges and gains recorded by the Company. During that fiscal year, the Company closed the operations of its A.J. Electronics, Inc. ("A.J.") subsidiary and recorded restructuring charges of $1,533,000 for the costs associated with the shut down and disposal of A.J.'s assets. Also in fiscal 1995, the Company sold essentially all of the assets of its Aeroscientific Oregon subsidiary, which resulted in a gain of $3,317,000.

  The pro forma data give effect to the non-recurring items described above and assume that each share of Jolt common stock, both outstanding and issuable upon the conversion of shareholder debt, is converted into the right to receive 435.6244 shares of the Company's Common Stock. The following unaudited pro forma consolidated financial data do not give effect to anticipated expenses related to the acquisition and do not reflect certain cost savings that management of the Company believes may be realized following the acquisition. These savings are expected to be realized primarily through integration of operations.

  The pro forma data are provided for comparative purposes only. They do not purport to be indicative of the results that actually would have occurred if the merger had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma consolidated financial data should be read in conjunction with the Notes thereto, the audited Consolidated Financial Statements of the Company and the Notes thereto and the audited Financial Statements of Jolt and the Notes thereto, all included in this Proxy Statement.

                             DDL ELECTRONICS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                  HISTORICAL               PRO FORMA
                                ---------------  -----------------------------
                                  DDL     JOLT   ADJUSTMENTS  REFS.    TOTAL
                                -------  ------  ----------- -------- --------
            ASSETS
Current assets:
  Cash and cash equivalents.... $ 2,019  $  929                       $  2,948
  Accounts receivable, net.....   8,751     462                          9,213
  Costs and estimated earnings
   in excess of billings on
   uncompleted contracts, net
   of progress billings........   4,413                                  4,413
  Inventories..................   2,515     146                          2,661
  Prepaid expenses and other
   current
   assets......................     441      78                            519
                                -------  ------                       --------
    Total current assets.......  18,139   1,615                         19,754
Property and equipment, net....   6,217     415                          6,632
Goodwill.......................   3,488                                  3,488
Deposits and other assets......     234       8                            242
                                -------  ------   --------            --------
                                $28,078  $2,038   $    --             $ 30,116
                                =======  ======   ========            ========
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
Bank line of credit payable.... $ 3,272                               $  3,272
Current portion of long-term
 debt..........................   2,993                                  2,993
Accounts payable...............   6,837  $   19                          6,856
Accrued interest on notes
 payable to shareholder........             397   $   (397)  1(b)          --
Other current liabilities......   3,408     121        106   1(c)        3,635
                                -------  ------   --------            --------
Total current liabilities......  16,510     537       (291)             16,756
                                -------  ------   --------            --------
Notes payable to shareholder...           1,625     (1,625)  1(b)          --
Other long-term debt...........   5,251                                  5,251
                                -------  ------   --------            --------
Total long-term debt...........   5,251   1,625     (1,625)              5,251
                                -------  ------   --------            --------
Stockholders' equity:
Common stock...................     246      10         80   1(d)          336
Additional paid-in capital.....   6,884      24     24,926   1(a,b,d)   31,834
Retained earnings (deficit)....    (204)   (158)   (23,090)  1(a,c,d)  (23,452)
Foreign currency translation...    (609)                                  (609)
                                -------  ------   --------            --------
Total stockholders' equity
 (deficit).....................   6,317    (124)     1,916               8,109
                                -------  ------   --------            --------
                                $28,078  $2,038   $    --             $ 30,116
                                =======  ======   ========            ========

                             DDL ELECTRONICS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   HISTORICAL             PRO FORMA
                                 ---------------  -----------------------------
                                   DDL     JOLT   ADJUSTMENTS REFS.      TOTAL
                                 -------  ------  ----------- -----     -------
Sales..........................  $37,576  $2,258                        $39,834
                                 -------  ------                        -------
Costs and expenses:
  Cost of goods sold...........   31,615   1,110                         32,725
  Administrative and selling...    4,048     304                          4,352
  Goodwill amortization........      951                                    951
                                 -------  ------                        -------
                                  36,614   1,414                         38,028
                                 -------  ------                        -------
Operating income...............      962     844                          1,806
                                 -------  ------                        -------
Non-operating income (expense):
  Interest expense on
   shareholder notes...........              (87)   $   87       2(b)       --
  Interest expense--other......     (724)     (2)                          (726)
  Other income (expense), net..      (12)     11                             (1)
                                 -------  ------    ------              -------
                                    (736)    (78)       87                 (727)
                                 -------  ------    ------              -------
Income before income tax.......      226     766        87                1,079
Provision for income taxes.....     (430)    --        383       2(a,c)     (47)
                                 -------  ------    ------              -------
Net income.....................  $  (204) $  766    $  470              $ 1,032
                                 =======  ======    ======              =======
Per share information:
  Basic and diluted earnings
   per share...................  $ (0.01) $76.60                        $  0.03
                                 =======  ======                        =======
Shares used in computing
 earnings per share
 (thousands):
  Basic:                          24,598      10     8,990       3(a)    33,598
                                 =======  ======    ======              =======
  Diluted:                        25,017      10     8,990               34,017
                                 =======  ======    ======              =======

                             DDL ELECTRONICS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------
Sales.............................  $34,660  $1,478                    $36,138
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   30,161     968                     31,129
  Administrative and selling......    3,653     256                      3,909
  Goodwill amortization...........      951                                951
                                    -------  ------                    -------
                                     34,765   1,224                     35,989
                                    -------  ------                    -------
Operating income (loss)...........     (105)    254                        149
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................              (80)                       (80)
  Interest expense--other.........     (844)     (9)                      (853)
  Debt issue cost amortization....     (372)                              (372)
  Other income, net...............      199       5                        204
                                    -------  ------                    -------
                                     (1,017)    (84)                    (1,101)
                                    -------  ------                    -------
Income (loss) before income taxes.   (1,122)    170                       (952)
Provision for income taxes........      --      --                         --
                                    -------  ------                    -------
Net income (loss).................  $(1,122) $  170                    $  (952)
                                    =======  ======                    =======
Per share information:
  Basic and diluted earnings
   (loss) per share...............  $ (0.05) $17.00                    $ (0.03)
                                    =======  ======                    =======
Shares used in computing earnings
 (loss) per share (thousands):
  Basic and diluted...............   23,047      10     8,990     3(a)  32,047
                                    =======  ======     =====          =======

                             DDL ELECTRONICS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------
Sales.............................  $48,919  $2,170                    $51,089
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   42,475   1,329                     43,804
  Administrative and selling......    5,058     346                      5,404
  Goodwill amortization...........    1,268                              1,268
                                    -------  ------                    -------
                                     48,801   1,675                     50,476
                                    -------  ------                    -------
Operating income..................      118     495                        613
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................             (107)   $  107     2(b)       0
  Interest expense--other.........   (1,105)    (10)                    (1,115)
  Debt issue cost amortization....     (937)                              (937)
  Other income (expense), net.....      246       8                        254
                                    -------  ------    ------          -------
                                     (1,796)   (109)      107           (1,798)
                                    -------  ------    ------          -------
Income (loss) before income taxes.   (1,678)    386       107           (1,185)
Provision for income taxes........      --      --        (27)    2(c)     (27)
                                    -------  ------    ------          -------
Net income (loss).................  $(1,678) $  386    $   80          $(1,212)
                                    =======  ======    ======          =======
Per share information:
  Basic and diluted earnings
   (loss)
   per share......................  $ (0.07) $38.60                    $ (0.04)
                                    =======  ======                    =======
Shares used in computing earnings
 (loss) per share (thousands):
  Basic and diluted...............   23,150      10     8,990     3(a)  32,150
                                    =======  ======    ======          =======

                             DDL ELECTRONICS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------
Sales.............................  $33,136  $2,354                    $35,490
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   29,494   1,412                     30,906
  Administrative and selling......    4,175     327                      4,502
Goodwill amortization.............      634                                634
                                    -------  ------                    -------
                                     34,303   1,739                     36,042
                                    -------  ------                    -------
Operating income (loss)...........   (1,167)    615                       (552)
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................             (115)                      (115)
  Interest expense--other.........     (911)    (19)                      (930)
  Debt issue cost amortization....     (281)                              (281)
  Other income (expense), net.....      491      10                        501
                                    -------  ------                    -------
                                       (701)   (124)                      (825)
                                    -------  ------                    -------
Income (loss) before income taxes.   (1,868)    491                     (1,377)
Income tax benefit (provision)....    1,110     --                       1,110
                                    -------  ------                    -------
Income (loss) before extraordinary
 item.............................  $  (758) $  491                    $  (267)
                                    =======  ======                    =======
Per share information:
  Basic and diluted income (loss)
   before extraordinary item......  $ (0.04) $53.54                    $ (0.01)
                                    =======  ======                    =======
Shares used in computing income
 (loss) per share (thousands):
  Basic and diluted...............   18,180       9     8,991     3(a)  27,180
                                    =======  ======     =====          =======

                             DDL ELECTRONICS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL             PRO FORMA
                                    ---------------  -------------------------
                                      DDL     JOLT   ADJUSTMENTS REFS.  TOTAL
                                    -------  ------  ----------- ----- -------
Sales.............................  $29,576  $1,817                    $31,393
                                    -------  ------                    -------
Costs and expenses:
  Cost of goods sold..............   26,516   1,082                     27,598
  Administrative and selling......    6,497     357                      6,854
  Restructuring charges...........    1,533                              1,533
                                    -------  ------                    -------
                                     34,546   1,439                     35,985
                                    -------  ------                    -------
Operating income (loss)...........   (4,970)    378                     (4,592)
                                    -------  ------                    -------
Non-operating income (expense):
  Interest expense on shareholder
   notes..........................             (130)                      (130)
  Interest expense--other.........     (883)    (35)                      (918)
  Gain on sale of assets..........    3,317                              3,317
  Other income (expense), net.....      170       8                        178
                                    -------  ------                    -------
                                      2,604    (157)                     2,447
                                    -------  ------                    -------
Income (loss) before income taxes.   (2,366)    221                     (2,145)
Provision for income taxes........      --      --                         --
                                    -------  ------                    -------
Income (loss) before extraordinary
 item.............................  $(2,366) $  221                    $(2,145)
                                    =======  ======                    =======
Per share information:
  Basic and diluted income (loss)
   before extraordinary item......  $ (0.15) $27.65                    $ (0.09)
                                    =======  ======                    =======
Shares used in computing income
 (loss) per share (thousands):
  Basic and diluted...............   15,150       8     8,992     3(a)  24,150
                                    =======  ======     =====          =======

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma consolidated balance sheet has been prepared to reflect the merger of all outstanding capital stock of Jolt in exchange for 9,000,000 shares of the Company's Common Stock, or 435.6244 shares of the Company's Common Stock for each outstanding share, and each outstanding right to acquire a share, of Jolt common stock. The transaction will be accounted for under the pooling-of-interests method. As required pursuant to the pooling method of accounting, the quasi-reorganization effected by the Company on June 27, 1997 will be reversed upon consummation of the merger. Additionally, the unaudited pro forma combined consolidated balance sheet reflects the conversion of Jolt's indebtedness to one of its shareholders to additional paid-in capital.

1. The unaudited pro forma consolidated balance sheet reflects the financial position of the Company and Jolt at March 31, 1998 and has been adjusted to reflect the events described above as follows:

    (a) To record the equity adjustments required to reverse the quasi-reorganization. Such equity adjustments include the reinstatement of the Company's accumulated deficit of $23,678,000 at June 27, 1997, which had been offset against additional paid-in capital, and the reversal of the income tax provision which was recorded pursuant to quasi-reorganization accounting;

    (b) To record the conversion to equity of notes payable to a Jolt shareholder in the aggregate amount of $1,625,000 and accrued interest thereon of $397,000;

    (c) To accrue estimated dividends distributable to Jolt shareholders; and

    (d) To record the equity adjustments required to reflect the acquisition of Jolt on a pooling-of-interests basis.

2. Jolt's fiscal year-end is December 31. In reflecting the pooling of interests combination on a pro forma basis, Jolt's statement of operations for the 12 months ended June 30, 1997 was combined with the Company's statement of operations for the same period, and Jolt's statements of operations for the years ended December 31, 1996 and 1995 were combined with the Company's statements of operations for the years ended June 30, 1996 and 1995, respectively. Jolt's unaudited results of operations for the six months ended December 31, 1996 included sales of $960,000 and net income of $40,000. Assuming the merger had been consummated on June 30, 1997, an adjustment would have been made to stockholders' equity to eliminate the effect of including Jolt's results of operations for the six months ended December 31, 1996 in both the years ended June 30, 1997 and June 30, 1996. The historical results of operations for the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998 have been adjusted as follows in preparing the unaudited pro forma combined consolidated statement of operations:

    (a) To reverse the income tax provision, recorded pursuant to quasi-reorganization accounting;

    (b) To adjust interest expense to reflect the elimination of interest on Jolt's notes payable to its shareholder that will be converted to equity prior to the combination; and

    (c) To adjust the provision for income taxes to reflect the combined results of operations.

3. (a) The number of common shares used in computing earnings per share in the unaudited pro forma combined consolidated statements of operations for the years ended June 30, 1997, 1996 and 1995 and for the nine months ended March 31, 1998 and 1997 have been adjusted to record issuance of 9,000,000 shares of the Company's Common Stock in exchange for all outstanding shares of Jolt common stock. The amount shown in the adjustments column represents the net of the 9,000,000 shares and the outstanding Jolt shares shown in the Historical column.

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger, dated as of May 28, 1998, is among DDL Electronics, Inc., a Delaware corporation ("DDL"), Jolt Technology, Inc., a Florida corporation ("Jolt"), Jolt Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of DDL (such corporation being referred to as "Sub") and the shareholders of Jolt identified on the signature page hereof (collectively, the "Jolt Shareholders").

  WHEREAS, the parties hereto consider it advisable and in the best interests of Jolt, Sub and DDL, and in the best interests of the Jolt Shareholders and of the stockholders of DDL, that the businesses of Jolt and DDL be combined through a merger (the "Merger") of Jolt with and into Sub on the terms and conditions set forth in this Agreement (Sub, after the Merger, being the "Surviving Subsidiary");

  NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

  As used in this Agreement, the terms identified in this Article shall have the meanings indicated.

  1.1 Affiliate: When used with respect to a Person, an "Affiliate" of that Person is a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person, within the meaning of Rule 144(a)(1) under the Securities Act.

  1.2 Affiliate Letter: That certain agreement restricting transfers of the Merger Consideration by the Jolt Shareholders in the form attached hereto as
Exhibit 1.2.

  1.3 Agreement: This Agreement and Plan of Merger, including all of its Schedules, Exhibits, disclosure documents and other documents specifically referred to in this Agreement as having been or to be delivered by a party to this Agreement to another such party in connection with this Agreement or the Merger, including all duly adopted amendments, modifications and supplements to or of this Agreement and such Schedules, Exhibits and other documents.

  1.4 Audited Financial Statements: The consolidated balance sheets, income statements, statements of stockholders' equity and statements of cash flows or, in each instance, equivalent statements as commonly provided to stockholders, as at December 31, 1996 and for the fiscal year then ended, in the case of Jolt, and as at June 30, 1995, June 28, 1996 and June 27, 1997, and for the fiscal years then ended, in the case of DDL, in each instance as reported on by Auditors.

  1.5 Auditors: With respect to Jolt, Brunt & Company, P.A., and, with respect to DDL, KPMG Peat Marwick LLP, in each case independent certified public accountants currently retained for the purpose of auditing financial statements of such party.

  1.6 Closing: The consummation of the transactions contemplated by this Agreement, particularly the Merger, as provided in Article VII hereof.

  1.7 Closing Date: The date upon which the Closing occurs.

  1.8 Code: Internal Revenue Code of 1986, as amended to the date as of which any reference thereto is relevant under this Agreement.

  1.9 Counsel to DDL: McGuire Woods Battle & Boothe, L.L.P; 3700 NationsBank Plaza; 101 S. Tryon Street; Charlotte, North Carolina 28202-4000.

  1.10 Counsel to Jolt: Berry Moorman P.C., 600 Woodbridge Place, Detroit, Michigan 40726-4302.

  1.11 DDL: DDL Electronics, Inc., a Delaware corporation. As used in this Agreement, the term "DDL" also shall be considered to include Sub, except insofar as the context may require otherwise.

  1.12 DDL Balance Sheet: The most recent consolidated balance sheet included in the Audited Financial Statements of DDL.

  1.13 DDL Common Stock: The Common Stock, par value $.01 per share, of DDL.

  1.14 DDL Disclosure Document: The document delivered by DDL to Jolt containing certain disclosures regarding DDL as described in Article III hereof.

  1.15 DDL Stockholder Rights Plan: The Rights Agreement dated as of June 10, 1989 between Data-Design Laboratories, Inc. (as predecessor in interest of DDL) and Bank of America, Rights Agent, in the form filed with the SEC as Exhibit No. 1 to DDL's Current Report on Form 8-K dated June 15, 1989.

  1.16 DDL Proxy Statement: A proxy statement of DDL designed to comply with Regulation 14A under the Exchange Act, prepared by DDL for use in soliciting proxies to approve issuance of the Merger Consideration in the Merger as contemplated by Section 5.1 of this Agreement.

  1.17 DGCL: The Delaware General Corporation Law, as amended to the date as of which any reference thereto is relevant under this Agreement.

  1.18 Exchange Act: The Securities Exchange Act of 1934, as amended to the date as of which any reference thereto is relevant under this Agreement.

  1.19 Financial Advisor to DDL: Needham & Company, Inc.

  1.20 FBCA: The Florida Business Corporation Act, as amended to the date as of which any reference thereto is relevant under this Agreement.

  1.21 GAAP: Generally accepted accounting principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

  1.22 Inventories: The stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, owned and held by the subject Person for manufacturing, assembly, processing, finishing, sale or resale to others from time to time in the ordinary course of the business of such Person in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

  1.23 Jolt: Jolt Technology, Inc., a Florida corporation.

  1.24 Jolt Balance Sheet: The most recent balance sheet included in the Audited Financial Statements of Jolt.

  1.25 Jolt Common Stock: The Common Stock, par value $1.00 per share, of
Jolt.

  1.26 Jolt Disclosure Document: The document delivered by Jolt to DDL containing certain disclosures regarding Jolt as described in Article IV hereof.

  1.27 Liabilities: At any point in time (the "Determination Time"), the obligations of a Person, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (1) arise under previously existing agreements for services, benefits or other considerations and (2) accrue or become payable with respect to services, benefits or other considerations received by the Person after the Determination Time.

  1.28 Lien: Any lien, mortgage, security interest, pledge, charge, claim, equity, reservation or other encumbrance of any kind.

  1.29 Material Adverse Change: With respect to a Person, a material adverse change in the business, condition (financial or otherwise), operations or prospects of such Person.

  1.30 Material Adverse Effect: With respect to a Person, a material adverse effect on the business, condition (financial or otherwise), operations or prospects of such Person.

  1.31 Merger Consideration: Four hundred thirty-five point six two four four (435.6244) shares of DDL Common Stock, to be paid in the Merger in exchange for each of the 20,660 shares of Jolt Common Stock issued and outstanding at the Closing Date.

  1.32 NYSE: The New York Stock Exchange, Inc.

  1.33 Payables: Liabilities of a party arising from the borrowing of money or the incurring of obligations for merchandise, goods purchased or services rendered.

  1.34 Person: An individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization, a government or a political subdivision thereof.

  1.35 Prospectus: The prospectus relating to the Registration Statement, in the form used in connection with any "offer," "offer to sell," "offer for sale" or "sale" of DDL Common Stock. There may be more than one version of such prospectus.

  1.36 Registration Statement: A registration statement of DDL on Form S-1 or S-3 under the Securities Act, prepared by DDL to cover the public reoffering and resale, following the Merger, of DDL Common Stock acquired by Jolt Shareholders as Merger Consideration.

  1.37 SEC: The Securities And Exchange Commission.

  1.38 SEC Report: A document filed by DDL with the SEC pursuant to the Securities Act or the Exchange Act or issued by DDL as a press release.

  1.39 Securities Act: The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant under this Agreement.

  1.40 Sub Common Stock: The Common Stock, no par value, of Sub.

                                  ARTICLE II

                                  THE MERGER

  2.1 The Merger. At the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, the DGCL and the FBCA, Jolt shall be merged with and into Sub. As soon as practicable after satisfaction or waiver of the conditions set forth in Article VII, DDL, Sub and Jolt will effect the Merger by causing to be filed: (a) a Certificate of Merger, prepared as prescribed in Section 252(c) of the DGCL, with the Secretary of State of the State of Delaware, and (b) Articles of Merger, prepared as prescribed in Section 607.1105 of the FBCA, with the Department of State of the State of Florida. The Merger shall become effective at the time of such filings or, if later, at the latest time specified therein (the time the Merger becomes effective being referred to in this Agreement as the "Effective Time"). Promptly following the Effective Time, the parties will make all such other filings and recordings, if any, as may be required by the DGCL and the FBCA in furtherance of the Merger. Sub shall be the surviving corporation in the Merger, and the separate corporate existence of Sub, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

  2.2 Certificate of Incorporation of Jolt. The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Subsidiary unless and until amended as provided by law and by such Certificate of Incorporation.

  2.3 Bylaws of Jolt. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Subsidiary by virtue of the Merger unless and until amended or repealed as provided by law, by the Certificate of Incorporation of the Surviving Subsidiary and by such Bylaws.

  2.4 Directors and Officers. At and after the Effective Time, the directors of Jolt at the Effective Time shall be the directors, and the officers of Jolt at such time shall be the officers, of the Surviving Subsidiary, in both cases by virtue of the Merger and until their successors shall have been elected and shall qualify or until otherwise provided by law or by the Certificate of Incorporation or Bylaws of the Surviving Subsidiary; provided, however, that Gregory L. Horton shall be elected to the Board of Directors of Jolt and Richard K. Vitelle shall become Treasurer and Secretary of Jolt.

  2.5 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of Jolt Common Stock or the holder of any share of Sub Common Stock:

    (a) All Jolt Common Stock held by Jolt as treasury stock shall be cancelled, and no payment shall be made in respect thereof.

    (b) Each issued and outstanding share of Sub Common Stock shall remain issued and outstanding and shall be converted into one share of common stock of the Surviving Subsidiary, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Subsidiary.

    (c) Each issued and outstanding share of Jolt Common Stock (other than any share to be cancelled pursuant to subsection (a) or as to which dissenter's rights have been exercised) shall be converted into Merger Consideration.

    (d) From and after the Effective Time, the holders of certificates theretofore representing Jolt Common Stock shall cease to have any rights with respect thereto (other than dissenter's rights, if applicable); their sole right shall be to receive Merger Consideration pursuant to subsection
  (c).

  2.6 Surrender and Payment. As soon as practicable after the Effective Time, each holder of Jolt Common Stock converted pursuant to Section 2.5(c), upon surrender, for cancellation, to an exchange agent to be designated by DDL (the "Exchange Agent"), of one or more certificates previously representing Jolt Common Stock, will be entitled to receive certificates representing Merger Consideration, as provided in Section 2.5(c), in respect of the aggregate number of shares of Jolt Common Stock previously represented by the certificate or certificates surrendered and promptly cancelled after receipt thereof by the Exchange Agent.

  2.7 No Further Transfers. At the Effective Time the stock transfer books of Jolt shall be closed, and no transfer of any shares of Jolt Common Stock theretofore outstanding shall thereafter be made.

  2.8 Tax Consequences. The parties hereto intend that the Merger shall constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. No consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by, or on behalf of, DDL or Sub in exchange for Jolt's capital stock. Each party hereto agrees and covenants to report the Merger in accordance with such intention that it may be taxed as a reorganization for federal income tax purposes, including filing such returns, reports, information statements and declarations with applicable federal, state, local and other taxing authorities and maintaining such records as are required by applicable law in a manner consistent with such intention.

  2.9 SEC Registration. The parties agree that the Merger Consideration will not be offered, issued or sold by DDL to the Jolt Shareholders pursuant to a registration statement filed with the SEC. DDL covenants and agrees with the Jolt Shareholders that it will register the Merger Consideration with the SEC for resale by the Jolt Shareholders as soon as possible following the Closing and will file a registration statement with the SEC (covering the resale of the Merger Consideration) not later than sixty days following the Closing.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF DDL AND SUB

  DDL and Sub hereby jointly and severally represent and warrant as follows to Jolt and the Jolt Shareholders:

  3.1 Organization and Qualification. Each of DDL and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as it is now being conducted. Each of DDL and Sub is duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law. DDL has delivered to Jolt true and complete copies of the charter and bylaws of DDL and Sub.

  3.2 Capitalization. The authorized capital stock of DDL consists of 50,000,000 shares of DDL Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share. There is no other capital stock authorized for issuance by DDL. At the date of this Agreement, there are validly issued and outstanding 24,613,666 shares of DDL Common Stock and no shares of preferred stock. All such outstanding shares of capital stock are fully paid and nonassessable. No shares of DDL capital stock are reserved for issuance, nor are there outstanding any options, warrants, convertible securities or other rights, agreements or commitments to issue or acquire shares of DDL capital stock, except as disclosed on Schedule 3.2.

  3.3 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each DDL and Sub and constitutes a legal, valid and binding agreement of each of DDL and Sub, enforceable against each of DDL and Sub in accordance with its terms. Each of DDL and Sub has all requisite power and authority (corporate and otherwise) to enter into this Agreement, and Sub has all requisite power and authority to carry out the Merger contemplated hereby. The Board of Directors of Sub has, subject to the terms and conditions set forth herein: (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the sole stockholder of Sub; (b) approved this Agreement and the transactions contemplated hereby, including the Merger, in all respects; and (c) resolved to recommend that DDL, as the sole stockholder of Sub, approve this Agreement and the Merger. The Board of Directors of DDL, at a meeting duly called and held, has, subject to the terms and conditions set forth herein: (d) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, DDL and its stockholders; (e) approved this Agreement and the transactions contemplated hereby, including the Merger and the issuance of the Merger Consideration therein, in all respects; and (f) resolved to recommend that the stockholders of DDL approve the issuance of the Merger Consideration in the Merger, provided, however, that such recommendation may be withdrawn, modified or amended to the extent that the Board of Directors of DDL, by majority vote, determines it is required to do so in the exercise of its fiduciary duties. The Financial Advisor to DDL has delivered to the Board of Directors of DDL its opinion letter to the effect that the Merger is fair to the stockholders of DDL from a financial point of view. DDL has been authorized by the Financial Advisor to DDL to refer to, and include, such opinion letter in the DDL Proxy Statement.

  3.4 Absence of Breach; No Consents. The execution and delivery of this Agreement by DDL and Sub do not, and the performance by DDL and Sub of their obligations hereunder will not (a) result in a breach of any of the provisions of the charter or bylaws of DDL; (b) violate any law, rule or regulation of any State or the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to DDL and Sub (and to the extent within the control of DDL and Sub), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any court or other authority having jurisdiction over DDL or any of its material properties, or cause the suspension or revocation of any authorization, consent, approval or license presently in effect that affects or binds DDL or any of its material properties, except in any such case where such violation will not have a Material Adverse Effect on DDL; (c) result in a material breach of or default under any material indenture or loan or credit agreement or other material agreement or instrument to which DDL is a party or by which it or any of its material properties may be affected or bound; (d) require the authorization, consent, approval or license of any Person of such a nature that the failure to obtain the same would have a Material Adverse Effect on DDL; or (e) constitute grounds for the loss or suspension of any material permit, license or other authorization used in the business of DDL.

  3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger or any related transaction based upon any agreement, written or oral, made by or on behalf of DDL, except that Saul Reiss, Esq. is entitled to payment of a brokerage fee as disclosed in Schedule 3.5.

  3.6 Delivered Documents. DDL has heretofore delivered to Jolt each of the following:

    (a) Annual Report of DDL to its stockholders for its fiscal year ended the date of the DDL Balance Sheet;

    (b) Annual Report of DDL on Form 10-K/A as filed with the SEC for DDL's fiscal year ended the date of the DDL Balance Sheet;

    (c) proxy statement of DDL relating to its most recent annual meeting of stockholders; and

    (d) Quarterly Reports of DDL on Form 10-Q as filed with the SEC for each of the first three fiscal quarters of DDL for its most recent fiscal year, and all other reports of DDL filed with the SEC, to the extent that such reports have been filed with the SEC after the filing of the report referred to in clause (b) above and prior to the date hereof.

Each such document, at the time it was prepared, and all such documents taken together, did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the financial statements contained in the foregoing documents were prepared from the books and records of DDL. The Audited Financial Statements were prepared in accordance with GAAP and fairly and accurately reflect the financial condition of DDL as at the dates and for the periods indicated. The financial statements of DDL included in the reports referred to in clause (d) above were prepared in a manner not inconsistent with the basis of presentation used in the Audited Financial Statements and fairly present the financial condition of DDL as at and for the periods indicated, subject to normal year-end adjustments.

  3.7 Proxy Statement, Registration Statement and Prospectus. When the DDL Proxy Statement, as the same may be amended or supplemented, shall be mailed to holders of the DDL Common Stock, and at all times subsequent to such mailing through the time of approval of this Agreement and the Merger by the stockholders of DDL, the DDL Proxy Statement, as then amended or supplemented, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder. At all times material to a stockholder of DDL or a Jolt Shareholder: (a) the DDL Proxy Statement, as the same may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of circumstances under which they were made, not misleading; (b) the Registration Statement, as the same may be amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) the Prospectus, as the same may be supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed, with respect to each of clauses (a), (b) and (c), that DDL makes no representation or warranty concerning, and shall have no responsibility for, the accuracy or completeness of any information furnished to DDL by Jolt for use in any document filed with the SEC or otherwise disseminated to the public or to stockholders of DDL.

  3.8 Merger Consideration Validly Issued. At the Effective Time, the Merger Consideration will have been duly authorized and, when issued in connection with the Merger pursuant to the terms hereof, will have been validly issued and will be fully paid and nonassessable, and no stockholder of DDL will have any preemptive rights of subscription or purchase in respect thereof.

  3.9 Absence of Material Differences From DDL Disclosure Document or SEC Reports. Except as disclosed in the DDL Disclosure Document or in an SEC
Report:

    (a) No Material Adverse Change. Since the date of the DDL Balance Sheet, other than as contemplated or caused by this Agreement, there has not been
  (i) any Material Adverse Change in DDL; or (ii) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on DDL;

    (b) Taxes. DDL has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by it, and has paid or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods covered by such returns, reports, declarations, except such taxes, if any, for which there are adequate reserves in the DDL Balance Sheet. There are no liens on any of the assets of DDL that arose in connection with any delinquency in paying any tax;

    (c) Litigation. (i) No material investigation or review by any governmental entity with respect to DDL is pending or, to the best knowledge of DDL, threatened, nor has any governmental entity indicated to DDL an intention to conduct the same; and (ii) there is no action, suit or proceeding pending or, to the best knowledge of DDL, threatened against or affecting DDL at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

    (d) Employees. There are no employment, consulting, severance or indemnification arrangements, agreements or understandings between DDL and any current or former directors, officers or other employees (or Affiliates thereof) of DDL. The DDL Disclosure Document or an SEC Report identifies each individual whose income from DDL in the fiscal year ended on the date of the DDL Balance Sheet exceeded, or whose income from DDL in the fiscal year begun immediately thereafter is at a rate exceeding, $100,000 per annum, and describes each contractual arrangement for the employment or compensation of each such individual. DDL is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age;

    (e) Assets. DDL has good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property and all personal property owned or leased by it or used by it in the conduct of its business in such manner as to create the appearance or reasonable expectation that the same is owned or leased by it, free and clear of all Liens, except Liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof;

    (f) Accounts Receivable. All accounts receivable of DDL, whether or not reflected in the DDL Balance Sheet, represent transactions in the ordinary course of business and are current and collectible net of any reserves shown on the DDL Balance Sheet (which reserves are adequate and were calculated consistent with past practice);

    (g) Inventories. All Inventories of DDL, whether or not reflected in the DDL Balance Sheet, are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of DDL, and are valued on the DDL Balance Sheet, at the lower of cost or market and, in any event, at not greater than their realizable value, on an item-by-item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead; and

    (h) Accounts Payable. The accounts payable reflected on the DDL Balance Sheet do, and those reflected on the books of DDL at the time of the Closing will, reflect all amounts owed by DDL in respect of trade accounts due and other Payables, and the actual Liability of DDL in respect of such obligations was not, and will not be, on either such date, in excess of the amount reflected on the balance sheet or the books of DDL.

  3.10 DDL Stockholder Rights Plan. DDL has taken all action necessary so that neither the execution of this Agreement nor the consummation of the Merger will cause any person to become an "Acquiring Person" (as such term is defined in the DDL Stockholder Rights Plan).

  3.11 Listing on Exchanges. The common stock of DDL is currently listed on the new York Stock Exchange ("NYSE") and the Pacific Exchange ("PE"). DDL is currently not in compliance with the listing requirements that must be met to continue to have its common stock listed on the NYSE. However, DDL has been in communication with the staff of the NYSE regarding DDL's current and anticipated business and financial condition and believes that the NYSE will continue to refrain from taking action to delist the securities of DDL from the NYSE at least until after the Closing Date. DDL has provided Jolt and the Jolt Shareholders with copies of all correspondence between DDL and the NYSE regarding the continued listing of the Jolt common stock on the NYSE.

  3.12 Federal Income Tax Representations. (a) DDL is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

    (b) DDL owns 100% of the outstanding shares of capital stock and otherwise is in control of Sub within the meaning of Section 368(c) of the Code.

    (c) Sub has been formed solely for the purpose of consummating the Merger. Sub has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to DDL prior to the Merger. Sub will have no liabilities assumed by Jolt and will not transfer to Jolt any assets subject to liabilities in the Merger. No liabilities of any person other than Jolt will be assumed by Sub or DDL in the Merger, and none of the shares of Jolt to be surrendered in the Merger in exchange for DDL Common Stock will be subject to any liabilities.

    (d) DDL has no plan, arrangement or intention to cause Sub on or after the Effective Time to issue additional shares of its capital stock that would cause DDL to lose control, or otherwise result in DDL losing control (in both cases within the meaning of Section 368(c) of the Code), of Sub.

    (e) Neither DDL nor Sub has any current plan, arrangement or intention to liquidate Sub; to merge Sub with or into another corporation; to sell or otherwise dispose of the stock of Sub; or to sell or otherwise dispose (or cause to be sold or otherwise disposed) of any of Sub's assets, including the assets of Jolt acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

    (f) DDL has no plan, arrangement or intention to directly or indirectly reacquire any of the DDL Common Stock issued in the Merger.

                                  ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF JOLT AND THE JOLT SHAREHOLDERS

  Jolt and the Jolt Shareholders jointly and severally represent and warrant as follows to DDL and Sub:

  4.1 Organization and Qualification. Jolt is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the requisite power and authority to carry on its business as it is now being conducted. Jolt is duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law. Jolt has delivered to DDL true and complete copies of the charter and bylaws of Jolt. Jolt has no subsidiaries.

  4.2 Capitalization. The authorized capital stock of Jolt currently consists of 10,000 shares of Jolt Common Stock, par value $1.00 per share and, on the Closing Date, will consist of 20,660 shares of Jolt Common Stock, par value $1.00 per share. There is no other capital stock authorized for issuance by Jolt. At the date of this Agreement, there are validly issued and outstanding 10,000 shares of Jolt Common Stock and no shares of preferred stock. All such outstanding shares of capital stock are fully paid and nonassessable. No shares of Jolt capital stock are reserved for issuance, nor are there outstanding any options, warrants, convertible securities or other rights, agreements or commitments to issue or acquire shares of Jolt capital stock, except as disclosed on Schedule 4.2.

  4.3 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by Jolt and the Jolt Shareholders and constitutes a legal, valid and binding agreement of Jolt and the Jolt Shareholders, enforceable against Jolt and the Jolt Shareholders in accordance with its terms. Jolt has all requisite power and authority (corporate and otherwise) to enter into this Agreement and to carry out the Merger contemplated hereby. The Board of Directors of Jolt, at a meeting duly called and held, has, subject to the terms and conditions set forth herein: (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Jolt Shareholders; (b) approved this Agreement and the transactions contemplated hereby, including the Merger, in all respects; and (c) resolved to recommend that the Jolt Shareholders approve this Agreement and the Merger, provided, however, that such recommendation may be withdrawn, modified or amended to the extent that the Board of Directors of Jolt, by majority vote, determines it is required to do so in the exercise of its fiduciary duties.

  4.4 Absence of Breach; No Consents. The execution and delivery of this Agreement by Jolt and the Jolt Shareholders do not, and the performance by Jolt and the Jolt Shareholders of their obligations hereunder will not, except as disclosed in Schedule 4.4: (a) result in a breach of any of the provisions of the charter or bylaws of Jolt; (b) violate any law, rule or regulation of any State or the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to Jolt (and to the extent within the control of Jolt), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any court or other authority having jurisdiction over Jolt, or any of the Jolt Shareholders, or any of its or their material properties, or cause the suspension or revocation of any authorization, consent, approval or license presently in effect that affects or binds Jolt or any of the Jolt Shareholders, or any of its or their material properties, except in any such case where such violation will not have a Material Adverse Effect on Jolt; (c) result in a material breach of or default under any material indenture or loan or credit agreement or other material agreement or instrument to which Jolt or any of the Jolt Shareholders is a party or by which it or they or any of its or their material properties may be affected or bound; (d) require the authorization, consent, approval or license of any Person of such a nature that the failure to obtain the same would have a Material Adverse Effect on Jolt; or (e) constitute grounds for the loss or suspension of any material permit, license or other authorization used in the business of Jolt.

  4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Merger or any related transaction based upon any agreement, written or oral, made by or on behalf of Jolt or any of the Jolt Shareholders.

  4.6 Delivered Documents. The representations and warranties of Jolt in this Agreement, and the documents furnished or to be furnished by or on behalf of Jolt or the Jolt Shareholders to DDL incident to this Agreement and the transactions undertaken in respect hereof, taken together, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. All of the financial statements included in the foregoing documents were prepared from the books and records of Jolt. The Audited Financial Statements were prepared in accordance with GAAP and fairly and accurately reflect the financial condition of Jolt as at the dates and for the periods indicated. The unaudited financial statements of Jolt included in the foregoing documents were prepared in a manner not inconsistent with the basis of presentation used in the Audited Financial Statements and fairly present the financial condition of Jolt as at and for the periods indicated, subject to normal year-end adjustments. From the date hereof through the Closing Date, Jolt will continue to prepare financial statements monthly and will promptly deliver the same to DDL, and Jolt agrees that from and after each such delivery the foregoing representations will be applicable to the financial statements so prepared and delivered.

  4.7 Proxy Statement, Registration Statement and Prospectus. At all times material to a Jolt Shareholder or stockholder of DDL: (a) the information furnished to DDL by Jolt for use in the DDL Proxy Statement, as the same may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of circumstances under which they were made, not misleading; (b) the information furnished to DDL by Jolt for use in the Registration Statement, as the same may be amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(c) the information furnished to DDL by Jolt for use in the Prospectus, as the same may be supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  4.8 Ownership of Jolt Common Stock. Each Jolt Shareholder, severally and not jointly, represents and warrants to DDL and Sub that such Person owns the shares of Jolt Common Stock set forth opposite such Person's name on the signature page of this Agreement.

  4.9 Absence of Material Differences From Jolt Disclosure Document. Except as disclosed in the Jolt Disclosure Document:

    (a) No Material Adverse Change. Since the date of the Jolt Balance Sheet, other than as contemplated or caused by this Agreement, there has not been
  (i) any Material Adverse Change in Jolt; or (ii) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on Jolt;

    (b) Taxes. Jolt has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by it, and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods covered by such returns, reports and declarations, except such taxes, if any, for which there are adequate reserves in the Jolt Balance Sheet. There are no Liens on any of the assets of Jolt that arose in connection with any delinquency in paying any tax;

    (c) Litigation. (i) No material investigation or review by any governmental entity with respect to Jolt is pending or, to the best knowledge of Jolt or the Jolt Shareholders, threatened, nor has any governmental entity indicated to Jolt an intention to conduct the same; and
  (ii) there is no action, suit or proceeding pending or, to the best knowledge of Jolt or the Jolt Shareholders, threatened against or affecting Jolt at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

    (d) Employees. There are no employment, consulting, severance or indemnification arrangements, agreements or understandings between Jolt and any current or former directors, officers or other employees (or Affiliates thereof) of Jolt. The Jolt Disclosure Document identifies each employee whose income from Jolt in the fiscal year ended on the date of the Jolt Balance Sheet exceeded, or whose income from Jolt in the fiscal year begun immediately thereafter is at a rate exceeding, $100,000 per annum, and it describes each contractual arrangement for the employment or compensation of each such individual. Jolt is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age;

    (e) Assets. Jolt has valid, effective and continuing leasehold rights in the case of leased property and all personal property owned or leased by it or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by it, free and clear of all Liens, except Liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof;

    (f) Accounts Receivable. All accounts receivable of Jolt, whether or not reflected in the Jolt Balance Sheet, represent transactions in the ordinary course of business and are current and collectible net of any reserves shown on the Jolt Balance Sheet (which reserves are adequate and were calculated consistent with past practice);

    (g) Inventories. All Inventories of Jolt, whether or not reflected in the Jolt Balance Sheet, are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of Jolt, and are valued on the Jolt Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item-by-item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead; and

    (h) Accounts Payable. The accounts payable reflected on the Jolt Balance Sheet do, and those reflected on the books of Jolt at the time of the Closing will, reflect all amounts owed by Jolt in respect of trade accounts due and other Payables, and the actual Liability of Jolt in respect of such obligations was not, and will not be, on either such date, in excess of the amount reflected on the balance sheet or the books of Jolt.

  4.10 Certain Tax Matters.

  (a) The assets of Jolt at the Effective Time will constitute at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Jolt immediately before the Merger. For this purpose, any amounts paid for expenses of Jolt related to the Merger, any distributions and redemptions (except for regular normal dividends) made in anticipation of the Merger and any amounts paid to dissenting shareholders will be included as assets of Jolt held immediately before the Merger.

  (b) Except for any additional liabilities created pursuant to this Agreement or otherwise incurred in respect of the Merger, the liabilities of Jolt assumed by Sub were incurred by Jolt in the ordinary course of its business.

  (c) Jolt is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

  4.11 Private Placement. Each Jolt Shareholder represents and warrants to DDL and to Sub as follows: (a) such Jolt Shareholder will acquire any and all of the Merger Consideration that such Jolt Shareholder acquires not with a view to the resale or other transfer thereof in a distribution, and such Jolt Shareholder has no participation in any such undertaking and no participation in the underwriting thereof; (b) either such Jolt Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or else (through such Jolt Shareholder's knowledge and experience in financial and business matters) such Jolt Shareholder is capable of evaluating the merits and risks of investing in DDL and has made an evaluation of such risks; (c) such Jolt Shareholder has been provided by DDL with all information requested of DDL in connection with such Jolt Shareholder's prospective investment in DDL and has been given an opportunity to make such further inquiries as such Jolt Shareholder considers necessary or desirable in that connection; and (d) such Jolt Shareholder understands that an equity investment in DDL involves a high degree of risk of loss of such investment, that there are substantial restrictions on the transferability of any or all of the Merger Consideration under the Merger Agreement as amended hereby, that, for an indeterminate period following the Closing there will be no public market for any Merger Consideration and that, accordingly, it may not be possible readily to liquidate the Merger Consideration.

                                   ARTICLE V

                               COVENANTS OF DDL

  5.1 Stockholder Approval. DDL, acting through its Board of Directors, and in accordance with applicable law, covenants and agrees with Jolt that: (a) it will duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of considering and taking action upon the issuance of the Merger Consideration in the Merger as required by paragraph 312.03 of the NYSE Listed Company Manual; (b) subject to its fiduciary duties under applicable law, as determined in good faith by majority vote, it will include in the DDL Proxy Statement its recommendation that stockholders of DDL vote in favor of the approval of the issuance of the Merger Consideration in the Merger; and (c) it will use its best efforts (i) to obtain and furnish the information required to be included by it in the DDL Proxy Statement (and any preliminary version thereof) and to cause the DDL Proxy Statement to be mailed to its stockholders at the earliest practicable time and, (ii) subject to its fiduciary duties under applicable law, to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, including the Merger.

  5.2 Best Efforts. Subject to the terms and conditions herein provided and to applicable fiduciary duties, each of DDL and Sub agrees to use its best efforts to take or cause to be taken all such actions necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article VII and to consummate the transactions contemplated by this Agreement, including, without limitation: (a) in the preparation and filing of the DDL Proxy Statement, the Registration Statement and the Prospectus and any amendments and supplements to any thereof; and (b) the execution of any additional documents necessary to consummate the transactions contemplated hereby.

  5.3 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred by DDL in connection with this Agreement and the transactions contemplated hereby shall be paid by DDL and Sub except as otherwise provided herein.

  5.4 Publicity. Prior to the first to occur of the termination of this Agreement and the second business day following the Effective Time, any written news releases by DDL pertaining to this Agreement or the Merger shall be submitted to Jolt for review and approval prior to release and shall be released only in a form approved by Jolt; provided, however, that (a) such approval shall not be unreasonably delayed or withheld, and (b) such review and approval shall not be required of a release or releases by DDL if in DDL's judgment (exercised in consultation with Counsel to DDL) it would prevent the dissemination of information in such time as may be necessary or appropriate to comply with applicable law or NYSE rules (in which case, however, the text of the announcement, if written, or a written summary thereof, if oral, shall be provided promptly to Jolt).

  5.5 Updating of Exhibits and Disclosures. DDL shall notify Jolt and the Jolt Shareholders of any changes, additions or events that would cause any change in or addition to the DDL Disclosure Document or in or to any Schedules or Exhibits delivered by it under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to such Schedules and Exhibits. No notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in or in connection with this Agreement unless Jolt specifically agrees thereto in writing.

  5.6 Pooling; Reorganization. DDL will not knowingly take any actions that would cause the transactions contemplated hereby, including the Merger, to fail to qualify for "pooling-of-interests" accounting treatment consistent with GAAP and the rules and regulations of the SEC or to be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

  5.7 Tax Covenants. (a) As of the Effective Time and thereafter, DDL will cause Jolt to continue the historic business of Jolt or use a significant portion of the historic business assets of Jolt in a manner that satisfies the continuity of business enterprise requirement described in Section 1.368-1(d) of the regulations under the Code.

  (b) DDL shall timely file, or cause Jolt to timely file, as the case may be, with the Internal Revenue Service and any other applicable governmental or taxing authority, complete and accurate statements and documents, and shall maintain, or cause to be maintained, as the case may be, such reports, records, information and documents, with respect to DDL, Sub and Jolt, as required by Section 1.368-3(a) and 1.368-3(c) of the regulations under the Code or other applicable law relative to the Merger and the qualification of the Merger as a tax-free reorganization for federal income tax purposes.

                                  ARTICLE VI

                               COVENANTS OF JOLT

  6.1 Shareholder Approval. Jolt, acting through its Board of Directors, and in accordance with applicable law, covenants and agrees with DDL that: (a) it will duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable for the purpose of considering and taking action upon this Agreement and the Merger as required by the FBCA; and (b) it will use its best efforts, subject to its fiduciary duties under applicable law, to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

  6.2 Best Efforts. Subject to the terms and conditions herein provided and to applicable fiduciary duties, Jolt and the Jolt Shareholders agree to use their best efforts to take or cause to be taken all such actions necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article VII and to consummate the transactions contemplated by this Agreement, including, without limitation: (a) cooperation in the preparation and filing of the DDL Proxy Statement, the Registration Statement and the Prospectus and any amendments and supplements to any of the foregoing; and (b) the execution of any additional documents necessary to consummate the transactions contemplated hereby.

  6.3 Continuing Investigation; Confidentiality. Jolt covenants and agrees with DDL that DDL may, prior to the Effective Time and through its own employees and agents, make such investigation of the business and assets of Jolt as DDL considers necessary or desirable, it being understood and agreed that such investigation shall have no effect on any representations or warranties hereunder. Jolt covenants and agrees to permit DDL and its representatives to have, after the date hereof, full access at all reasonable times to the premises and to the books and records of Jolt, and the officers of Jolt will furnish to DDL and its representatives such financial and operating data and other information with respect to the business and assets of Jolt as DDL from time to time may reasonably request. In the event of termination of this Agreement, DDL will deliver to Jolt all documents, work papers and other material so obtained before or after the execution hereof and will not itself use, directly or indirectly, any information so obtained or otherwise obtained from Jolt hereunder, or in connection herewith, and will use its best efforts to have all such information kept confidential and not used in any way detrimental to Jolt.

  6.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred by Jolt in connection with this Agreement and the transactions contemplated hereby shall be paid by Jolt and the Jolt Shareholders except as otherwise provided herein.

  6.5 Publicity. Prior to the first to occur of the termination of this Agreement and the second business day following the Effective Time, any written news releases by Jolt or any of the Jolt Shareholders pertaining to this Agreement or the Merger shall be submitted to DDL for review and approval prior to release and shall be released only in a form approved by DDL; provided, however, that such approval shall not be unreasonably delayed or withheld.

  6.6 Updating of Exhibits and Disclosure Documents. Jolt and the Jolt Shareholders shall notify DDL of any changes, additions or events that would cause any change in or addition to the Jolt Disclosure Document or in or to any Schedules or Exhibits delivered by any of them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Jolt Disclosure Document and to all such Schedules and Exhibits. No notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless DDL specifically agrees thereto in writing.

  6.7 Conduct of Business Pending the Closing. Jolt covenants and agrees with DDL that, prior to the Closing, unless DDL shall otherwise consent in writing and except as otherwise contemplated by this Agreement:

    (a) it will not hold any meetings of its Board of Directors, or any committee thereof, or of its shareholders without inviting a representative selected by DDL to attend the same (although such representative may be required to absent himself or herself during that portion of any such meeting that pertains to issues arising under this Agreement);

    (b) it will not (i) amend or restate its charter or bylaws or (ii) split, combine or reclassify any of its securities, or declare, set aside or pay any dividend or other distribution on any of its securities, or make or agree or commit to make any exchange for or redemption of any of its securities payable in cash, stock or property; provided, however, that Jolt shall be permitted to declare, set aside or pay any dividend or other distribution on any of its securities payable in cash, stock or property to the extent that: (A) as of Closing, Jolt's interim financial statements reflect total shareholder's equity of at least $1.5 million and (B) as of Closing, Jolt will have at least $600,000 in cash on its balance sheet;

    (c) it will not (i) issue or agree to issue any additional shares of, or options, warrants or other rights of any kind to acquire any shares of, its capital stock of any class, whether by purchase or conversion or exchange of other securities, or (ii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, in each case other than to issue Jolt Common Stock to Thomas M. Wheeler as necessary to comply with Section 7.2(a);

    (d) its business will be conducted prudently, in the ordinary and usual course, it shall use reasonable efforts to keep intact its business organizations and goodwill, and it shall keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with it;

    (e) it will not terminate any material contract, agreement, commitment or understanding;

    (f) it will not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures in excess of $1,000;

    (g) it will not (1) adopt, enter into or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, employee or consultant or (2) agree to any increase in the compensation (including any bonus) payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, employee or consultant;

    (h) it will not sell, lease, mortgage, encumber or otherwise dispose of or grant any interest in any of its assets or properties;

    (i) it will not enter into any material contract or agreement;

    (j) it will not enter into any capital lease, operating lease or rental agreement for a term exceeding one month; and

    (k) it will not enter into any agreement, commitment or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subsections (e) through (i) above.

  6.8 Pooling; Reorganization. Jolt will not knowingly take any actions that would cause the transactions contemplated hereby, including the Merger, to fail to qualify for "pooling-of-interests" accounting treatment consistent with GAAP and the rules and regulations of the SEC or to be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  7.1 Conditions to Obligations of DDL, Sub and Jolt. The obligations of DDL, Sub and Jolt to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

    (a) Such parties shall have received a copy, certified by the Secretary of Jolt, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the members of the Board of Directors of Jolt by the terms of which resolutions such directors shall have approved this Agreement and recommended the Merger to the Jolt Shareholders and directed the submission of this Agreement and the Merger to a vote of such Shareholders.

    (b) Such parties shall have received a copy, certified by the Secretary of Jolt, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the shares of Jolt Common Stock present in person or represented by proxy at a meeting of the Jolt Shareholders, a quorum being present throughout such meeting, by the terms of which resolutions such Shareholders shall have approved this Agreement and authorized the Merger.

    (c) Such parties shall have received a copy, certified by the Secretary of Sub, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the members of the Board of Directors of Sub by the terms of which resolutions such directors shall have approved this Agreement and recommended the Merger to DDL, as the sole stockholder of Sub, and directed the submission of this Agreement and the Merger to a vote of such stockholder.

    (d) Such parties shall have received a copy, certified by the Secretary of DDL, of resolutions duly adopted (and not subsequently modified or rescinded) by DDL, as the sole stockholder of Sub, by the terms of which resolutions such sole stockholder shall have approved this Agreement and authorized the Merger.

    (e) Such parties shall have received a copy, certified by the Secretary of DDL, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the members of the Board of Directors of DDL by the terms of which resolutions such directors shall have approved this Agreement, recommended the Merger and the issuance of the Merger Consideration to the stockholders of DDL and directed the submission of this Agreement, the Merger and the issuance of the Merger Consideration to a vote of such stockholders.

    (f) This Agreement, the Merger and the issuance of the Merger
  Consideration hereunder shall have been approved by all action necessary on the part of the stockholders of DDL.

    (g) There shall not be in effect any preliminary or permanent injunction or other order by any federal or state authority prohibiting the consummation of the Merger.

    (h) There shall have been obtained all consents that, in the reasonable judgment of each of DDL, Sub and Jolt, are necessary or desirable in connection with the consummation of the transactions contemplated hereby such that, were they not obtained, it would be inadvisable to proceed with the Merger.

    (i) The Merger Consideration shall have been listed on the New York Stock Exchange, subject to official notice of issuance.

  7.2 Conditions to Obligations of DDL and Sub. The obligations of DDL and Sub to effect the Merger shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Effective Time:

    (a) As of Closing, Jolt's interim financial statements will (i) reflect total shareholders' equity of at least $1.5 million and (ii) not include any liabilities owed to Jolt Shareholders. Jolt will have at least $600,000 cash on its balance sheet at the Closing.

    (b) Each Jolt Shareholder shall have executed and delivered to DDL an Affiliate Letter in substantially the form attached hereto as Exhibit 1.2.

    (c) The representations and warranties of Jolt and the Jolt Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except in such respects as would have no Material Adverse Effect on Jolt, as of the Effective Time (as if made at such time).

    (d) Jolt and the Jolt Shareholders shall have performed in all material respects the covenants and agreements required by this Agreement to be performed by them at or prior to the Closing.

    (e) DDL shall have received from Jolt an officers' certificate, executed by the Chief Executive Officer and the Chief Financial Officer of Jolt (in their capacities as such) and dated the Closing Date, confirming satisfaction of the conditions stated in subparagraphs (c) and (d) of
  Section 7.2.

    (f) DDL shall have received: (i) an opinion letter of Counsel to Jolt (or other counsel selected by Jolt and not reasonably rejected by DDL), dated the Closing Date, conforming to the provisions of Sections 4.1, 4.2, 4.3, 4.4, 4.7 and 4.10(c) of this Agreement insofar as such provisions relate to matters of law as distinguished from matters of fact; (ii) a "cold comfort" letter from Jolt's Auditors, dated the Closing Date, in form and substance reasonably satisfactory to DDL; (iii) an opinion letter of the Financial Advisor to DDL to the effect that the Merger is fair to the stockholders of DDL from a financial point of view; and (iv) such other documents as DDL may reasonably request, in each case reasonably satisfactory in form and substance to DDL.

    (g) No Jolt Shareholder shall have exercised dissenter's rights.

    (h) Mitchell Morhaim shall have executed and delivered to DDL an employment and noncompete agreement in a form reasonably acceptable to DDL.

    (i) Jolt shall have obtained a policy of key-man life insurance for Mitchell Morhaim in a form acceptable to DDL.

    (j) Jolt shall have delivered to DDL audited financial statements prepared in accordance with GAAP for the year ending December 31, 1997.

  7.3 Conditions to Obligation of Jolt. The obligation of Jolt to effect the Merger shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Effective Time:

    (a) The representations and warranties of DDL and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except in such respects as would have no Material Adverse Effect on DDL, as of the Effective Time (as if made at such time).

    (b) DDL and Sub shall have performed in all material respects the covenants and agreements required by this Agreement to be performed by them at or prior to the Closing.

    (c) Jolt shall have received from DDL an officer's certificate, executed by the Chief Financial Officer of DDL (in his capacity as such) and dated the Closing Date, confirming satisfaction of the conditions stated in paragraphs (a) and (b) above.

    (d) Jolt shall have received: (i) an opinion letter of Counsel to DDL (or other counsel selected by DDL and not reasonably rejected by Jolt), dated the Closing Date, conforming to the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8 and 3.12(a) of this Agreement insofar as such provisions relate to matters of law as distinguished from matters of fact; and (ii) such other documents as Jolt may reasonably request, in each case reasonably satisfactory in form and substance to Jolt.

                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER

  8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of DDL and the Jolt Shareholders:

    (a) by written consent of DDL and Jolt;

    (b) by DDL or Jolt if (1) any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

  8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and of no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of this Section and of Sections 3.5, 3.6, 3.7, 4.5, 4.6, 4.7, 5.3, 5.4, 6.3, 6.4 and 6.5 and Article IX. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

  8.3 Amendments; Action by the Jolt Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto. The Jolt Shareholders shall act, as elsewhere in this Agreement provided, by a majority in interest of them.

  8.4 Waivers. To the extent permitted by applicable law, DDL and Sub, on the one hand, or Jolt and the Jolt Shareholders, on the other hand, may at any time (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                INDEMNIFICATION

  9.1 Scope. The Jolt Shareholders jointly and severally agree to indemnify, defend and hold DDL, Sub and their respective affiliates, officers, directors, agents, employees, successors and assigns and DDL agrees to indemnify, defend and hold the Jolt Shareholders and their respective affiliates, officers, directors, agents, employees, successors and assigns (collectively, as the case may be, the "Indemnified Parties" or the "Indemnifying Parties") harmless from, against and in respect of all claims, demands, suits, proceedings, liabilities, judgments, losses, obligations, costs, expenses and deficiencies, including legal fees incurred in litigation or otherwise (collectively, "Losses") assessed, sustained or incurred by any of them at any time before the Closing, as well as after the Closing, to the extent that such Losses exceed $50,000, with respect to or arising out of, directly or indirectly, (a) the failure of any representation or warranty made by the Indemnifying Parties in this Agreement, in the Jolt or DDL Disclosure Document or in any Schedule, Exhibit, certificate or other document delivered pursuant hereto to be true and correct in all respects; or (b) the failure of the Indemnifying Parties to perform and comply in all respects with each of their covenants and other agreements stated in this Agreement, in the Jolt or DDL Disclosure Document or in any Schedule or Exhibit hereto or any certificate or other document delivered pursuant hereto. The rights of the Indemnified Parties provided by this Article are in addition to, not in lieu of, any and all other rights and remedies that may be available to them, at common law, in equity or otherwise, at any time.

  9.2 Procedures.

  (a) A party seeking indemnification hereunder shall promptly (i) notify the Indemnifying Parties of any claim by another Person (a "Third Party Claim") asserted against the Indemnified Party that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Parties a written notice (a "Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate, if reasonably possible, of the Losses attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement.

  (b) Not more than thirty days after receipt of a Claim Notice (the "Election Period"), the Indemnifying Parties shall notify the Indemnified Party whether the Indemnifying Parties desire, at their sole cost and expense, to defend the Indemnified Party against the Third Party Claim

  (c) If the Indemnifying Parties notify the Indemnified Party within the Election Period that the Indemnifying Parties elect to assume the defense of the Third Party Claim, then the Indemnifying Parties shall have the right to defend, at their sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Parties to a final conclusion or, subject to the terms of this subsection, compromised or settled by the Indemnifying Parties. The Indemnifying Parties shall have control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnifying Parties shall be solely liable to the third-party claimant for the full amount of such compromise or settlement, subject to the last sentence of this subsection; and provided further that the Indemnifying Parties shall not enter into any such compromise or settlement for other than monetary damages paid by the Indemnifying Parties (specifically, no such settlement or compromise shall be authorized if it involves equitable relief against the Indemnified Party) unless the Indemnified Party consents thereto. The Indemnified Party is hereby authorized, at its sole cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Parties assume the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party may consider necessary or appropriate to protect its interests. If requested by the Indemnifying Parties, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Parties, cooperate with the Indemnifying Parties and their counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any Person. Subject to the foregoing provisions of this subsection concerning equitable relief, the Indemnified Party may at its option participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Parties pursuant to this subsection and shall bear its own costs and expenses with respect to such participation; provided, however, that, notwithstanding the foregoing, the Indemnified Party shall have the right to approve or reject any compromise or settlement involving only the payment of money, but, if the Indemnified Party rejects any compromise or settlement, then the Indemnifying Parties' obligation to indemnify the Indemnified Party thereafter shall be limited to the amount that would have been paid had the settlement been approved by the Indemnified Party.

  (d) If the Indemnifying Parties fail to notify the Indemnified Party within the Election Period that the Indemnifying Parties elect to defend the Indemnified Party pursuant to subsection (b), or if the Indemnifying Parties elect to defend the Indemnified Party pursuant to subsection (b) but fail diligently and promptly to prosecute or compromise or settle such Third Party Claim, then the Indemnified Party shall have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or shall be settled or compromised. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party shall not enter into, without the Indemnifying Parties' consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Parties may at their option participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subsection and shall bear their own costs and expenses with respect of such participation.

  (e) In the event that any Indemnified Party should have a claim for indemnification hereunder that does not involve a Third Party Claim, the Indemnified Party shall, promptly upon becoming aware of the same, transmit to the Indemnifying Parties a written notice (an "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate, if reasonably possible, of the Losses attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Parties do not send the Indemnified Party notice within sixty days after the Indemnity Notice is given that the Indemnifying Parties dispute such claim, then the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Parties hereunder.

  9.3 Survival of Representations and Warranties. The representations, warranties, covenants, indemnities and other agreements of each of the parties to this Agreement shall be unaffected by any investigation made at any time by or on behalf of any Person. The representations and warranties of the parties hereto (and the related rights of the Indemnified Parties to indemnification under this Agreement) shall survive the Closing for a period of three years (and any related Indemnity Notice must be delivered within that period), except for representations and warranties concerning tax matters, which shall survive the Closing for a period of six years (and any related Indemnity Notice must be delivered within that period).

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

  10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or sent by facsimile transmission or by registered or certified mail (postage prepaid), addressed as follows (or to such other address for a party as shall be specified by like notice given at least five days prior thereto):

  if to DDL, then to:

      Mr. Gregory L. Horton
      President and Chief Executive Officer
      DDL Electronics, Inc.
      2151 Anchor Court
      Newbury Park, California 91320
      Fax: (805) 376-9015

  with a copy (which shall not, in itself, constitute notice) to:

      Patrick Daugherty, Esquire
      McGuire Woods Battle & Boothe, L.L.P.
      3700 NationsBank Plaza
      101 S. Tryon Street
      Charlotte, North Carolina 28202-4000
      Fax: (704) 373-8990

  if to Jolt or the Jolt Shareholders, or any of them, then to:

      Thomas M. Wheeler
      Jolt Technology, Inc.
      c/o TMW Enterprises, Inc.
      801 W. Big Beaver, Suite 201
      Troy, MI 48084
      Fax: (248) 362-3033
  with a copy (which shall not, in itself, constitute notice) to:

      Robert Hudson, Esquire
      Berry Moorman P.C.
      600 Woodbridge Place
      Detroit, MI 40726-4302
      Fax: (313) 567-1001

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if delivered personally; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next-day delivery.

  10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  10.3 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between and among the parties, or any of them, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except for assignment of all of the rights and obligations of Sub hereunder, which may be assigned without the consent of any other party so long as the assignee is a wholly-owned subsidiary of DDL; and
(d) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws thereof. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which together shall constitute one agreement.

  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first written above.

DDL ELECTRONICS, INC.

By:   /s/ Gregory L. Horton
   -------------------------------
   Gregory L. Horton
   President and Chief Executive Officer

JOLT TECHNOLOGY, INC.

By:   /s/ Mitchell Morhaim
   -------------------------------
   Mitchell Morhaim

JOLT ACQUISITION CORPORATION

By:   /s/ Gregory L. Horton
   -------------------------------
   Gregory L. Horton
   President

The Jolt Shareholders:                      Jolt Common Stock:

By:   /s/ Thomas M. Wheeler                 14,660 shares
   -------------------------------
   Thomas M. Wheeler

By:   /s/ Charlene A. Gondek                4,000 shares
   -------------------------------
   Charlene A. Gondek

By:   /s/ Mitchell Morhaim                  2,000 shares
   -------------------------------
   Mitchell Morhaim

                                                                    EXHIBIT 1.2

                               AFFILIATE LETTER

                                [Closing Date]

DDL Electronics, Inc.
2151 Anchor Court
Newbury Park, CA 91320
Attention: Mr. Richard K. Vitelle

Ladies and Gentlemen:

  This letter is being delivered to you as contemplated by Section 7.2(b) of that certain Agreement and Plan of Merger dated as of May 28, 1998 among DDL Electronics, Inc. ("DDL"), Jolt Technology, Inc. ("Jolt"), Jolt Acquisition Corporation ("Sub") and the shareholders of Jolt (the "Jolt Shareholders"), including the undersigned (the "Agreement"). Pursuant to Sections 2.1 and 2.5 of the Agreement, Jolt shall be merged with and into Sub (the "Merger"). Subject to the terms and conditions of the Merger, each of the Jolt Shareholders will receive 435.6244 shares (the "DDL Shares") of common stock, par value $.01 per share, of DDL for each share of issued and outstanding capital stock of Jolt (the "Jolt Stock").

  In order to induce you to consummate the transactions contemplated by the Agreement, the undersigned agrees as follows: The undersigned will at no time sell, contract to sell, offer, offer to sell, offer for sale, solicit an offer to buy or otherwise dispose of or attempt to dispose of ("Transfer") any DDL Shares, except pursuant to a registration statement declared effective by the Securities and Exchange Commission or within the limits and in accordance with the applicable provisions of Rule 145 under the Securities Act of 1933, as amended.

  The undersigned is aware that DDL intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code (the "Code") for federal income tax purposes, and the undersigned agrees to treat the transaction in the same manner. The undersigned acknowledges that Section 1.368-1(b) of the regulations under the Code requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code and that this requirement will be satisfied if there is no plan or intention on the part of the Jolt shareholders to Transfer the DDL Shares to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the Jolt Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to Transfer a number of DDL Shares that would cause the foregoing requirement not to be satisfied.

  The undersigned will not Transfer or otherwise reduce his risk relative to the DDL Shares until such time after the consummation of the Merger as financial results covering at least 30 days of the combined operations of DDL and Jolt have been (within the meaning of SEC Accounting Series Release No. 130, as amended) filed by DDL with the SEC or published by DDL in an Annual Report on Form 10-K, a Quarterly Report onForm 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of DDL and Jolt. DDL will make such filing or publication as soon as practicable and will notify the undersigned of the same promptly thereafter. The undersigned will not, during the 30-day period prior to the consummation of the Merger, Transfer or otherwise reduce the undersigned's risk relative to the DDL Shares.

                                          Very truly yours,

                                          -------------------------------------
                                          Name:

                                                                    SCHEDULE 3.2

                             DDL ELECTRONICS, INC.

               SUMMARY OF COMMON SHARES OUTSTANDING AND ISSUABLE

                                                                       SHARES
                                                                     ----------
Shares outstanding.................................................. 24,613,666

Shares reserved for outstanding stock options:
                                                  SHARES
                                      EXERCISE  ISSUABLE AT
                                       PRICE     EXERCISE
                                     ---------- -----------
Employee stock options..............      0.500    269,462
Employee stock options..............      0.688      5,000
Employee stock options..............      0.750    339,400
Employee stock options..............      1.000    115,900
Director stock options..............      1.063    180,000
Employee stock options..............      1.125    461,300
Employee stock options..............      1.250  1,069,329
Employee & director options.........      1.625    252,000
                                                 ---------
                                                 2,692,391            2,692,391
                                                 =========

Shares reserved for warrants:
                                      EXERCISE  OUTSTANDING
                                       PRICE     WARRANTS
                                     ---------- -----------
Series C Warrants...................       2.25    455,000
Series D Warrants...................       1.50     50,000
Series E Warrants...................       2.19  1,500,000
Series G Warrants...................       1.78    424,418
Series H Warrants...................       1.50    300,000
                                                 ---------
                                                 2,729,418            2,729,418
                                                 =========

Shares issuable upon conversion of debentures:
                                        O/S     CONVERSION   SHARES
                                     PRINCIPAL     PRICE    ISSUABLE
                                     ---------- ----------- --------
7% convertible debentures........... $  323,000       2.00  161,500
8-1/2% convertible debentures....... $1,580,000      10.63  148,706
                                                            -------
                                                            310,206     310,206
                                                            =======  ----------
Total outstanding shares on fully diluted basis..................... 30,345,681
Shares underlying stock options available for grant under stock-
 holder approved option plans.......................................  1,130,098
                                                                     ----------
Total shares authorized for listing with NYSE, before giving effect to Jolt merger..................................................... 31,475,779
                                                                     ==========

                                                                    SCHEDULE 3.5

                             DDL ELECTRONICS, INC.

              Brokerage Fee for Merger with Jolt Technology, Inc.

  Pursuant to an agreement between DDL Electronics, Inc. (the "Company"), and Saul Reiss, Esq., the Company will issue 200,000 shares of its Common Stock, $.01 par value, to Mr. Reiss as a brokerage fee upon the consummation of the merger with Jolt Technology, Inc.

                         AGREEMENT AND PLAN OF MERGER

                              DISCLOSURE DOCUMENT

SECTION 3.9(c)(i):

1. During its fiscal year ended June 30, 1996, DDL Electronics, Inc. (the "Company") recognized an income tax benefit associated with its application for federal tax refunds as permitted under Section 172(f) of the Internal Revenue Code. In the aggregate, the Company applied for federal tax refunds of $2,175,000, net of costs associated with applying for such refunds. Through June 30, 1996, the Company had received $1,871,000 of net refunds plus interest on such refunds of $106,000, and has recognized as an income tax benefit $1,110,000 net of certain expenses. The tax returns underlying these refunds are currently being audited by the Internal Revenue Service and a portion of the refunds could be disallowed. Accordingly, the Company has not yet recognized a tax benefit for the remainder of the refunds received to date, or for the refunds still expected to be received. No additional refunds were received during the fiscal year ended June 30, 1997. Nonetheless, the Company feels that its claim for refund and carry back of net operating losses can be substantiated and is supported by law, and that the Company will ultimately collect and retain a substantial portion of the refunds applied for.

SECTION 3.9(d):

1. The employment agreement of the managing director of the Company's DDL Electronics Ltd. subsidiary is currently being renegotiated, and once finalized such agreement is expected to contain a severance provision which is reasonable and consistent with comparable executive management positions in Northern Ireland.

2. Effective June 30, 1997, Bernee D.L. Strom resigned as a director of the Company. In connection therewith, the Company and Ms. Strom entered into an indemnification agreement which provides that the Company will pay any amount which Ms. Strom is legally obligated to pay because of any claims made against Ms. Strom as a result of any act or omission, neglect, or breach of duty related to her service as a director of the Company.

                                                                   SCHEDULE 4.2

                            CAPITALIZATION OF JOLT

  None, except Jolt will issue 10,660 shares of Class A Voting Common Stock to Thomas M. Wheeler to increase the total outstanding shares of common stock from 10,000 to 20,660 shares as of the Closing Date.

                                                                     SECTION 4.4

                         BREACHES AND REQUIRED CONSENTS

  None.

                                                                      APPENDIX B
                            [LETTERHEAD OF NEEDHAM]

                                                               November 25, 1997

          Board of Directors
          DDL Electronics, Inc.
          2151 Anchor Court
          Newbury Park, CA 91320

          Ladies and Gentlemen:

            We understand that DDL Electronics, Inc. ("DDL"), Jolt Technology, Inc. ("Jolt"), and Jolt Acquisition Corporation, a wholly-owned subsidiary of DDL ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") whereby Merger Sub will be merged with and into Jolt and Jolt will become a wholly-owned subsidiary of DDL (the "Merger"). The terms of the Merger will be set forth more fully in the Merger Agreement.

            Pursuant to the proposed Merger Agreement, we understand that at the Effective Time (as defined in the Merger Agreement), all of the issued and outstanding shares of common stock, par value $1.00 per share, of Jolt will be converted into the right to receive an aggregate of 9,000,000 shares of common stock, par value $.01 per share, of DDL (the "DDL Common Stock").

            You have asked us to advise you as to the fairness, from a financial point of view, of the consideration to be proposed to be paid by DDL in the Merger. Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations. We have acted as financial advisor to DDL in connection with the Merger and will receive a fee for our services. In addition, DDL has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

            For purposes of this opinion we have, among other things: (a) reviewed a draft of the Merger Agreement dated November 12, 1997;
          (b) reviewed certain other documents relating to the Merger; (c) reviewed certain publicly available information concerning DDL and certain other relevant financial and operating data of DDL and Jolt made available from the internal records of DDL and Jolt; (d) reviewed the historical stock prices and trading volumes of DDL's common stock; (e) held discussions with members of senior management of DDL and Jolt concerning their current and future business prospects; (f) reviewed certain financial forecasts and projections prepared by the respective managements of DDL and Jolt; (g) compared certain publicly available financial data of companies whose securities are traded in the public markets to similar data for Jolt; (h) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (i) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

            In connection with our review and arriving at our opinion, we have not assumed any responsibility to independently verify any of the foregoing information, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. In addition, we have assumed, with your consent, that (i) the Merger will be accounted for under the pooling-of-interests method of accounting, (ii) the

Merger either will constitute a tax-free reorganization or will not result in materially adverse tax consequences to DDL, (iii) any material liabilities (contingent or otherwise, known or unknown) of DDL and Jolt are as set forth in the consolidated financial statements of DDL and Jolt, respectively, and
(iv) the terms set forth in the executed Merger Agreement will not differ materially from the proposed terms provided to us in the draft Merger Agreement dated November 12, 1997. With respect to DDL's and Jolt's financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of DDL and Jolt. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of DDL or Jolt. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof, and in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical financial and other information which was either publicly available or furnished to us by DDL and Jolt. Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the consideration to be paid by DDL in the Merger and does not address DDL's underlying business decision to engage in the Merger. Our opinion does not constitute a recommendation to any stockholder of DDL as to how such stockholder should vote on the proposed Merger.

  We are not expressing any opinion as to what the value of DDL Common Stock will be when issued to the stockholders of Jolt pursuant to the Merger or the prices at which DDL Common Stock will actually trade at any time.

  In the ordinary course of our business, we may actively trade the equity securities of DDL for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of DDL and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by DDL in the Merger is fair to DDL from a financial point of view.

                                          Very truly yours,

                                          /s/ Needham & Company, Inc.

                                          Needham & Company, Inc.

PROXY                        DDL ELECTRONICS, INC.
                               2151 ANCHOR COURT
                         NEWBURY PARK, CALIFORNIA 91320

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JUNE 26, 1998 AT 10:00 A.M.

  The undersigned hereby appoints Gregory L. Horton and Richard K. Vitelle, and each of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock that the undersigned may be entitled to vote at the 1997 Annual Meeting of Stockholders to be held in Newbury Park, California, on June 26, 1998, at 10:00 a.m., local time, or at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such matters as may properly come before such Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of the 1997 Annual Meeting of Stockholders and of the Proxy Statement is hereby acknowledged.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3. WHERE NO VOTE IS SPECIFIED OR WHERE A VOTE FOR PROPOSAL 3 IS MARKED, THE CUMULATIVE VOTES REPRESENTED BY A PROXY WILL BE CAST, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, IN THE DISCRETION OF THE PROXIES NAMED HEREIN IN ORDER TO ELECT AS MANY NOMINEES AS BELIEVED POSSIBLE UNDER THE THEN PREVAILING CIRCUMSTANCES. UNLESS INDICATED TO THE CONTRARY, IF YOU STRIKE OUT THE NAME OF A NOMINEE, ALL YOUR CUMULATIVE VOTES WILL BE DISTRIBUTED AMONG THE REMAINING NOMINEES IN THE DISCRETION OF THE PROXIES.

  1. A proposal to approve the issuance of Common Stock pursuant to the Merger Agreement with Jolt Technology, Inc. as described in the Proxy Statement.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  2. A proposal to amend the Certificate of Incorporation of the Company to in-crease the number of shares of authorized Common Stock from 50,000,000 to 75,000,000.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                     CONTINUED AND TO BE SIGNED ON REVERSE



  3. Election of Charlene A. Gondek as a Class I Director to continue in office until 1999 and Gregory L. Horton as a Class II Director to continue in office until 2000:

      [_] FOR BOTH NOMINEES LISTED BELOW   [_] WITHHOLD(1)     [_] CUMULATIVE(2)
          (EXCEPT AS MARKED TO THE             AUTHORITY TO VOTE FOR ALL
          CONTRARY BELOW)                      OF THE NOMINEES LISTED BELOW

INSTRUCTION: (1) To withhold authority to vote for any nominee, write "NO" next to that nominee's name; (2) to cumulate votes for any one or more nominees, check the box "CUMULATIVE" and indicate in the space next to the nominee's name the number of votes to be cast, which must equal and not exceed the total num-ber of shares you own multiplied by 2.

               CHARLENE A. GONDEK_________   GREGORY L. HORTON_________

                                             Dated:______________________, 1998

                                             ----------------------------------
                                             Signature of Stockholder(s)

                                             Important: Please sign exactly as
                                             your name(s) appear hereon. Where
                                             shares are held jointly, both
                                             holders should sign. When signing
                                             as attorney, executor,
                                             administrator, trustee or
                                             guardian, please give your full
                                             title as such. If the holder is a
                                             corporation, execute in full
                                             corporate name by authorized
                                             officer.

                                             PLEASE SIGN AND DATE THIS PROXY
                                             AND RETURN IT PROMPTLY IN THE
                                             ENCLOSED ENVELOPE.